                               PURCHASE AGREEMENT

DATED:      As of September __, 2000

BETWEEN:   (1) TEAM COMMUNICATIONS GROUP, INC.
               11818 Wilshire Boulevard, Second Floor
               Los Angeles, California 90025
               (hereinafter called the "Seller" which expression shall where the context so permits include its successors in title and assigns)

           (2) CALL OF THE WILD DISTRIBUTION LLC
               3957 Maplewood Drive
               Seaford, New York 11783
               (hereinafter called "Purchaser" which expression shall where the context so permits include its successors in title and assigns)

WHEREAS:

(A) The Seller owns all rights of whatsoever nature in and to the Series in the Territory (subject to the Discovery License) and Related Receivables (as such terms are defined below).

(B) Purchaser wishes to acquire all of Seller's rights in and to the Series and Related Receivables and the Seller has agreed to assign and transfer the same to Purchaser upon the terms and subject to the conditions hereinafter set forth.

NOW IT IS HEREBY AGREED as follows:

1.      CONDITION PRECEDENT

        The parties' rights and obligations under this Agreement are conditioned upon closing of Purchaser's financing agreement ("Heller Agreement") with Heller EMX, Inc. ("Heller") and the funding of the loan contemplated thereunder.

2.      THE SERIES AND RELATED RECEIVABLES

        (a) The "Series" means the first thirteen (13) one-hour episodes of the television series entitled "Jack London's Call of the Wild" and comprises a connected and continuous series of scenes telling or presenting a complete story and is suitable for public exhibition in any and all media including by means of videograms and television exhibition. The Series is produced by Call of the Wild Productions, Inc. ("Producer"). The Series includes , without limitation, the cinematographic film photoplay and sound records thereof, as well as trailers and clips thereof, produced by means of any photographic, electronic, mechanical or other processes or devises now or hereafter known, invented, used or contemplated, by which photographs, films, drawings, images or other visual reproductions or representations are or may be printed, imprinted, recorded or otherwise preserved on film, tape or any other material of any description (whether translucent or not) for later projection, exhibition or transmission by any means or media now known or hereafter devised, in such manner that the same are or appear to be in motion or in sequence on a screen, mirror, tube or other medium or device, whether or not accompanied by sound record.

        (b) The "Related Receivables" means the right (as assignee of Producer) to receive all CAVCO, GST or other similar grants, subsidies and reimbursements related to the Series whether received prior to, on or after the date of this Agreement.

3.      CREDITS

        As one of the requirements of Delivery (as hereinafter defined) of the Series, the Seller shall deliver to Purchaser a written statement of all of the paid advertising credits Seller is obliged to give to any person, firm or company in connection with the Series, and Purchaser shall appropriately insert or cause to be inserted such credits in all advertising issued by it or under its control and shall impose a similar obligation on all distributors of the Series.

4.      DELIVERY OF THE SERIES

        The Seller agrees and undertakes to deliver the Series to Purchaser on the date the Purchase Price (as defined below) is paid to Seller. "Delivery" of the Series shall be deemed to mean delivery to Purchaser of (i) a laboratory account transfer letter in the form of Schedule 1 attached hereto ("the Lab Account Transfer Letter"), (ii) a written statement of all paid advertising credit obligations relating to the Series, (iii) certificates naming Purchaser, Heller and their respective designees as additional insureds on an errors and omissions insurance policy for the Series, from an underwriter and upon terms in all respects satisfactory to Purchaser and Heller, and (iv) a signed short-form assignment in the form of Schedule 2 attached hereto.

5.      GRANT OF RIGHTS

        (a) For the consideration set forth in sub-clause (b) of this Clause and subject to payment of the Purchase Price (as therein defined) the Seller hereby assigns, sells, transfers, grants and licenses to Purchaser all of Seller's right, title and interest in and to the Series and the Related Receivables (the "Rights"), including without limitation, (i) the sole and exclusive right to sell, distribute, lease, market, license, exhibit, broadcast, reproduce, publicize and otherwise exploit the Series or any elements thereof throughout the universe excluding Canada ("the Territory") in all media now known or hereafter invented in perpetuity, excluding therefrom the two (2) year exclusivity period under Producer's pre-existing three (3) year license agreement with Discovery Communications, Inc. (the "Discovery License") (collectively, "Exploitation"), (ii) the sole and exclusive right to receive and collect all proceeds of Exploitation (including, without limitation, the Pre-Closing Proceeds (as defined in Section 6(k) below), but excluding any license fee payable under the Discovery License) and the Related Receivables, (iii) all rights described on Exhibit A hereto, and
                (iv) all of Seller's right, title and
                interest in, to and under Seller's pre-existing license and sale agreements for the Series ("Pre-Closing Agreements") copies of which are attached hereto as Schedule 3.

        (b) In consideration of the assignment and grant of the Rights herein contained, Purchaser hereby agrees to pay the Seller the sum of US$8,139,428 (the "Purchase Price"), less all Financing Costs (as defined in the Sales Agency Agreement) which are due and payable upon closing of this Agreement. The Purchase Price (net of the aforesaid deduction) shall be payable to Seller upon
                (i) Delivery of the Series to Purchaser, and (ii) satisfaction of the condition precedent specified in Clause 1 above. Concurrently with the payment of the Purchase Price, Seller shall pay to Heller on Purchaser's behalf all Pre-Closing Proceeds (as that term is deferred in Section 6(k) below) by wire transfer to such account as Heller may designate in writing to Purchaser for application under that certain Sales Agency and Minimum Guarantee Agreement ("Sales Agency Agreement") dated September ___, 2000 between Purchaser and Seller.

        (c) Upon closing of this transaction, all Pre-Closing Agreements shall be modified to reflect Seller's assignment thereof to Purchaser, and expressly require the distributors to remit any and all monies payable thereunder directly to the Collection Account (as that term is defined in the Sales Agency Agreement), and all such distributors shall be expressly directed by Seller in writing to make all payments directly to the Collection Account, without any right of offset relating to other transactions between Seller and the applicable distributor. Any monies received by or credited to Seller relating to the Series following the closing of this transaction shall be segregated from Seller's other property, held in trust for Purchaser and Heller, and promptly remitted by Seller to the Collection Account.

6.      SELLER'S WARRANTIES

        The Seller hereby represents and warrants as follows:

        (a) It has the right and authority to enter into this Agreement and that it has obtained all necessary clearances and owns or controls all rights in and to the Series, all proceeds of Exploitation thereof, the Related Receivables, the Pre-Closing Agreements, the Pre-Closing Proceeds, the literary material upon which the Series was based and all music and performances contained in the Series as are necessary to enable it to assign the Rights to Purchaser hereunder;

        (b) The Series will not contain any material which is defamatory or which will violate or infringe any common law or other right (including without limitation any copyright, right of privacy or trademark) of any person, firm or corporation;

        (c) The credits as appearing in the original negatives of the Series will comply with all agreements and undertakings entered into or given in connection with the production of the Series;

        (d) That (i) Seller has good and sufficient licenses from the owners of all literary, dramatic and musical material contained in the Series, or upon which the Series is based, to the extent required to enable Purchaser to exploit the rights granted hereunder and to enter into any and all subdistribution agreements including, without limitation, the Sales Agency and Minimum Guarantee Agreement; and (ii) all amounts and obligations to all third parties with respect to production and delivery of the Series (including, without limitation, all production costs, deferments, profit participations, royalty payments, music synchronization or other music costs, license fees and any residual, supplemental market or other payments to any guild or union) shall have been fully paid and satisfied by Seller and, if any such amounts and/or obligations arise after the delivery of the Series, Seller shall be solely responsible for the payment and/or satisfaction thereof;

        (e) That Seller owns the exclusive right under copyright to distribute the Series as herein described and that Seller has obtained (or caused to be obtained) copyright registration of said Series in the name of the copyright owner in the United States Copyright Office, and shall obtain (or cause to be obtained) any and all renewals thereof, and will prior to closing hereunder furnish Purchaser with copies of the applicable copyright registration certificates;

        (f) That no claims or litigation are pending or threatened, and Seller knows of no dispute which may result in a claim or litigation, which might adversely affect any of the rights granted to Purchaser hereunder;

        (g) That the Pre-Closing Agreements constitute all of the agreements for the license, sale or exploitation of the Series entered into prior to the date hereof;

        (h) That Seller will not negotiate or enter into distribution or subdistribution agreements for the Series in the Territory, and Seller will direct all inquiries therefor to Purchaser or Purchaser's nominee;

        (i) That the Series and Related Receivables are free and clear of any liens, claims or encumbrances whatsoever, except for liens in favor of Heller;

        (j) That the Series and all of the delivery materials relating thereto are of first-class technical quality suitable for all forms of worldwide distribution and exhibition, and that the items delivered to Purchaser pursuant to Section 4 above constitute all materials relating to the Series in Seller's possession or control;

        (k) All sums derived from the Related Receivables and/or the distribution, exhibition or other exploitation of the Series by Seller prior to the effective date of this Agreement (other than the Discovery License) are set forth on Schedule 4 hereto by payor, territory, amount and date (collectively, the "Pre-Closing Proceeds");

        (l) That Producer owns the copyright in the Series and that Seller will cause Producer to provide to Heller a mortgage of copyright and security agreement from Producer in form and substance satisfactory to Heller; and

        (m) That no governmental or other third-party consent or approval is required for Seller to assign the Related Receivables to Purchaser (or to Heller pursuant to the Heller Agreement); that the Related Receivables are not subject to any right of offset or defense on the part of the obligors thereof; that Seller has no reason to believe the Related Receivables will not be payable within 10 months after the date hereof; and that to the best of Seller's knowledge the amount of the Related Receivables shall be not less than US$2.7 million.

7.      CREDITS

        (a) Purchaser shall adhere to the credit schedule supplied by the Seller (or in the absence of a written credit schedule, to the credits contained in the version of the Series delivered hereunder) in the main and/or end titles of the Series and in all advertising with respect thereto.

        (b) On a prospective basis following the date hereof, and solely to the extent Purchaser's sales agent is able to do so in the exercise of its reasonable efforts, Purchaser shall have the right (but not the obligation) to include (or authorize others to include) in the main and end titles of the Series and in all advertising and publicity material for the Series, in a manner which is not inconsistent with other credits for the Series, the words "Distributed by [Purchaser's nominee]," or a similar indication of Purchaser's (or its nominee's) function.

8.      SECURITY INTEREST

        (a) To secure the performance of Seller's obligations to effectuate due and timely Delivery of the Series, and to secure Seller's grant of rights in the Series to Purchaser pursuant to this Agreement, Seller hereby grants to Purchaser a security interest ("Security Interest") in all rights in the Series, the proceeds of Exploitation thereof, and the Related Receivables granted by Seller to Purchaser pursuant to this Agreement.

        (b) With respect to said Security Interest, Purchaser and its successors and assigns shall have all of the rights, powers and privileges of a secured party under the Uniform Commercial Code, the United States Copyright Act, and all other applicable laws, in force from time to time.

        (c) Seller agrees to execute and deliver to Purchaser when requested from time to time, laboratory access letters, UCC Financing Statements and Mortgages of Copyright in form satisfactory to Purchaser for recording purposes, confirming and evidencing Purchaser's Security Interest in and to the Series.

9.      BREACH

        In the event of any breach by Purchaser, the Seller shall have no right to terminate this Agreement or any of the Rights herein granted, or to enjoin the distribution or exploitation of the Series, Seller's sole remedy for breach being limited to an action at law for damages.

10.     INDEMNITY

        Each of Purchaser and the Seller hereby indemnifies the other, its respective officers, directors, agents, employees, parents, subsidiaries, affiliates, successors, and assigns (collectively, the "Indemnified Parties") and hold it and each of them harmless from and against any claim, loss, damage or expense (including reasonable attorneys' fees and expenses) (collectively, "Claims") arising out of or in connection with any breach by Purchaser or the Seller (as the case may be) of any covenant, agreement, representation or warranty made in this Agreement or any agreement, act or omission of Purchaser or the Seller (as the case may be), or its subsidiaries, affiliates, successors or assigns, or the officers, directors, agents or employees of the foregoing. In addition, Seller hereby indemnifies Purchaser and its Indemnified Parties and holds it and each of them harmless from and against any Claims arising from development, production, distribution and/or exploitation of the Series.

11.     ASSIGNMENT

        It is specifically agreed that Purchaser may assign the rights and the benefit of this Agreement to a third party distributor. Purchaser may also assign the rights and the benefit of this Agreement to any bank or financing entity. Seller may not assign or delegate of its rights, duties and/or obligations under this Agreement without Purchaser's and Heller's prior written consent.

12.     NO JOINT VENTURE

        Nothing in this Agreement shall be construed to create or evidence a partnership or agency relationship between the parties hereto. Neither party shall hold itself out contrary to the terms of this Clause and neither party shall become liable because of any representations, acts or omissions of the other. Other than with respect to Heller, this Agreement is not for the benefit of any third party and shall not be deemed to create or evidence any right or remedy of any such third party, whether referred to herein or not.

13.     NO WAIVER

        No waiver by either party hereto of any breach of any provision of this Agreement shall be deemed to be a waiver of (i) any preceding or succeeding breach of the same provision or (ii) any breach of any other provision of this Agreement, and no waiver shall be effective unless made in writing and then only to the extent specifically set forth. The exercise of any rights granted to either party hereunder shall not operate as a waiver of any default or breach on the part of the other party hereto. Each and all of the several rights and remedies of the parties hereunder shall be construed as cumulative and no one of them shall be construed as exclusive of the others or of any right at law.

14.     SEVERABILITY

        Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions of this Agreement and any statute, law or ordinance, contrary to which the parties shall have no legal right to contract the latter shall prevail, but in such event the provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

15.     HEADINGS

        The headings to the Clauses of this Agreement are for convenience only and shall not be considered for any purpose in interpreting or construing this Agreement.

16.     GOVERNING LAW

        Seller agrees that any matter arising under this Agreement may be finally adjudged or determined in any court or courts of the State of New York or of the United States of America having jurisdiction in the State of New York, and Seller hereby submits generally and unconditionally to the jurisdiction of such courts and of any of them in respect of any such matter. Seller hereby irrevocably appoints the Secretary of State of the State of New York as its agent for service of process in the State of New York. If and to the extent permitted by law, service of all writs, processes and summonses in any action, suit or proceeding instituted by Purchaser in any of the courts of the State of New York or of the United States of America may be made upon Seller by the mailing of copies of the same to such party, enclosed in registered or certified mail cover, at the address designated hereinbelow, or to the Secretary of State of the State of New York.

17.     MODIFICATION

        This Agreement, including all Schedules and any other exhibit or attachments made a part hereof, is complete and constitutes the entire agreement between the parties regarding the subject matter hereof, all prior understandings (oral or written) if any having been superseded hereby. No officer, employee or representative of either party has any authority to make any representation or promise in connection with this Agreement or the subject matter hereof which is not contained herein and each party acknowledges that it has not executed this Agreement in reliance upon any such representation or promise. No purported modification or amendment to this Agreement shall be effective unless in writing (which for this purpose shall include an exchange of telexes) signed by the parties hereto and consented to in writing by Heller.

18.     INCONSISTENCY

        In the event of inconsistency or variation between the provisions of this Agreement and any Schedules, exhibits, or attachments made a part hereof, the Agreement shall prevail.

19.     NOTICES

        All notices given hereunder shall be in writing (unless otherwise specified) and shall be sent by personal delivery or prepaid telegram, cable or facsimile or prepaid air mail. The parties' respective addresses for notices shall be as set forth above. Either party may change its address for notices by so advising the other party in writing. All notices given by post shall be deemed given when received but in any event not later than five (5) days from the date of deposit in the mail. All notices sent by facsimile shall be deemed given when received but in any event not later than the day after the date of transmission of such facsimile. All notices given by personal delivery shall be deemed given when received.

               IN WITNESS WHEREOF the Seller and Purchaser have executed this Agreement the day and year first above written.

                                          TEAM COMMUNICATIONS GROUP, INC.
                                          ("Seller")

                                          By:
                                             -----------------------------------
                                          Its:
                                              ----------------------------------


                                          CALL OF THE WILD DISTRIBUTION, LLC
                                          ("Purchaser")

                                          By:
                                             -----------------------------------
                                          Its:
                                              ----------------------------------

                                  SCHEDULE 1-A

                       LABORATORY ACCOUNT TRANSFER LETTER


DATE: As of September __, 2000


International Image Services Corp.

__________________________________

__________________________________

Attention:________________________

               Re: "Call of the Wild" - Episodes 1-13 (the "Series")

Ladies and Gentlemen:

               This letter will confirm that all materials held by you relating to the Series, including but not limited to those listed on Schedule A attached hereto (the "Materials"), are currently in your possession. You are hereby advised that the Materials have been irrevocably assigned and transferred by the undersigned Team Communications Group, Inc. ("Producer") to, and are now the sole and exclusive property of, Call of the Wild Distribution, LLC ("Owner"), and should be vaulted in the name of the Owner. You hereby acknowledge that the Materials on Schedule A are currently in your possession at the above address, and are in commercially acceptable technical quality. You are hereby instructed to honor all directions of the Owner with regard to the Materials, subject to the restrictions set forth in this letter. The Materials are not to be cut, altered or edited in any way, nor are any of the Materials to be removed from your facility at any time, without the express prior written consent of the Owner.

               You agree that you will fill all orders from the Owner or its designees as the case may be, in accordance with the authority granted herein without regard to any liability or obligation of any third party. Further, you agree that you shall not hold Owner liable nor assert or enforce any claim or lien against the Series or any of the Materials, in connection with any unpaid balances of any other parties. You acknowledge that there are currently no unpaid and outstanding charges against the Series account.

               The instructions, authorizations and directions herein contained in favor of Owner are being relied on by Owner and are coupled with an interest and may not be revoked, rescinded or in any way modified without the written consent of Owner.




                                      1A-1

               By signing in the spaces provided below, the signatories agree to all of the terms and conditions herein set forth.

ACKNOWLEDGED AND AGREED TO:

INTERNATIONAL IMAGE SERVICES CORP.
("Laboratory")


By:___________________________________
Its:__________________________________


TEAM COMMUNICATIONS GROUP, INC.
("Producer")


By:___________________________________
Its:__________________________________


CALL OF THE WILD DISTRIBUTION LLC
("Owner")

By:___________________________________
Its:__________________________________




                                      1A-2

                                  SCHEDULE 1-B

                       LABORATORY ACCOUNT TRANSFER LETTER


DATE: As of September __, 2000


Broadcast Standards, Inc.

__________________________________

__________________________________

Attention:________________________


               Re: "Call of the Wild" - Episodes 1-13 (the "Series")

Ladies and Gentlemen:

               This letter will confirm that all materials held by you relating to the Series, including but not limited to those listed on Schedule A attached hereto (the "Materials"), are currently in your possession. You are hereby advised that the Materials have been irrevocably assigned and transferred by the undersigned Team Communications Group, Inc. ("Producer") to, and are now the sole and exclusive property of, Call of the Wild Distribution, LLC ("Owner"), and should be vaulted in the name of the Owner. You hereby acknowledge that the Materials on Schedule A are currently in your possession at the above address, and are in commercially acceptable technical quality. You are hereby instructed to honor all directions of the Owner with regard to the Materials, subject to the restrictions set forth in this letter. The Materials are not to be cut, altered or edited in any way, nor are any of the Materials to be removed from your facility at any time, without the express prior written consent of the Owner.

               You agree that you will fill all orders from the Owner or its designees as the case may be, in accordance with the authority granted herein without regard to any liability or obligation of any third party. Further, you agree that you shall not hold Owner liable nor assert or enforce any claim or lien against the Series or any of the Materials, in connection with any unpaid balances of any other parties. You acknowledge that there are currently no unpaid and outstanding charges against the Series account.

               The instructions, authorizations and directions herein contained in favor of Owner are being relied on by Owner and are coupled with an interest and may not be revoked, rescinded or in any way modified without the written consent of Owner.




                                      1B-1

               By signing in the spaces provided below, the signatories agree to all of the terms and conditions herein set forth.

ACKNOWLEDGED AND AGREED TO:

BROADCAST STANDARDS, INC.
("Laboratory")


By:___________________________________
Its:__________________________________


TEAM COMMUNICATIONS GROUP, INC.
("Producer")


By:___________________________________
Its:__________________________________


CALL OF THE WILD DISTRIBUTION LLC
("Owner")


By:___________________________________
Its:__________________________________





                                      1B-2

                                   SCHEDULE A

                                       TO

                       LABORATORY ACCOUNT TRANSFER LETTER

                                   SCHEDULE 2

                              SHORT-FORM ASSIGNMENT


               For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, TEAM COMMUNICATIONS GROUP, INC. ("Seller") hereby sells and assigns to CALL OF THE WILD DISTRIBUTION LLC ("Purchaser") under copyright and otherwise, all right, title and interest (including, without limitation, all of Seller's rights under copyrights and any renewals and extensions thereof), whether now in existence or hereafter acquired, in and to the television series hereinafter designated "Series" and the proceeds thereof (including, without limitation, the Related Receivables, as that term is defined in the Purchase Agreement described hereinbelow), and the literary and musical material upon which, in whole or in part, the Series is or may be based, including, without limitation, the rights to distribute, license and otherwise exploit the Series in the "Territory" for the "Term" and for the "Media," all as hereinafter specified.

               a. "Series": The first thirteen (13) one-hour episodes of the television series entitled "Jack London's Call of the Wild".

               b. "Territory": The universe excluding (i) Canada and (ii) the United States during the two (2) year exclusivity period under the license agreement between Call of the Wild Productions, Inc. and Discovery Communications, Inc.

               c. "Term": Perpetuity.

               d. "Media": All media (whether now known or hereafter devised).

               This assignment is executed in accordance with, and is subject to the terms and conditions of, that certain Purchase Agreement ("Purchase Agreement") dated as of September __, 2000, between Seller and Purchaser. All capitalized terms used but not defined herein shall have the same meanings as those set forth in the Purchase Agreement.

               Seller hereby appoints Purchaser, its successors and assigns, as its irrevocable attorney-in-fact with the right (but not the obligation), subject to the terms of the Purchase Agreement, (i) to enforce and protect all rights, licenses and privileges granted and assigned herein or pursuant to the Purchase Agreement and granted under any and all copyrights (and renewals and extensions thereof), and (ii) to prevent any infringement of said copyright and to litigate, collect and receive all damages arising from such infringement of such rights, licenses and privileges, using the names of Seller and joining Seller as party plaintiff or defendant in any suit or proceeding (in the discretion of Purchaser). Seller agrees to cooperate with Purchaser in any suit or action instituted by Purchaser hereunder.

               Seller agrees to execute and deliver and cause to be executed and delivered to Purchaser any and all documents and instruments necessary to effect and complete the transfer by Seller of all rights granted and assigned to Purchaser pursuant to the Purchase Agreement. In the event Seller fails to execute and deliver such other documents and instruments after demand


                                      2-1
thereof by Purchaser, Purchaser is hereby authorized and appointed attorney-in-fact of and for Seller to make, execute and deliver any and all such documents and instruments.

               It is understood that Purchaser's aforementioned powers as attorney-in-fact of Seller are powers coupled with an interest and irrevocable.

               This Assignment and the provisions hereof shall be binding upon Seller, its successors and permitted assigns.

               IN WITNESS WHEREOF, the undersigned have executed this short-form assignment by their respective duly authorized officers as of the ___ day of September, 2000.


Date of Execution: September __, 2000.


TEAM COMMUNICATIONS GROUP, INC.
("Seller")


By ___________________________________
Its __________________________________





STATE OF CALIFORNIA          )
                             )ss.
COUNTY OF LOS ANGELES        )


On ____________________ before me, ______________________, a Notary Public, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity(ies) upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.



                                      2-2

                                   SCHEDULE 3

                        COPIES OF PRE-CLOSING AGREEMENTS

                                (to be attached)






                                      3-1

                                   SCHEDULE 4

       DESCRIPTION OF SUMS RECEIVED IN RESPECT OF SERIES PRIOR TO CLOSING



I.      RECEIPTS FROM SALES



NAME OF PAYOR            AMOUNT           TERRITORY            TERM           NO. OF EPISODES
-----------------   ----------------   ----------------   ---------------   -------------------

-----------------   ----------------   ----------------   ---------------   -------------------


II.     RECEIPTS FROM GST REFUNDS
        -------------------------






III.    RECEIPTS FROM CAVCO
        -------------------






IV.     OTHER RECEIPTS
        --------------




                                      4-1

                                   EXHIBIT "A"

                                     RIGHTS

The Rights shall include all of Seller's right, title, and interest in and to the Series (excluding only the two (2) year exclusivity period under Producer's pre-existing three (3) year license agreement with Discovery Communications, Inc. (the "Discovery License"), and further including but not limited to related goods, accounts, contract rights, general intangibles, equipment, copyrights, trademarks, and any proceeds thereof or income therefrom (excluding any license fee payable under the Discovery License). Subject to such exclusion, the Rights shall include, to the extent they are owned by Seller (it being understood that this definition does not constitute a representation that each and all the various rights listed are owned by Seller), without limitation, the scenario, screenplay or script upon which the Series is based, all of the properties thereof, tangible and intangible, whether now in existence or hereafter to be made or produced and whether or not in possession of Seller, and any rights therein and thereto, of every kind and character, including, without limiting the foregoing language, each and all of the following particular rights and properties:

(i) all scenarios, screenplays and/or scripts at every stage of the development of the Series;

(ii) all common law and statutory copyright and other rights in all literary and other properties with respect to the Series ("Literary Properties") that form the basis of the Series or which are or will be incorporated into the Series, all component parts of the same Series consisting of the Literary Properties and other properties, all motion picture rights in and to the story, all treatments of said story and other literary material, together with all preliminary and final screenplays (including the screenplay (the "Screenplay"), and all drafts prior thereto) used and to be used in connection with the Series, and all other literary material upon which the Series is based or from which it is adapted;

(iii) all motion picture rights in and to all music and musical compositions connected with the Series, including, without limitation, all rights to record, re-record, produce, reproduce, or synchronize all of said music and musical compositions in and in connection with motion pictures;

(iv) all exposed and/or delivered negative film, sound tracks, positive prints, cutouts and trims connected with the Series, whether or not in completed form or in some state of completion;

(v) all collateral, allied, subsidiary and merchandising rights appurtenant or related to the Series now or hereafter owned or controlled by Seller, including, without limitation, the following rights: Literary Properties, or the text or any part of the Literary Properties; all rights throughout the world to broadcast, transmit and/or reproduce by means of television (including, without limitation, free, commercially sponsored, sustaining, subscription, cable and pay television) or by any process analogous thereto, now known or hereafter devised, the Series; all rights to produce primarily for television or similar use, by use of film or any other medium now known or hereafter devised, a motion picture or series of motion pictures based upon the Series, the Literary Properties, or any part thereof, including, without limitation, any script, scenario or the like used in the Series; all merchandising rights including, without limitation, all rights to use, exploit, and license others to use and exploit any commercial tie-ups of any kind arising out of or connected with the Literary Properties, the Series, the title or titles of the Series, the characters of the Series or the Literary Properties, or the names or characteristics of such characters and including further, without limitation, any commercial exploitation in connection with or related to the Series or the Literary Properties;

(vi) all statutory copyrights, domestic and foreign, obtained or to be obtained on the Series, together with any and all copyrights obtained or to be obtained in connection with the Series or any underlying or component elements of the Series, including, without limitation, all copyrights on the property described in subparagraphs (i) through (v) of this definition, together with the right to register for copyright, and all rights to renew or extend such registration and the right to sue in the name of Seller or in Purchaser's name for past, present, or future infringements of copyrights;

(vii) all insurance policies connected with the Series and all proceeds which may be derived therefrom;

(viii) all rights to distribute, sell, rent, license the exhibition of, and otherwise exploit and turn to account the Series, the negatives, sound tracks, prints, and motion picture rights in and to the Literary Properties, other literary material upon which the Series is based or from which it is adapted, and such music and musical compositions used or to be used in the Series;

(ix) any and all sums, proceeds, money, products, profits, or increases and any other money profits or increases (as those terms are used in the Uniform Commercial Code or otherwise) or other property obtained or to be obtained from the distribution, exhibition, sale, or other uses or dispositions of the Series or any part of the Series in the Territory, including, without limitation, all proceeds, profits, products, and increases, whether in money or otherwise, from the sale, rental, or licensing of the Series and/or any of the elements of the Series, whether pursuant to the any agreements for sale, rental, licensing or other distribution of the Series ("Distribution Agreements") or otherwise, in any and all media, including collateral, allied, subsidiary, and merchandising rights, and amounts recovered as damages by reason of unfair competition, copyright infringement, breach of any contract or infringement of any rights, or derived therefrom in any manner whatsoever;

(x) the dramatic, non-dramatic, stage, television, radio, and publishing rights, title and interests in and to the Series, to the extent owned by Seller, and the rights to register for copyrights and renewals of same therein, and the right to sue in Seller's name or in the Purchaser's name for past, present, and future infringements of copyright;

(xi) the title of the Series and all rights of Seller to the use thereof, including, without limitation, rights protected pursuant to any trademark, service mark, or unfair competition law, and/or the rules and principles of law related to any other applicable statute, common law decision, or other rule or principle of law;

(xii) all contract rights and general intangibles which grant to any person any right to acquire, produce, develop, reacquire, finance, release, sell, distribute, lease, sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize or otherwise exploit the Series or any rights in the Series, including any and all Distribution Agreements;

(xiii) with respect to the Series, all accounts and/or other rights to payment which Seller presently owns or which may arise in favor of Seller in the future, including, without limitation, any refund under a completion guarantee, all accounts and/or rights to payment due from exhibitors in connection with the distribution of the Series (including all Distribution Agreements), and all accounts and/or rights to payment arising from exploitation of any and all of the collateral, allied, subsidiary, merchandising, and other rights in connection with the Series;

(xiv) any and all "general intangibles" (as that term is defined in the Uniform Commercial Code) in connection with the Series not elsewhere included in this definition, including, without limitation, any and all general intangibles consisting of any right to payment which may arise in the distribution or exploitation of any of the rights set out herein, and any and all general intangible rights in favor of Seller or Purchaser in connection with the Series for services or other performances by any third parties, including actors, writers, directors, individual producers, and/or any and all other performing or non-performing parties or artists in any way connected with the Series, any and all general intangible rights in favor of Seller or Purchaser relating to licenses of sound or other equipment in connection with the Series, and licenses for photographic or other processes, and any and all general intangibles related to the exhibition, distribution or exploitation of the Series including general intangibles related to or which grow out of the exhibition of the Series and the exploitation of any and all other rights in the Series set out in this definition;

(xv) any and all goods including inventory (as that term is defined in the Uniform Commercial Code) which may arise in connection with the creation, production, or delivery of the Series and which goods, pursuant to any production or distribution agreement or otherwise, are owned by Seller;

(xvi) each and all of the rights, regardless of denomination, which arise in connection with the creation, production, completion of production, delivery, distribution, or other exploitation of the Series, including, without limitation, any and all rights in favor of Seller and/or Purchaser, the ownership or control of which are or may become necessary or desirable, in the opinion of Purchaser, in order to complete production of the Series in the event that Purchaser exercises any rights it may have to take over and complete production of the Series;

(xvii) any and all documents issued by any pledgeholder or bailee with respect to the Series or with respect to any negatives, sound tracks or prints (whether or not in completed form) connected therewith;

(xviii) any and all rights of Seller under contracts relating to the production of the Series, which have been delivered to Purchaser pursuant to this Agreement; and

(xix) all of Seller's right, title and interest in and to all Distribution Agreements including, without limitation, the proceeds thereof.

                  SALES AGENCY AND MINIMUM GUARANTEE AGREEMENT

DATED:             September __, 2000

BETWEEN:           (1) TEAM COMMUNICATIONS GROUP, INC.
                       11818 Wilshire Boulevard, Second Floor
                       Los Angeles, California 90025
                       (hereinafter called "Sales Agent" which expression shall where the context so permits include its successors in title and assigns)

                   (2) CALL OF THE WILD DISTRIBUTION LLC 3957 Maplewood Drive
                       Seaford, New York 11783
                       (hereinafter called "Distributor" which expression shall where the context so admits include its successors in title and assigns)

WHEREAS:

(A) Sales Agent and Distributor's affiliate, Abracadabra Entertainment, LLC ("Financier") have entered into (i) that certain Multiple Purchase Agreement/Trade Credit Facility (the "Financing Agreement") dated June 3, 2000, pursuant to which Sales Agent agreed to acquire various television programs, motion pictures, sales agency rights and/or distribution rights from Financier, and (ii) that certain Sale and Purchase Agreement (the "Series Agreement") dated June 23, 2000, relating to the Series.

(B) Distributor wishes to engage Sales Agent to service all of Distributor's rights of distribution and exploitation (excluding only Canada and the pre-existing three (3) year license ("Discovery License") to Discovery Communications, Inc.) in and to thirteen (13) one-hour episodes of the television series entitled "Jack London's Call of the Wild" (the "Series").

(C) Distributor has agreed to pay for the acquisition of the Series and to deliver the same and appoint Sales Agent as its exclusive agent to service all of Distributor's rights of distribution and exploitation therein on Distributor's behalf upon the terms and subject to the conditions hereinafter set forth.

(D) Distributor has obtained acquisition financing for the Series from Heller EMX, Inc. ("Heller") pursuant to a Credit Agreement dated on or about the date hereof (as amended from time to time, the "Heller Credit Agreement") and certain related Loan Documents (as defined in the Heller Credit Agreement) and has assigned all of its rights and interests under this Agreement to Heller as additional security for all Obligations (as defined in the Heller Credit Agreement) owing to Heller.

(E) To induce Heller to enter into the Heller Credit Agreement and provide the financing contemplated thereunder, Sales Agent has become a party to certain agreements in favor of Heller, including, without limitation, a certain Inter-Party Agreement dated on or about the date hereof (the "Inter-Party Agreement") pursuant to which, inter alia, Sales Agent has agreed to pay to Heller 5% of all Gross Receipts (as defined herein) for a period ("Heller Share Payment Term") of twenty-five (25) years from the closing date under the Heller Credit Agreement.

NOW IT IS HEREBY AGREED as follows:

1.      THE SERIES

        Sales Agent acknowledges that it has viewed all episodes of the Series and has approved same.

2.      CREDITS

        Upon Delivery (as hereinafter defined) of the Series, Sales Agent shall continue to comply with such paid advertising credits as Distributor is obliged (pursuant to Distributor's obligations under that certain Purchase Agreement dated September __, 2000 between Distributor and Sales Agent) to give to any person, firm or company in connection with the Series and Sales Agent shall appropriately insert or cause to be inserted such credits in all advertising issued by it or under its control and shall impose a similar obligation on all broadcasters and subdistributors of the Series.

3.      DELIVERY OF THE SERIES

        (a) "Delivery" of the Series shall be deemed to mean delivery to Sales Agent of a laboratory access letter in the form of
                Schedule 1 attached hereto ("the Lab Access Letter"), receipt of which is hereby acknowledged.

        (b) Sales Agent hereby agrees and acknowledges that delivery to it of the Lab Access Letter shall constitute full performance by Distributor of its obligation hereunder and Sales Agent shall have no right to refuse delivery of the Series, to reject the Series or withhold payment of the Minimum Guarantee (as defined below) or any other amounts owing by Sales Agent for any reason whatsoever.

        (c) Sales Agent hereby acknowledges that it has reviewed and approved all relevant underlying documentation relating to the Series and is satisfied that Distributor has all rights necessary to appoint Sales Agent to service the rights granted hereunder and hereby waives any right to reject Delivery of the Series or terminate this Agreement or make any claim against Distributor by reason of any defect in such rights.

4.      SALES AGENCY/GRANT OF RIGHTS

        (a) Subject to due and timely payment of each installment of the Minimum Guarantee (as defined below) and continued compliance with all covenants and other obligations set forth herein and in the Financing Agreement and the Series Agreement, Distributor hereby (i) appoints Sales Agent as its exclusive sales agent to service the distribution of the Series; and (ii) upon (and subject to) due


                                      1A-2
                and timely indefeasible payment in full of the Minimum Guarantee, grants and assigns to Sales Agent all of Distributor's right, title and interest in the Series ("the Rights"); it being understood and agreed that the Rights shall not vest in Sales Agent (and shall remain vested in Distributor) until such indefeasible payment in full of the Minimum Guarantee to Distributor. Notwithstanding such reassignment of the Rights, each of the terms of and all of Sales Agent's obligations arising under Sections 5, 6, 7(a)-(c), 8, 9(a), 13(b), and 14 through 23 of this Agreement shall continue to remain in effect with respect to Sales Agent and Heller and shall be fully enforceable by Heller as a third party beneficiary of this Agreement as more fully provided in the Inter-Party Agreement.

        (b) Sales Agent hereby agrees to pay Distributor the sum of US$8,139,428 plus the Financing Costs (as defined below) (collectively, the "Minimum Guarantee"), which amount shall, to the extent Gross Receipts have not already been received in the Collection Account (as set out in Section 5(b) hereof) become due and payable as specified on Schedule 2 attached hereto or on such earlier date the entire Minimum Guarantee shall become due upon termination of this Agreement; provided, that in determining whether the Minimum Payment (as defined in Section 5(b)(iii) below) has been met for any monthly period, all Additional Amortization Payments (as defined in Section 5(c) below) not previously applied to a prior month's Minimum Payment shall be deducted from the amount which Sales Agent is required to fund to the Collection Account.

        (c) For purposes hereof, the "Financing Costs" shall mean the aggregate of the following: (i) interest on the principal sum of US$8,139,428 at the rate provided in the Heller Credit Agreement which shall generally be equal to the one-month LIBOR plus 462.5 basis points (provided that during the pendency of any event of default, the foregoing interest rate shall be increased by 3%);
                (ii) the closing fee charged by Heller in the amount of two percent (2%) of the amount financed in connection with this Agreement, which is hereby agreed to equal $162,788.56 payable to Heller immediately upon execution of this Agreement and all payments, if any, required pursuant to Section 1.8 {Yield Protection} and/or 1.9 {taxes} and/or any other provisions of the Heller Credit Agreement; (iii) a fee (the "Placement Fee") charged by Distributor in the amount of four percent (4%) of the amount financed in connection with this Agreement, which is hereby agreed to equal $325,577.12, to be deducted and paid to Distributor from the first loan proceeds advanced under the Heller Credit Agreement; (iv) all out-of-pocket fees, costs and expenses (including those of attorneys and consultants) incurred by Distributor's lender in connection with this transaction or under Section 1.3 of the Heller Credit Agreement, including, without limitation, all such amounts incurred after the date hereof in connection with the administration, amendment, restatement, waiver, consent, workout and/or enforcement of any of Distributor's agreements with Heller, this Agreement or any other agreement related to or executed in connection with any of the foregoing; (v) legal fees and costs charged and incurred by Distributor's counsel related to this transaction, including, without limitation, all such amounts incurred after the date hereof in connection with the administration, amendment, restatement, waiver, consent, workout and/or


                                      1A-3
                enforcement of this Agreement and/or any other agreement related to or executed in connection with this Agreement; it being agreed that upon closing of this transaction and funding under the Heller Credit Agreement the sum of $30,000.00 advanced by Sales Agent towards Distributor's legal fees shall be reimbursed to Sales Agent by means of a $30,000.00 reduction in the Placement Fee payable to Distributor; (vi) the appraisal by Arthur Kananack & Associates Inc. which cost $5,000.00; and
                (vii) any costs and expenses related to enforcing this Agreement or terminating this Agreement.

5.      EXPLOITATION REVENUES

        (a) For the purposes of this Agreement, "the Gross Receipts" shall mean all sums derived from the distribution, exhibition or other exploitation of the Series by Sales Agent (excluding the revenues received under the Discovery License), after the deduction therefrom only of fees, commissions and expenses payable to any and all third-party sub-distributors to whom Sales Agent shall license or grant any rights in the Series.

        (b) The Gross Receipts shall be paid directly to the Collection Account (as defined below) and applied each month by the Collection Agent (as defined below) as follows:

                (i) First, sixty-five percent (65%) of such Gross Receipts (excluding any Excluded Revenues, as defined below), shall be applied toward payment of the Minimum Guarantee until indefeasibly paid in full;

                (ii) Second, for the duration of the Heller Share Payment Term, five percent (5%) of Gross Receipts (excluding any Excluded Revenues, as defined below) shall be applied toward payment of the "Heller Share" owing to Heller under the Inter-Party Agreement;

                (iii) Third, thirty percent (30%) of the Gross Receipts (excluding any Excluded Revenues, as defined below) shall be applied toward payment of a sales agency fee owing to Sales Agent (the "Sales Agency Fee"); provided, however, that until the full amount of all installments of the Minimum Guarantee (including, without limitation, all outstanding Financing Costs) which are then due and owing at such time in accordance with Schedule 2 hereto (each such scheduled monthly payment, a "Minimum Payment") have been paid in full, the Gross Receipts payable to the Sales Agent hereunder shall be applied toward payment of the applicable Minimum Payment until paid in full. Moreover, the Sales Agent shall not be entitled to receive its portion of the Gross Receipts at any time (i) any "Event of Default" shall have occurred and be continuing under the Heller Credit Agreement,
                        (ii) a "Sales Agent Default" shall have occurred under the Inter-Party Agreement, or (iii) Sales Agent is in material breach of its obligations, covenants and warranties hereunder, under the Financing Agreement, or under the Series Agreement, during which time Heller, in


                                      1A-4
                        its sole discretion, may elect to apply such amounts toward payment of the Minimum Guarantee in such manner as Heller may deem appropriate; and

                (iv) Last, after indefeasible payment in full of the Minimum Guarantee, the balance of Gross Receipts (net of the Heller Share for the duration of the Heller Share Payment Term) shall be remitted to Sales Agent.

        (c) In the event that during any month, the proceeds distributed toward payment of the Minimum Guarantee under Section 5(b)(i) above exceed the applicable Minimum Payment, the excess amount shall be deemed to be an "Additional Amortization Payment" hereunder and shall be deemed applied to reduce the next applicable Minimum Payment(s).

        (d) For purposes hereof, the "Excluded Revenues" shall mean CAVCO, GST or other similar government grants, subsidies and reimbursements related to the Series whether received prior to, on or after the date of this Agreement.

        (e) Notwithstanding anything to the contrary contained herein, all Excluded Revenues and Sale Proceeds (as defined below) shall be applied to payment of the Minimum Guarantee by ratably prepaying each of the remaining Minimum Payments of the Minimum Guarantee on Schedule 2; provided, that such ratable reduction in the Minimum Payment(s) due to the receipt of Excluded Revenues shall become effective only on and after the date US$2,700,000 of collections from the Excluded Revenues have been received in the Collection Account (the "Excluded Revenue Collection Date"). Until the Excluded Revenue Collection Date, Excluded Revenues will be provisionally applied to the Minimum Payments in inverse order of maturity. Thereafter, the first US$2,700,000 in Excluded Revenues shall be applied as aforesaid to ratably prepay each remaining Minimum Payment, and any Excluded Revenues in excess of US$2,700,000 shall be applied to the remaining Minimum Payments in inverse order of maturity. As used herein, "Sale Proceeds" shall mean any and all proceeds of any sale or assignment of all or substantially all of Sale Agent's rights hereunder in any single or group of related transactions. In computing such ratable reduction, the following procedure shall be used: (1) subtract from the principal balance of the Minimum Guarantee the amount of $2,700,000 (the difference being the "Subtotal"); (2) divide the Subtotal by the number of remaining monthly Minimum Payments due to be paid on the Minimum Guarantee at such time; and (3) the quotient of (2) shall be the new monthly Minimum Payment. Because the recomputation of the Minimum Payment on the Excluded Revenue Collection Date reflects all Additional Amortization Payments and/or other prior prepayments of principal on the Minimum Guarantee, only Additional Amortization Payments and/or prepayments of the principal of the Minimum Guarantee occurring after the Excluded Revenue Collection Date shall be counted toward reducing any Minimum Payment after the Excluded Revenue Collection Date.


                                      1A-5

6.      COLLECTION ACCOUNT

        All Gross Receipts shall be remitted directly by the distributors to the following collection account ("Collection Account") to be administered by Heller ("Collection Agent") in accordance with this agreement:

               -------------------------------

               -------------------------------

               Attention:
                         ---------------------

               Tel:
                   ---------------------------

               Account Name:
                            ------------------

               Account Number:
                              ----------------

               ABA Number:
                          --------------------

        All deal memos and long-form agreements previously entered into by Sales Agent related to the Series will be modified to expressly require the distributors to remit any and all monies directly to the Collection Account, and all such distributors shall be expressly directed by Sales Agent in writing to make all payments directly to the Collection Account, without any right of offset relating to other transactions between Sales Agent and the applicable distributor. In the future, all deal memos and long-form agreements prepared by Sales Agent for the Series shall expressly require the distributors to remit any and all monies directly to the Collection Account, without any right of offset relating to other transactions between Sales Agent and the applicable distributor. Concurrently with execution hereof, Sales Agent and Distributor shall enter into the Inter-Party Agreement with Heller which shall provide for the deposit and payment of all monies in the Collection Account. Any monies received by or credited to Sales Agent relating to the Series shall be segregated from Sales Agent's other property, held in trust for Distributor and Heller and promptly remitted by Sales Agent to the Collection Account for administration as provided above.

7.      SALES AGENT'S WARRANTIES

        Sales Agent hereby warrants and undertakes:

        (a) to distribute and exploit the Series on the best terms reasonably available consistent with good business judgment and professional standards with a view to obtaining the maximum revenues therefrom;

        (b) to deliver to Distributor and Heller copies of all signed agreements with third parties for the distribution or other exploitation of the Series within seven days of receipt thereof by Sales Agent;

        (c) to use its best efforts to procure prompt and accurate accountings and payments from all sub-distributors of the Series and to send to Distributor and Heller copies of all such accountings within seven days of receipt thereof by Sales Agent; and


                                      1A-6

        (d) that all of the agreements, representations and warranties made by Sales Agent in the Financing Agreement and the Series Agreement are hereby reaffirmed, which agreements, representations and warranties shall be deemed to apply, as appropriate, to the Series and to this Agreement; it being expressly understood and agreed that this Agreement and all documents, instruments and agreements executed and/or delivered by Sales Agent hereunder shall be deemed to be documents, instruments and agreements executed and/or delivered by Sales Agent under, pursuant to and in connection with the Financing Agreement and the Series Agreement, and that the transaction contemplated herein shall be deemed to be a transaction contemplated in the Financing Agreement and the Series Agreement. In the event of any direct conflict between the terms of this Agreement and any of the Financing Agreement or Series Agreement, this Agreement shall be deemed to govern.

8.      ACCOUNTINGS AND AUDITS

        (a) Sales Agent shall furnish to Distributor and Heller within thirty days after the close of each Accounting Period (as hereinafter defined) detailed itemized statements of all Gross Receipts collected during such Accounting Period identifying name of payor, the amount received from such payor, the territory in which the payor has been licensed rights in the Series, the term of the relevant license and the episodes covered by such payment, together with copies of all licenses and sale agreements for the Series entered into during such Accounting Period. For the purposes of this Agreement "Accounting Period" shall mean (i) each calendar month for a period of three years commencing with the month in which this Agreement becomes effective and (ii) thereafter each period of three calendar months. All such statements shall set forth details of all payments due in accordance with Clause 5 hereof.

        (b) Sales Agent shall keep detailed and proper books and records of account in connection with its activities hereunder and the collection of Gross Receipts separate from accounts of any other programs whatsoever and in customary and convenient form and in accordance with proper book-keeping and accounting practice and standards. Distributor and/or Heller shall be entitled prior to the payment in full of the Minimum Guarantee (at Sales Agent's sole cost and expense) and at all reasonable times thereafter (at Distributor's and/or Heller's sole cost and expense) to audit Sales Agent's books and records in relation to the Series and to make copies thereof during normal business hours and upon reasonable notice and Sales Agent agrees to provide reasonable facilities for such purposes and to generally assist and provide such information as may reasonably be requested in connection therewith. In the event that such audit discloses an underpayment to Distributor in excess of ten percent (10%) or $10,000 (whichever is the lesser) in the Accounting Period under inspection Sales Agent shall pay the reasonable and proper costs of the inspection in addition to the understated sums due together with interest on such underpayments at the rate (the "Default Rate") of 4% over the then applicable prime or base rate utilized by


                                      1A-7

                Heller or any successor or assign thereof from time to time in effect from the date such sums were due to the date of actual payment.

9.      COLLECTION OF GROSS RECEIPTS; OWNERSHIP

        (a) If by virtue of any legal or exchange control restriction any remittance and/or collection of Gross Receipts into the Collection Account shall not be possible, Sales Agent shall so inform Distributor and Heller and supply Distributor and Heller with details of such restriction and shall use its best efforts to procure that any sums due to Distributor or Heller so restricted are maintained in a bank account in the country so restricted with a bank acceptable to Distributor and Heller in the name of Distributor or Heller, as Heller may direct.

        (b) Until indefeasible payment in full of the Minimum Guarantee to Distributor, the Series and all rights therein (including the rights represented by Sales Agent), together with all proceeds derived therefrom, shall at all times be the sole and exclusive property of Distributor, it being understood and agreed that Sales Agent shall have no ownership interest whatsoever in the foregoing and Sales Agent's entitlements hereunder shall be solely contractual in nature.

        (c) All contracts for the Series entered into by Sales Agent shall be in Distributor's name.

10.     CREDITS

        (a) Sales Agent shall strictly adhere to the credit schedule supplied by Distributor (or in the absence of a written credit schedule to the credits contained in the version of the Series delivered hereunder) in the main and/or end titles of the Series and in all advertising and publicity with respect thereto.

        (b) Sales Agent shall have the right (but not the obligation) to include in the main and end titles of the Series and in all advertising and publicity material for the Series, in a manner which is not inconsistent with other credits for the Series, the-words "Distributed by Team Communication Group, Inc." or a similar indication of Sales Agent's function.

        (c) Sales Agent will use its best efforts, on a prospective basis, to provide screen credit to Distributor as follows: "Financing arranged in part by Abracadabra Entertainment, LLC and O'Dea & Company."

11.     FINANCIAL COVENANTS

        Sales Agent understands and agrees that it is of the essence of this Agreement that Sales Agent maintain the minimum financial conditions specified in the Financing Agreement and the Series Agreement (as applicable) at all times hereunder.


                                      1A-8

12.     BREACH

        (a) In the event Distributor has not received the Minimum Guarantee in full upon the due dates as set out in sub-clause 4 (b) (time being of the essence), Distributor shall be entitled at any time thereafter to terminate this Agreement by notice in writing to Sales Agent effective immediately but without prejudice to any other rights remedies available to Distributor.

        (b) Any of the following occurrences shall constitute a material breach of this Agreement by Sales Agent (a "Material Breach") and at any time after the occurrence thereof Distributor shall have the right to terminate this Agreement, effective immediately (unless otherwise specified below), without prejudice to any other rights or remedies available to
                Distributor:

                (i) any failure to account to or pay any sum due to Distributor and/or its designee as and when required hereunder, which failure is not cured within three (3) days following written notification thereof to Sales Agent, it being agreed that time is of the essence with regard to all accounting and payments save insofar as any failure is due to the default of the Collection Agent;

                (ii) Sales Agent's failure to maintain each and every of the financial covenants specified in the Financing Agreement and the Series Agreement (as applicable), which failure is not cured within thirty (30) days following written notification thereof to Sales Agent;

                (iii) the obtaining by any party of any final judgment against Sales Agent in excess of $100,000, which judgment is not paid or discharged within sixty (60) days;

                (iv) the filing of any voluntary or involuntary petition in bankruptcy or institution of any other insolvency proceeding by or against Sales Agent;

                (v) the appointment of a trustee, receiver or similar official for a substantial portion of Sales Agent's assets or the rejection of this Agreement by any such person;

                (vi) Sales Agent's making of a general assignment for the benefit of creditors;

                (vii) the sale or merger of Sales Agent, except for a Permitted Transaction (as defined in the Inter-Party Agreement);

                (viii) any breach or default under any other financing agreement or guaranty to which Sales Agent is a party, which breach or default has a claim value in excess of $100,000 and results in acceleration of payments owing under such agreement;


                                      1A-9

                (ix) failure to furnish Distributor with financial statements and covenant calculations as and when required under the Financing Agreement and the Series Agreement, which failure is not cured within seven (7) days following written notification thereof to Sales Agent;

                (x) Sales Agent ceasing to engage in the business of Series distribution;

                (xi) Sales Agent's failure to remedy completely any other breach of any of the provisions of this Agreement, the Financing Agreement or the Series Agreement, which failure is not cured within thirty (30) days following written notification thereof to Sales Agent; and/or

                (xii) the occurrence of a "Sales Agent Default" under the Inter-Party Agreement which is not cured within any applicable grace period.

13.     TERMINATION

        (a) Upon the termination of this Agreement by Distributor following a Material Breach, the following shall apply:

                (i) The appointment of Sales Agent hereunder shall terminate and any and all rights and materials held by Sales Agent relating to the Series shall revert to Distributor absolutely. Distributor shall be free to deal with the Series as it sees fit in its sole discretion.

                (ii) Any amount of the Minimum Guarantee then unpaid shall immediately become due and payable and Distributor shall render an invoice to Sales Agent for such amount. For the avoidance of doubt, the Minimum Guarantee shall be payable in full in such event notwithstanding the termination of this Agreement and termination of Sales Agent's engagement hereunder, and notwithstanding any re-licensing of the Series to others by Distributor (or by its successors or assigns).

                (iii) Distributor (or its designee) shall have the right to collect and retain for its own account all monies due or to become due to Sales Agent under any license or agreement theretofore made by Sales Agent with respect to the exhibition, distribution or other exploitation of the Series, all such licenses and agreements, and all monies thereunder, being automatically assigned to Distributor in such event (if not already in Distributor's name). Sales Agent shall execute and deliver to Distributor any and all further assignments and instruments deemed by Distributor necessary or desirable to evidence or effectuate such assignment and, if Sales Agent fails or refuses to execute to deliver to Distributor any such assignment or instrument upon ten
                        (10) days' written notice, then Sales Agent hereby irrevocably appoints Distributor Sales Agent's agent (and where appropriate attorney-in-fact) for the purpose of execution and delivery of all such assignments and instruments in Sales Agent's name or otherwise, such appointment being coupled with an interest.


                                     1A-10

                (iv) Distributor shall continue to be entitled, notwithstanding termination of this Agreement, to incur and to recover from Sales Agent reasonable attorneys' fees and expenses in order to enforce the provisions of this Agreement.

                (v) Distributor shall be entitled to exercise any of the rights herein provided in addition to and without prejudice to any other rights or remedies Distributor may have against Sales Agent under this Agreement or at law or in equity.

        (b) Sales Agent shall have no right of termination of this Agreement and/or any rights in the nature of injunction and the like against Distributor or the Series or any right to withhold or retain monies payable to Distributor hereunder and in the event of a breach hereof by Distributor, Sales Agent's sole right shall be an action at law for damages.

14.     CONFIDENTIALITY

        Sales Agent, its owners, affiliates, employees and counsel recognize that the identity of Distributor's lender and collateral sources and the nature of Distributor's finance methods are confidential, proprietary to Distributor, have competitive value, and are not intended to be divulged by Sales Agent to any third party. Accordingly, Sales Agent, its owners, affiliates, employees and counsel agree not to divulge any information related to the identity of Distributor's lender and collateral sources or the nature of its financing methods which may come into their possession without Distributor's prior written permission or unless required by law.

15.     INDEMNITY

        Sales Agent hereby indemnifies and agrees to keep indemnified each of Distributor and Heller together with their respective officers, directors, agents, employees, parents, subsidiaries, affiliates, successors, and assigns, (collectively, "Indemnified Parties") and hold each of them harmless from and against any claim, loss, damage or expense (including reasonable attorneys' fees and expenses) (collectively, "Claims") arising out of or in connection with any breach by Sales Agent of any covenant, agreement, representation or warranty made in this Agreement or any agreement, act or omission of Sales Agent or its respective subsidiaries, affiliates, successors or assigns, or the officers, directors, agents or employees of the foregoing. In addition, Sales Agent hereby indemnifies Distributor, Heller and the Indemnified Parties and holds each of them harmless from and against any Claims arising from the development, production, distribution and/or exploitation of the Series.

16.     ASSIGNMENT

        Neither this Agreement nor any rights granted hereunder may be assigned or otherwise disposed of by Sales Agent either voluntarily or by operation of law, without the written consent of Distributor, but this shall not prevent Sales Agent from engaging sub-distributors, or sub-licensees for the purpose of exploiting the Rights. Distributor shall be


                                     1A-11
        entitled to freely assign license or otherwise deal with the benefit of this Agreement. The parties hereto acknowledge and agree that Distributor has assigned all of its rights and interests in this Agreement to Heller as security for its obligations under the Heller Credit Agreement. In addition, Distributor and Sales Agent acknowledge that pursuant to the Inter-Party Agreement, Heller has an interest in a portion of the Gross Receipts during the Heller Share Payment Term, which interest shall survive the repayment of the Minimum Guarantee and all obligations owing under the Heller Credit Agreement. As a result, Distributor and Sales Agent each acknowledge and agree that Heller is a third party beneficiary under this Agreement and may enforce the terms of this Agreement as though it were a party hereto.

17.     NO JOINT VENTURE

        Nothing in this Agreement shall be construed to create or evidence a partnership or agency relationship between the parties hereto. Neither party shall hold itself out contrary to the items of this Clause and neither party shall become liable because of any representations, act or omissions of the other. This Agreement is not for the benefit of any third party and shall not be deemed to create or evidence any right or remedy of such third party, whether referred to herein or not.

18.     NO WAIVER

        No waiver by either party hereto of any breach of any provision of this Agreement shall be deemed to be a waiver of (i) any preceding or succeeding breach of the same provision or (ii) any breach of any other provision of this Agreement, and no waiver shall be effective unless made in writing and then only to the extent specifically set forth. Moreover, no waiver of any obligations, duties or other noncompliance of Sales Agent under this Agreement shall be effective unless approved in writing by Heller. The exercise of any rights granted to either party hereunder shall not operate as a waiver of any default or breach on the part of the other part hereto. Each and all of the several rights and remedies of the parties hereunder shall be construed as cumulative and no one of them as exclusive of the others or of any right or priority allowed by law.

19.     SEVERABILITY

        Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions of this Agreement and any statute, law or ordinance, contrary to which the parties shall have no legal right to contract the latter shall prevail, but in such event the provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

20.     HEADINGS

        The headings to the Clauses of this Agreement are for convenience only and shall not be considered for any purpose in interpreting or construing this Agreement.


                                     1A-12

21.     GOVERNING LAW

        Sales Agent agrees that any matter arising under this Agreement may be finally adjudged or determined in any court or courts of the State of New York or of the United States of America having jurisdiction in the State of New York, and Sales Agent hereby submits generally and unconditionally to the jurisdiction of such courts and of any of them in respect of any such matter. Sales Agent hereby irrevocably appoints the Secretary of State of the State of New York as its agent for service of process in the State of New York. If and to the extent permitted by law, service of all writs, processes and summonses in any action, suit or proceeding instituted by Distributor in any of the courts of the State of New York or of the United States of America may be made upon Sales Agent by the mailing of copies of the same to such party, enclosed in registered or certified mail cover, at the address designated hereinabove, or to the Secretary of State of the State of New York.

22.     MODIFICATION

        This Agreement, including all Schedules and any other exhibits or attachments made a part hereof, together with the Inter-Party Agreement, the Purchase Agreement, the Financing Agreement and the Series Agreement referenced in Recital (A) hereto, are complete and constitute the entire agreement between the parties regarding the subject matter hereof, all prior understandings (oral or written) if any having been superseded hereby. No officer, employee or representative of either party has any authority to make any representation or promise in connection with this Agreement or the subject matter hereof which is not contained herein or in the Inter-Party Agreement, the Purchase Agreement, the Financing Agreement or in the Series Agreement and each party acknowledges that it has not executed this Agreement in reliance upon any such representation or promise. No purported modification or amendment to this Agreement or the Financing Agreement or the Series Agreement shall be effective unless in writing (which for this purpose shall include an exchange of telexes) signed by the parties hereto and approved in writing by Heller.

23.     INCONSISTENCY

        In the event of inconsistency or variation between the provisions of this Agreement and any Schedules, exhibits, or attachments made a part hereof, this Agreement shall prevail.

24.     NOTICES

        All notices given hereunder shall be in writing (unless otherwise specified) and shall be sent by personal delivery or facsimile or prepaid air mail. Distributor's and Sales Agent's respective addresses for notices shall be as set forth above. Either party may change its address for notices by so advising the other party in writing. All notices given by post shall be deemed given when received but in any event not later than five (5) days from the date of deposit in the mail. All notices sent by facsimile shall be deemed given when received but in any event not later than one (1) day from the date of transmission of


                                     1A-13
        such facsimile. All notices given by personal delivery shall be deemed given when received.

                            [Signature Page Follows]


                                     1A-14

IN WITNESS WHEREOF Distributor and Sales Agent have executed this Agreement the day and year first above written.

                            CALL OF THE WILD DISTRIBUTION, LLC
                            ("Distributor")

                            By:
                               -------------------------------

                            Its:
                                ------------------------------

                            TEAM COMMUNICATIONS GROUP, INC.
                            ("Sales Agent")

                            By:
                               -------------------------------

                            Its:
                                ------------------------------


        [Signature Page to Sales Agency and Minimum Guarantee Agreement]

                                  SCHEDULE 1-A

                            LABORATORY ACCESS LETTER

DATE:          September __, 2000

TO:            International Image Services, Inc. ("Laboratory")

FROM:          Call of the Wild Distribution LLC

RE: Episode 1-13 of the one-hour television series entitled "Jack London's Call of the Wild (the "Series")

Call of the Wild Distribution LLC ("Owner") has on deposit with you certain materials specified in the attached Schedule A and related to the Series identified above. In accordance with the agreement ("Agreement") between Owner and Team Communications Group, Inc. ("Sales Agent"), for the licensing of certain rights in the Series to be serviced by Sales Agent on Owner's behalf, you are directed as follows:

1. You are hereby authorized by Owner and irrevocably directed to honor any and all laboratory services ordered by Sales Agent or its assignees during the term of the Agreement.

2. The delivery of materials requested by Sales Agent will be at the sole cost and expense of Sales Agent without regard to any liability or obligation of Owner or third parties to any laboratory and you agree that Owner shall not be held responsible nor shall any lien be asserted against Owner based on any obligations of Sales Agent or its assignees for any work, labor or services performed at the request of Sales Agent or its assignees.

3. You also agree not to look to Sales Agent or assert any lien against Sales Agent for any obligation owed to you for any work, labor or services performed at the request of Owner or any other party.

4. The materials identified in the attached schedule will not be removed from your possession absent written approval by Owner, unless the party that will in the future possess the materials is a laboratory approved by Owner which provides Owner with a laboratory access letter granting the same rights identified in this letter.

5. The acknowledgments, agreements and authorizations contained in this letter shall be irrevocable, and Laboratory is hereby authorized to act on same.


                                      1A-1

6. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

Please confirm your agreement to the foregoing by signing below:


CALL OF THE WILD DISTRIBUTION LLC
("Owner")

By:
   -------------------------------

Its:
    ------------------------------

TEAM COMMUNICATIONS GROUP, INC.
("Sales Agent")

By:
   -------------------------------

Its:
    ------------------------------



AGREED:

INTERNATIONAL IMAGE SERVICES, INC.
("Laboratory")

By:
   -------------------------------

Its:
    ------------------------------


                                      1A-2

                                  SCHEDULE 1-B

                            LABORATORY ACCESS LETTER

DATE:          September __, 2000

TO:            Broadcast Systems, Inc. ("Laboratory")

FROM:          Call of the Wild Distribution LLC

RE: Episode 1-13 of the one-hour television series entitled "Jack London's Call of the Wild (the "Series")

Call of the Wild Distribution LLC ("Owner") has on deposit with you certain materials specified in the attached Schedule A and related to the Series identified above. In accordance with the agreement ("Agreement") between Owner and Team Communications Group, Inc. ("Sales Agent"), for the licensing of certain rights in the Series to be serviced by Sales Agent on Owner's behalf, you are directed as follows:

6. You are hereby authorized by Owner and irrevocably directed to honor any and all laboratory services ordered by Sales Agent or its assignees during the term of the Agreement.

7. The delivery of materials requested by Sales Agent will be at the sole cost and expense of Sales Agent without regard to any liability or obligation of Owner or third parties to any laboratory and you agree that Owner shall not be held responsible nor shall any lien be asserted against Owner based on any obligations of Sales Agent or its assignees for any work, labor or services performed at the request of Sales Agent or its assignees.

8. You also agree not to look to Sales Agent or assert any lien against Sales Agent for any obligation owed to you for any work, labor or services performed at the request of Owner or any other party.

9. The materials identified in the attached schedule will not be removed from your possession absent written approval by Owner, unless the party that will in the future possess the materials is a laboratory approved by Owner which provides Owner with a laboratory access letter granting the same rights identified in this letter.

10. The acknowledgments, agreements and authorizations contained in this letter shall be irrevocable, and Laboratory is hereby authorized to act on same.


                                      1B-1

6. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

Please confirm your agreement to the foregoing by signing below:


CALL OF THE WILD DISTRIBUTION LLC
("Owner")

By:
   -------------------------------

Its:
    ------------------------------


TEAM COMMUNICATIONS GROUP, INC.
("Sales Agent")

By:
   -------------------------------

Its:
    ------------------------------



AGREED:

BROADCAST SYSTEMS, INC.
("Laboratory")

By:
   -------------------------------

Its:
    ------------------------------


                                      1B-2

                                   SCHEDULE A

                           TO LABORATORY ACCESS LETTER

The following described materials are in possession of Laboratory, are of first class technical quality or can be manufactured with materials which are of first class technical quality, currently in possession of Laboratory:

                                   SCHEDULE 2

                            MINIMUM PAYMENT SCHEDULE

The Minimum Payment for each month shall be equal to $339,143 plus all accrued and unpaid Financing Costs; provided that from and after the Excluded Revenue Collection Date, the amount of the Minimum Payment for each month shall be (i) a reduced principal amount determined in accordance with Section 5(e) of the Agreement, plus (ii) all accrued and unpaid Financing Costs. The first Minimum Payment shall be due one month from the date of the closing and funding under the Heller Credit Agreement and each successive Minimum Payment shall be due on each successive one month period occurring thereafter until the entire amount of the Guaranteed Minimum has been paid in full.


                                      2-1

                             INTER-PARTY AGREEMENT


              This INTER-PARTY AGREEMENT, dated as of October _______, 2000, by and among CALL OF THE WILD DISTRIBUTION, LLC ("Borrower"), HELLER EMX, INC., individually as a Lender and as Agent for the Lenders ("Heller") and TEAM COMMUNICATIONS GROUP, INC. ("Sales Agent").

                                    RECITALS



              WHEREAS, pursuant to that certain Purchase Agreement dated on or about the date hereof between Borrower and Sales Agent (the "Purchase Agreement"), Sales Agent has agreed to assign and transfer all of its right, title and interest in and to the Series and the Related Receivables (as such terms are defined in the Purchase Agreement) to Borrower;

              WHEREAS, pursuant to that certain Sales Agency and Minimum Guarantee Agreement (the "Sales Agent Agreement") dated on or about the date hereof between Borrower and Sales Agent, Sales Agent has been exclusively engaged to service the distribution of the Series throughout the Territory and all media;

              WHEREAS, Borrower and Heller are parties to a certain Credit Agreement dated on or about the date hereof (as amended, restated or otherwise modified from time to time, the "Credit Agreement") and certain Loan Documents (as defined in the Credit Agreement) related thereto pursuant to which Heller has agreed to make a loan (the "Loan") to Borrower to enable Borrower to acquire the Series and Related Receivables under the Purchase Agreement from Sales Agent while appointing Sales Agent as its exclusive agent for exploiting the distribution rights in the Series pursuant to the Sales Agent Agreement;

              WHEREAS, pursuant to the Sales Agent Agreement, once the Minimum Guarantee (as defined in the Sales Agent Agreement) has been indefeasibly paid in full, all of Borrower's rights in and to the Series shall revest in Sales Agent;

              WHEREAS, to induce Heller to enter into the Credit Agreement and provide the financing contemplated thereunder, Borrower and Sales Agent have agreed to enter into this Agreement which shall survive the payment in full of the Minimum Guarantee and the Obligations (as defined in the Credit Agreement).

              NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

              SECTION 1. Definitions.

                     1.1 Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement. The following capitalized terms shall have the meanings set forth below:

                     "Additional Amortization Payments" shall have the meaning ascribed to such term in the Sales Agent Agreement.

                     "Cash Equivalents" means: (i) marketable securities (A) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (B) issued by any agency of the United States government the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after acquisition thereof and having, at the time of acquisition, a rating of at least A-1 from Standard & Poor's Ratings Group ("S&P") or at least P-1 from Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances issued or accepted by any Heller or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that is at least (A) "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (B) has Tier 1 capital (as defined in such regulations) of not less than $250,000,000, in each case maturing within one year after issuance or acceptance thereof; and (v) shares of any money market mutual or similar funds that (A) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (B) has net assets of not less than $500,000,000 and (C) has the highest rating obtainable from either S&P or Moody's.

                     "CIBC Transaction" shall mean the creation and funding of Team TV Fund, LLP (the "Fund") (or such other name as may be agreed by Sales Agent), which funding shall consist of $7.5 million of equity and $67,500,000 of debt, which debt is non-recourse to the Sales Agent. In connection with the CIBC Transaction, Sales Agent is expressly permitted to (i) invest up to $5,000,000 in the equity of the Fund, (ii) defer distribution fees for Product (as defined in the definition of "Ordinary Course of Business") acquired from the Fund,
(iii) repurchase any Product from the Fund, (iv) transfer rights to any Product owned or controlled by Sales Agent to the Fund, and (v) make any production advances and guarantees which it deems appropriate to acquire Product from the Fund.


                     "Collection Account" shall have the meaning ascribed to such term in the Sales Agent Agreement.

                     "Contingent Obligation," as applied to any Person, means any direct or indirect liability of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates; (iv) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or (v) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

                     "Contractual Obligations," as applied to any Person, means any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including, without limitation, the Sales Agent Documents.

                     "Discovery License" shall have the meaning ascribed to such term in the Sales Agent Agreement.

                     "Gross Receipts" shall have the meaning ascribed to such term in the Sales Agent Agreement.

                     "Guaranteed Obligations" shall have the meaning set forth in Section 6 hereof.

                     "Heller Share" shall have the meaning set forth in Section 5 hereof.

                     "Heller Share Term" shall mean a period of 25 years from and after the Closing Date (as defined in the Credit Agreement) unless earlier terminated in accordance with Section 5.3 hereof.

                     "Investment" means (i) any direct or indirect purchase or other acquisition by Sales Agent or any of its Subsidiaries of any beneficial interest in, including stock, partnership interest or other equity securities of, or ownership interest in, any other Person; and (ii) any direct or indirect loan, advance or capital contribution by Sales Agent or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the Ordinary Course of Business.

                     "Loan Repayment Date" shall have the meaning set forth in
Section 5 hereof.

                     "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Sales Agent or (b) the impairment of the ability of Sales Agent to perform its obligations under this Agreement, any Sales Agent Document or Loan Document to which it is a party or of Heller to enforce any Loan Document or collect any of the Minimum Guarantee or the Guaranteed Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect. "Minimum Guarantee" shall have the meaning ascribed to such term in the Sales Agent Agreement.

                     "Minimum Payment" shall have the meaning ascribed to such term in the Sales Agent Agreement.

                     "Ordinary Course of Business" shall mean the operation of the Sales Agent in the filmed entertainment business as conducted, at any time, in Los Angeles California and New York, including, but not limited to, the business of developing, producing, acquiring, marketing and otherwise exploiting filmed entertainment product, including television programming, feature films, made for television movies (including satellite, pay cable, free cable, and network and non-network broadcast and exhibition), direct to video programming, documentaries, digital programming, including exhibition over the internet or such means of exploitation existing now or hereinafter devised or any other content generally considered to be filmed entertainment (collectively, "Product"). In connection with the Ordinary Course of Business, the Sales Agent is expressly permitted to (i) acquire and develop Product, (ii) provide production advances or other loans in respect of the acquisition of Product, as well as issuing or making financial and production guarantees, including (A) financial guarantees to third party lenders providing financing for Product, (B) shortfall guarantees to financiers or other distributors or licensee's of the Sales Agent's Product, and (C) guarantees or "pay or play" offers to any creative elements associated with any Product, (iii) provide marketing and promotional expenses for Product, including "print and advertising" expenses (as such term is commonly understood in the entertainment community in Los Angeles),
(iv) subject to compliance with all of Sales Agent's financial covenants in
Section 11 hereof prior to and immediately after giving effect to any such proposed borrowing, any borrowing of funds from third parties for the production of Product, (v) acquiring film libraries, (vi) entering into joint ventures with respect to the production or acquisition of Product, (vii) establishing and funding any Subsidiary or affiliate which intends to engage in any or all of the activities provided for herein, (viii) entering into indemnitee arrangements in furtherance of any of the foregoing activities or any Asset Dispositions, (ix) entering into any off balance sheet transaction (including, but not limited to, CIBC Transaction, as defined above), tax advantage transaction, sale-leaseback transaction or government incentive program or transaction in furtherance of any of the foregoing activities, (x) deferring production or distribution fees or expenses, and (xi) subject to continued compliance with all of Sales Agent's financial covenants in Section 11 hereof, any other activities which are pursued by companies in the filmed entertainment business; provided, that Ordinary Course of Business shall not include any of the forgoing activities with respect to the Series, the Related Receivables and/or the other personal property of the Sales Agent described as "Collateral" in the Security Agreement between Heller and Sales Agent dated on or about the date hereof except for the Related Transactions contemplated by the Related Transactions Documents (as such terms are defined in the Credit Agreement).

                     "Related Receivables" shall have the meaning ascribed to such term in the Purchase Agreement.

                     "Restricted Junior Payment" means: (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity security of, or ownership interest in, Sales Agent or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity security of, or ownership interest in, Sales Agent or any of its Subsidiaries now or hereafter outstanding; (iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subordinated to the Guaranteed Obligations; and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or other equity security of, or ownership interest in, Sales Agent or any of its Subsidiaries now or hereafter outstanding.

                     "Sales Agency Fee" shall have the meaning ascribed to such term in the Sales Agent Agreement.

                     "Sales Agent's Account" shall mean Account No. 001 161 938 (ABA No. 1 222 39 050) held by Sales Agent at Mercantile National Bank (1840 Century Park East, Los Angeles, CA 90067-2103) or such other account designated in writing by Sales Agent to Heller.

                     "Sales Agent Documents" shall have the meaning set forth in
Section 2.1.

                     "Series" shall have the meaning ascribed to such term in the Purchase Agreement;

                     "Total Sale Event" shall mean the sale of all or substantially all of the assets of Sales Agent to a third party which third party assumes all of Sales Agent's obligations under this Agreement, the Sales Agent Documents and any Loan Document to which Sales Agent is a party which is then in effect.

                     1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and, except where otherwise specified, all financial data submitted in connection with this Agreement shall be prepared in accordance with GAAP.

              SECTION 2. Assignment of Sales Agent Documents.

                     2.1 Borrower hereby collaterally assigns and grants to Heller, as additional security for the payment and performance in full of all Obligations (as such term is defined in the Credit Agreement) a security interest in all of Borrower's rights and remedies with respect to any and all representations, warranties, covenants and indemnities arising under or in connection with any of the Sales Agent Agreement, the Purchase Agreement and each of the other documents executed by Sales Agent with or in favor of Borrower in connection therewith (collectively, the "Sales Agent Documents"). Without limiting the generality of the foregoing, Borrower hereby specifically transfers and assigns to Heller all rights of Borrower to payment of money under the Sales Agent Documents, including, without limitation, all payments of the Minimum Guarantee, but specifically excluding payment of Borrower's Placement Fee (as defined in the Sales Agent Agreement).

                     2.2 Borrower hereby irrevocably authorizes and empowers Heller as its agent (a) at any time to receive and collect any and all payments, proceeds, awards or other amounts due to Borrower (other than the Placement Fee) under any or all of the Sales Agent Documents and apply all such amounts on account of the Obligations in accordance with the Credit Agreement and the Heller Share in accordance with this Agreement, and (b) at any time from and after the occurrence and during the continuance of an Event of Default to directly or on behalf of Borrower, assert any and all claims and demands and enforce any rights and remedies as Borrower may have, from time to time, against Sales Agent with respect to the Sales Agent Documents, as Heller may deem proper. Borrower hereby irrevocably makes, constitutes and appoints Heller (and all officers, employees and agents designated by Heller) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of enabling Heller or its agent to (i) at any time collect such payments, proceeds, awards and/or other amounts (other than the Placement Fee) and apply such monies to the Obligations in accordance with the Credit Agreement and to the Heller Share in accordance with this Agreement and (ii) at any time after the occurrence and during the continuation of an Event of Default, assert any claims and demands or enforce any rights and remedies in respect to the Sales Agent Documents.

                     2.3 Borrower hereby agrees to keep Heller reasonably informed of all circumstances bearing upon the exercise of its rights and remedies under the Sales Agent Documents. In no event shall Borrower have the authority to waive, amend, alter or modify any of the terms of or any of its rights and remedies under, the Sales Agent Documents without the prior written consent of Heller.

                     2.4 Sales Agent hereby acknowledges and consents to the foregoing assignment of Borrower's rights and remedies under the Sales Agent Documents to Heller and agrees as follows: (a) to pay or cause to be paid all amounts owing under the Sales Agent Documents to Borrower and/or Heller to be paid to Heller at the Collection Account (or such other account as Heller may hereafter direct in writing) and cause all parties obligated to fund any Gross Receipts to fund such payments directly to such Collection Account; (b) to send to Heller duplicates of all notices, certificates, reports and/or other statements furnished by Sales Agent to Borrower under the Sales Agent Documents and to permit Heller or its representatives to audit, examine and take excerpts from all books and records of Sales Agent pertaining to the Series and Related Receivables at all reasonable times upon reasonable notice in accordance with the terms of the Sales Agent Agreement; (c) to notify Heller promptly of any conflicting notice received by Sales Agent of any claim by any third party that such third party is entitled to receive all or any portion of any amounts owing to Borrower and/or Heller or to be funded to the Collection Account, and Sales Agent shall continue to make and cause to be made payment of all such amounts to the Collection Account notwithstanding its receipt of any such conflicting claim or notice.

                     2.5 Sales Agent hereby acknowledges and agrees that Sales Agent's rights in the Series and Related Receivables are, until indefeasible payment in full of the Minimum Guarantee to Heller in accordance with this Agreement and the Sales Agent Agreement, subject and subordinate in all respects to the rights of Heller therein.

                     2.6 Sales Agent hereby acknowledges and agrees that the Minimum Guarantee and the Heller Share are unconditionally due and payable and all conditions precedent thereto (other than the passage of time with respect to the Minimum Guarantee and the receipt of Gross Receipts with respect to the Heller Share) have been satisfied and all consideration therefore has been received by Sales Agent. Sales Agent hereby agrees that once Heller has been paid all or any portion of the Minimum Guarantee and/or the Heller Share, the same shall not be subject to refund or return to Sales Agent by Heller for any reason whatsoever. Sales Agent hereby waives and releases all rights of offset, counterclaim, recoupment, right of cross-collateralization, defenses or right to set up reserves, which it may now or hereafter have under the Sales Agent Agreement or otherwise, which could or would effect or diminish the payment of the Minimum Guarantee or the Heller Share to Heller. Sales Agent hereby also acknowledges that it has approved all "chain of title" documentation relating to the Series and acknowledges that it may not refuse to perform any of its obligations or duties under the Sales Agent Documents or fail to pay Heller the Minimum Guarantee and the Heller Share or refuse to accept delivery of the Series under the Sales Agent Agreement by reason of any deficiency with respect thereto or any claim, proceeding or judgment arising out of such actual claimed deficiency. Sales Agent represents and warrants that no default or breach exists under any of the Sales Agent Documents and that the Sales Agent Documents are in full force and effect and that the Minimum Guarantee and Heller Share shall be payable to Heller on the dates and in the manner set forth in the Sales Agent Agreement.

              SECTION 3. Sales Agent Documents.

                     3.1 Borrower and Sales Agent each represent and warrant that no breach or default exists under the Sales Agent Documents and that each Sales Agent Document remains in full force and effect and that the Minimum Guarantee and Heller Share shall be payable to Heller on the dates and in the manner set forth in the Sales Agent Agreement and this Agreement.

                     3.2 Borrower and Sales Agent agree that they shall not, without the prior written consent of Heller, amend, modify, alter, terminate or waive any provision of any Sales Agent Document without the prior written consent of Heller.

                     3.3 It is expressly agreed by each of the parties hereto that anything to the contrary notwithstanding, Borrower shall remain solely responsible for the performance of all obligations under the Sales Agent Documents applicable to Borrower. Heller shall have no obligation under the Sales Agent Documents by any reason of or arising out of this Agreement or any action taken by Heller pursuant hereto, nor shall Heller be required or obligated in any manner to perform any obligations of Borrower or to present or file any claim or take any other action as a condition to collecting or enforcing any of the payment obligations of Sales Agent under the Sales Agent Documents.

              SECTION 4. Application of Gross Receipts.

                     4.1 Upon receipt of any Gross Receipts, Heller shall be entitled to retain and apply all such Gross Receipts which, pursuant to
       Section 5 of the Sales Agent Agreement, Heller is entitled to apply toward payment of the Minimum Guarantee and/or the Heller Share. Heller agrees to apply all such Gross Receipts applicable to payment of the Minimum Guarantee to payment of Borrower's Obligations to Heller under the Credit Agreement. Heller is also entitled to retain all Gross Receipts which pursuant to Section 5 of the Sales Agent Agreement are applicable to payment of the Heller Share. As and when permitted under
       Section 5 of the Sales Agent Agreement, Heller agrees to disburse to Sales Agent's Account all Gross Receipts which are entitled to be applied to the Sales Agency Fee. All such payments of the Sales Agency Fee shall be made on or before the fifth Business Day following the scheduled date for monthly payment of principal and interest under the Credit Agreement (each a "Scheduled Payment Date"). In addition, Heller shall provide written notice following the end of each monthly period, following the Scheduled Payment Date specifying (i) the amount of Gross Receipts received during such month, (ii) the Minimum Payment, Heller Share and other Obligations due for such month, (iii) the amount, if any, still due and owing in respect of the Minimum Payment and other Obligations owing for such month, (iv) the amount, if any, to be applied as Additional Amortization Payment for such month and (v) the amount, if any, to be applied in respect of the Sales Agency Fee for such month.

                     4.2 Upon the payment in full of all Obligations (other than payment of the Heller Share), Heller shall (i) promptly notify Sales Agent thereof in writing, and thereupon execute and deliver to Borrower and/or Sales Agent, as applicable, all termination statements and release documents provided to Heller which are reasonably necessary to terminate all Liens granted to Heller under the Loan Documents. Notwithstanding the repayment of the Obligations and the termination of Heller's Liens, each of the terms of, and all of Sales Agent's duties and obligations arising under, Sections 5, 6, 7(a)-(c), 8, 9(a), 13(b), and 15 through 24 of the Sales Agent Agreement shall continue to remain in full force and effect with respect to Sales Agent and Heller and shall be fully enforceable by Heller as though set forth fully herein with each reference to Borrower set forth therein being deemed to be a reference to Heller. Without limiting the foregoing, Sales Agent hereby agrees that all Gross Receipts shall continue to be remitted directly to the Collection Account in accordance with Section 6 of the Sales Agent Agreement which Gross Receipts shall, at the end of each monthly period (ending on the Scheduled Payment Date for such period), be applied to satisfy the Heller Share with the balance of such Gross Receipts being remitted to Sales Agent's Account. Sales Agent further acknowledges and agrees that all accounting and audit rights of Heller in Section 8 of the Sales Agent Agreement shall continue to remain in full force after the Loan Repayment Date. Except with respect to Sales Agent's obligation to fund the Minimum Guarantee and to guaranty all Obligations under the Credit Agreement, the repayment of the Obligations and termination of all Liens of Heller related thereto shall not operate to terminate or release any of the rights and obligations of Sales Agent and Heller described in this Agreement and/or the Sales Agent Agreement.

              SECTION 5. Heller Share.

                     5.1 To induce Heller to provide the financing contemplated by the Credit Agreement, each of Sales Agent and Borrower hereby jointly and severally agree to pay Heller five percent (5%) of all Gross Receipts (other than the Related Receivables) which heretofore or hereafter may be collected in respect of the Series for the Heller Share Term (the "Heller Share"). The parties hereto also acknowledge and agree that the Heller Share shall be applicable to all Gross Receipts (other than the Related Receivables) which may have been received prior to the Closing Date (as defined in the Credit Agreement) notwithstanding that the Heller Share Term commences on the Closing Date. The parties hereto also acknowledge that once all Obligations owing under the Credit Agreement have been paid in full and all Liens of Heller have been released (the "Loan Repayment Date"), the Heller Share shall survive such Loan Repayment Date and continue until the expiration of the Heller Share Term; provided, that after the Loan Repayment Date, Borrower shall cease to have any further obligation to fund any portion of the Heller Share, and Sales Agent shall be solely liable and responsible for payment of the Heller Share.

                     5.2 Sales Agent shall not cause or permit to exist any restriction of any kind on the obligations of Sales Agent to Heller under this Agreement and the Sales Agent Documents with respect to the Series and the Related Receivables, including, without limitation, its obligation to remit, and cause to be remitted, all Gross Receipts to the Collection Account for application to the Heller Share with the balance of such funds being remitted directly to the Sales Agent's Account (any such restriction, a "Prohibited Restriction").

                     5.3 If Sales Agent shall ever (i) cause or permit to exist a Prohibited Restriction or (ii) except for a Total Sale Event (as defined under Section 1.1 hereof) sell or assign substantially all of Sales Agent's rights in the Series in any single transaction or group of related transactions (a "Sale Event"), Heller, in its sole discretion, may elect, in lieu of the exercise of any other rights or remedies available to Heller, to receive a cash payment equal to five percent (5%) of the Fair Market Value of the Series effective upon the date the consummation of such Prohibited Restriction or Sale Event together with interest thereon at the Default Rate (as defined in Section 8 of the Sales Agent Agreement) until paid in full (the "Final Heller Payment"). Upon Heller's receipt of the Final Heller Payment and payment of all amounts owing in respect of the Heller Share prior to the occurrence of any such Prohibited Restriction or Sale Event, the Heller Share shall be deemed satisfied in full and this Agreement and the Sales Agent Documents shall automatically terminate and be of no further force and effect. Sales Agent shall provide Heller with not less than 15 days prior written notice of any Prohibited Restriction and/or Sale Event together with a description of the terms and conditions of the same. In no event shall the occurrence of any such Prohibited Restriction or Sale Event be deemed permitted under this Agreement without the prior written consent of Heller, nor shall such occurrence of a Prohibited Restriction or Sale Event require that Heller select as its remedy, its right to receive the Final Heller Payment. As used herein, the "Fair Market Value" of the Series shall be determined in a reasonably prompt manner as follows: If Sales Agent and Heller cannot agree on a mutually acceptable amount, the Sales Agent and Heller shall select a mutually acceptable independent, experienced appraiser who is a member of a recognized professional association of business appraisers (a "Qualified Appraiser") who shall determine the value of the Series, assuming that the sale would be between a willing buyer and a willing seller, and neither of whom is under any compulsion to sell or to buy and that the Series is free of all liens, claims or other encumbrances. The determination of such Qualified Appraiser shall be deemed final and binding on all parties. If Sales Agent and Heller cannot agree on a mutually acceptable Qualified Appraiser, each shall appoint a Qualified Appraiser. The two Qualified Appraisers shall determine the value of a the Series, assuming that the sale would be between a willing buyer and a willing seller, and neither of whom is under any compulsion to sell or to buy. If the higher of the two appraisals is not more than 10% higher than the lower of the appraisals, the Fair Market Value shall be the average of the two appraisals. If the higher of the two appraisals is 10% or more higher than the lower of the two appraisals, then a third Qualified Appraiser shall be appointed by the two Qualified Appraisers, and if they cannot agree on a third appraiser, the American Arbitration Association shall appoint the third Qualified Appraiser. The Fair Market Value after the appointment of the third Qualified Appraiser shall be the average of the three appraisals. The decision of the Qualified Appraisers shall be final and binding on all parties. The fees and expenses of the appraisers shall be paid one-half by Sales Agent and one-half by Heller.

              SECTION 6. Guarantee.

                     6.1 Agreement of Payment and Performance. Sales Agent hereby unconditionally and irrevocably guarantees to Heller the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the Obligations. Without limitation of the foregoing, the Obligations shall include (a) all costs and expenses (including reasonable attorneys' fees and expenses) incurred by Heller in collecting any amount due Heller under this Agreement or in prosecuting any action against Borrower or Sales Agent with respect to all or any part of the Obligations (collectively, the "Enforcement Costs"), and (b) all interest, fees, costs and expenses due Heller after the filing of a bankruptcy petition by or against Sales Agent or Borrower regardless of whether such amounts can be collected during the pendency of the bankruptcy proceedings. Sales Agent agrees that this Agreement is a present and continuing guaranty of payment and not of collectibility, and that Heller shall not be required to prosecute collection, enforcement or other remedies against Borrower, any other guarantor of the Obligations or any other Person, or to enforce or resort to any of the Collateral or other rights or remedies pertaining thereto, before calling on Sales Agent for payment. Sales Agent agrees that if, for any reason, Borrower or any other guarantor of the Obligations shall fail or be unable to pay, punctually and fully, any of the Obligations, Sales Agent shall pay such obligations to Heller in full immediately upon demand. Sales Agent agrees that one or more successive actions may be brought against Sales Agent, as often as Heller deems advisable, until all of the Obligations are paid and performed in full. The Sales Agent's obligations under this Section
       6.1 are collectively referenced as the "Guaranteed Obligations".

                     6.2 Continuing Agreement. Sales Agent agrees that the Guaranteed Obligations and any other obligations under this Agreement or any of the Loan Documents to which Sales Agent is a party shall be primary obligations, shall not be subject to any counterclaim, set-off, abatement, deferment or defense based upon any claim that Sales Agent may have against Heller, Borrower, any other guarantor of the Obligations or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by any circumstance or condition (whether or not Sales Agent shall have any knowledge thereof), including without limitation:

                            (a) any lack of validity or enforceability of any of
              the Loan Documents;

                            (b) any termination, amendment, modification or
              other change in any of the Loan Documents;

                            (c) any furnishing, exchange, substitution or
              release of any Collateral, or any failure to perfect any Lien in any of the Collateral;

                            (d) any failure, omission or delay on the part of
              Borrower, Sales Agent or Heller to conform or comply with any term of any of the Loan Documents or any failure of Heller to give notice of any Event of Default or of any disposition or intended disposition of any collateral securing the Obligations;

                            (e) any waiver, compromise, release, settlement or
              extension of time of payment or performance or observance of any of the obligations or agreements contained in any of the Loan Documents;

                            (f) any action or inaction by Heller under or in
              respect of any of the Loan Documents, any failure, lack of diligence, omission or delay on the part of Heller to enforce, assert or exercise any right, power or remedy conferred on them in any of the Loan Documents, or any other action or inaction on the part of Heller;

                            (g) any dissolution of Borrower or Sales Agent or
              any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshaling of assets and liabilities or similar events or proceedings with respect to Borrower or Sales Agent, or any of their respective property or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding including, without limitation, any proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended (the "Bankruptcy Code");

                            (h) any merger or consolidation of Borrower or Sales
              Agent into or with any Person, or any sale, lease or transfer of any of the assets of Borrower or Sales Agent to any other Person;

                            (i) any change in the ownership of the of Sales
              Agent or Borrower or any change in the relationship between Borrower or Sales Agent, or any termination of any such relationship, including without limitation, any termination of any of the Sales Agent Documents;

                            (j) any release or discharge by operation of law of
              Borrower, Sales Agent or any other guarantor of the Obligations from any obligation or agreement contained in any of the Loan Documents;

                            (k) Heller's election, in any proceeding instituted
              under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;

                            (l) any borrowing or grant of a security interest by
              Borrower as debtor-in-possession under Section 364 of the Bankruptcy Code;

                            (m) the inability of Heller to enforce the
              Obligations of Borrower as a result of the automatic stay provisions of Section 362 of the Bankruptcy Code;

                            (n) the disallowance, under Section 502 of the
              Bankruptcy Code, of all or any portion of Heller's claim or claims for repayment of the Obligations; or

                            (o) any other occurrence, circumstance, happening or
              event, whether similar or dissimilar to the foregoing and whether foreseen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of Sales Agent or any surety or which otherwise might limit recourse against Borrower or Sales Agent.

                     6.3 Waivers. Sales Agent unconditionally waives, to the extent permitted by law, (i) notice of any of the matters referred to in
       Section 6.2 above, (ii) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Sales Agent, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under any of the Loan Documents and notice of any Default or any Event of Default or any failure on the part of Borrower, Sales Agent or any other guarantor of the Obligations to perform or comply with any covenant, agreement, term or condition of any of the Loan Documents, (iii) any right to the enforcement, assertion or exercise against Borrower, Sales Agent or any other guarantor of the Obligations of any right or remedy conferred under any of the Loan Documents, (iv) any requirement of diligence on the part of any Person, (v) any requirement to exhaust any remedies or to mitigate the damages resulting from any default under any of the Loan Documents, and (vi) any notice of any sale, transfer or other disposition of any right, title or interest of Heller under any of the Loan Documents.

                     6.4 Limitation. Notwithstanding any provision contained herein to the contrary, unless the Obligations have been declared due and owing in full as a result of an Event of Default, Sales Agent's obligations under this Section 6 will be enforceable only to the extent necessary to fund the Minimum Payment for any monthly period which has not been paid in full as required under the Sales Agent Agreement.

              SECTION 7. Representations and Warranties. To induce Heller to enter into the Loan Documents and to make the loan, Sales Agent represents, warrants and covenants to Heller that the following statements are and will remain true, correct and complete until payment in full of all Obligations:

                     7.1 Disclosure. No representation or warranty of Sales Agent contained in this Agreement, the financial statements referred to in subsection 8.2, the Sales Agent Documents or any Loan Document to which Sales Agent is a party or any other document, certificate or written statement furnished to Heller by or on behalf of Sales Agent for use in connection with the Loan Documents or the Sales Agent Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

                     7.2 No Material Adverse Effect. Since December 31, 1999, there have been no events or changes in facts or circumstances affecting Sales Agent which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Schedules.

                     7.3 No Conflict. The consummation of the Related Transactions does not and will not violate or conflict with any laws, rules, regulations or orders of any governmental authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation of Sales Agent except if such violations, conflicts, breaches or defaults have either been waived on or before the Closing Date or could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                     7.4 Organization, Powers, Capitalization and Good Standing.

                            (a) Organization and Powers. Sales Agent is duly
              organized, validly existing and in good standing under the laws of its jurisdiction of organization and qualified to do business in all states where such qualification is required except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. The jurisdiction of organization and all jurisdictions in which Sales Agent is qualified to do business are set forth on Schedule 7.4(a). Sales Agent has all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Related Transactions Document (as defined in the Credit Agreement) to which it is a party and to incur the Guaranteed Obligations, grant liens and security interests in the Series Collateral and carry out the Related Transactions (as defined in the Credit Agreement).

                            (b) Binding Obligation. This Agreement is, and the
              other Related Transactions Documents to which Sales Agent is a party when executed and delivered will be, the legally valid and binding obligations of the Sales Agent, enforceable against Sales Agent, in accordance with their respective terms.

                     7.5 Financial Statements. All financial statements concerning Sales Agent and its Subsidiaries which have been or will hereafter be furnished to Heller pursuant to this Agreement, including those listed below, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended.

                     7.6 Intellectual Property. Sales Agent and each of its Subsidiaries owns, is licensed to use or otherwise has the right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted that are material to the condition (financial or other), business or operations of Sales Agent or its Subsidiaries (collectively called "Intellectual Property") and all such Intellectual Property is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. Except as disclosed in Schedule 7.6, the use of such Intellectual Property by Sales Agent and its Subsidiaries does not and has not been alleged by any Person to infringe on the rights of any Person.

                     7.7 Investigations, Audits, Etc. Except as set forth on
       Schedule 7.7, none of Sales Agent or any of its Subsidiaries, is the subject of any review or audit by the Internal Revenue Service or any governmental investigation concerning the violation or possible violation of any law.

                     7.8 Solvency. Sales Agent and each of its Subsidiaries: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

                     7.9 Series Production Costs. The total production cost of the Series is equal to $10,869,428 and the aggregate amount of consideration received under the Discovery License is equal to $2,730,000.

                     7.10 Sales Agent Documents. Each representation or warranty of Sales Agent contained in each of the Sales Agent Documents is true and correct in all material respects.

                     7.11 Litigation. Except as set forth on Schedule 7.11, there are no actions, suits or proceedings pending or, to the knowledge of Sales Agent, threatened against or affecting the Sales Agent or before any court or governmental agency, arbitrator or instrumentality, domestic or foreign, which if determined adversely to the Sales Agent would have a material adverse effect on the Collateral or the financial condition, other properties or operations of the Sales Agent, or which would materially adversely affect the rights and Lien of Heller granted to the Sales Agent under any of the Loan Documents.

              SECTION 8. Reporting Covenants. Sales Agent covenants and agrees that Sales Agent shall perform and comply with all covenants in this Section until the termination of this Agreement in accordance with Section 5 hereof; provided, that from and after the payment in full of all Obligations, the terms of Section 8.2 and 8.3 hereof shall no longer be applicable to Sales Agent.

                     8.1 Reporting of Covenants. Sales Agent shall furnish to Heller within 30 days of the close of each Accounting Period (as hereinafter defined) detailed itemized statements of all Gross Receipts collected during such Accounting Period. For purposes of this Agreement, "Accounting Period" shall mean (i) each calendar month for a period of three years commencing with the month in which the effectiveness of this Agreement shall have occurred and (ii) thereafter, each period of three calendar months. All such statements of Gross Receipts shall set forth the name of the payor, the amount received from such payor, the territory in which the payor has been licensed rights in the Series, the term of the relevant license and the number of episodes covered by such payment. Sales Agent shall also, upon request of Heller, furnish such additional information concerning the Gross Receipts as Heller may reasonably request. In addition to the monthly statements of Gross Receipts Sales Agent shall furnish to Heller a Compliance Certificate in the form of Exhibit A hereto at the same time quarterly financials are due under
       Section 8.2(b) hereof and annual financials are due under Section 8.2(c) hereof, provided that upon payment in full of all Obligations, such Compliance Certificate requirement shall no longer be applicable to Sales Agent.

                     8.2 Financial Statements. Sales Agent will maintain, and cause each of its subsidiaries to maintain, a system established and administered in accordance with sound business practices to permit the preparation of financial statement in conformity with GAAP (it being understood that quarterly financial statements are not required to have footnoted disclosures). Sales Agent will deliver the financial statements and other reports below to Heller.

                            (a) Monthly Reports. As soon as available but in any
              event within 15 days after the end of each month (including the last month of Sales Agent's fiscal year), Sales Agent will deliver a copy of various monthly reports normally prepared by Sales Agent in the Ordinary Course of Business in

              connection with the operation of Sales Agent and its Subsidiaries during such month, that reflect at a minimum, inter alia, the cash balances, the aged receivables and the updated sales information of Sales Agent and its Subsidiaries for such month.

                            (b) Quarterly Financials. As soon as available and
              in any event within 45 days after the end of each fiscal quarter (including the last fiscal quarter in Sales Agent's fiscal year), Sales Agent will deliver a copy of its 10Q and, if not already included in such 10Q, a copy of the consolidated balance sheets of Sales Agent and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, stockholders' equity and cash flow for such quarter and for the period from the beginning of the then current fiscal year of Sales Agent to the end of such quarter.

                            (c) Year-End Financials. As soon as available and in
              any event within 90 days after the end of each fiscal year of Sales Agent, Sales Agent will deliver a copy of its 10K and, if not already included in such 10K, a copy of the consolidated and consolidating balance sheets of Sales Agent and its Subsidiaries as of the end of such year and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such fiscal year, together with a report with respect to the consolidated financial statements from a firm of certified public accountants selected by Sales Agent and reasonably acceptable to Heller, which reports shall be prepared in accordance with Statements of Auditing Standards No. 58 (the "Statement") entitled "Reports on Audited Financial Statements" and such reports shall be "Unqualified" (as such term is defined in such Statement).

                            (d) Accountants' Reports. Promptly upon receipt
              thereof, Sales Agent will deliver copies of all significant reports submitted by Sales Agent's firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of Sales Agent and/or its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

                            (e) Material Breaches. Promptly upon any officer of
              Sales Agent obtaining knowledge of any of the following events or conditions, Sales Agent shall promptly provide written notice to Heller specifying the nature and period of the existence of any such event or condition and what action Sales Agent has taken, is taking and proposes to take with respect thereto (i) any condition or event that constitutes or which could reasonably be expected to result in the occurrence of any material breach or default under Sales Agent Document and/or Loan Document to which Sales Agent is a party; (ii) any default by any party owing Gross Receipts to timely fund such Gross Receipts to the Collection Account; or
              (iii) any default or event of default with respect to any Indebtedness for borrowed money of Sales Agent or any of its Subsidiaries.

                            (f) Litigation. Promptly upon any officer of Sales
              Agent obtaining knowledge of (i) the institution of any action, suit, proceeding,



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

              governmental investigation or arbitration against or affecting Sales Agent or any property of Sales Agent (including any and all rights in and to the Series or the Related Receivables) not previously disclosed by Sales Agent to Heller or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting Sales Agent or any property of Sales Agent (including, without limitation, any rights in the Series and/or Related Receivables) which, in each case, could reasonably be expected to have a Material Adverse Effect, Sales Agent will promptly give notice thereof to Heller and provide such other information as may reasonably be available to them to enable Heller and its counsel to evaluate such matter.

                            (g) SEC Filings and Press Releases. Promptly upon
              their becoming available, copies of: (i) all reports, notices and proxy statements made publicly available by Sales Agent to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Sales Agent with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by Sales Agent to the public concerning material changes or developments in the business of Sales Agent;

                            (h) Other Information. With reasonable promptness,
              Sales Agent will deliver such other information and data with respect to Sales Agent, the Series and/or the Related Receivables as from time to time may be reasonably requested by Heller.

                     8.3 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Heller pursuant to subsection 8.2 shall be prepared in accordance with GAAP as in effect at the time of such preparation. No "Accounting Changes" (as defined below) shall affect financial covenants, standards or terms in this Agreement; provided that Borrower shall prepare footnotes to the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Sales Agent;
       (b) changes in accounting principles recommended by Sales Agent's certified public accountants and implemented by Sales Agent; and (c) changes in carrying value of Sales Agent's or any of its Subsidiaries' assets, liabilities or equity accounts resulting from the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109). All such adjustments described in clause (c) above resulting from expenditures made subsequent to the effective date of this Agreement shall be treated as expenses in the period the expenditures are made.

              SECTION 9. Affirmative Covenants. Sales Agent covenants and agrees that until payment in full of all Obligations, Sales Agent shall perform and comply with all covenants in this Section:

                     9.1 Compliance With Laws and Contractual Obligations. Sales Agent will (a) comply with and cause each of its Subsidiaries to comply with (i) the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which Sales Agent or its Subsidiaries are now doing business or may hereafter be doing business and (ii) the obligations, covenants and conditions contained in all Contractual Obligations of Sales Agent or such Subsidiary, as applicable other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and
       (b) maintain or obtain and will cause each of its Subsidiaries to maintain or obtain, all licenses, qualifications and permits now held or hereafter required to be held by Sales Agent and its Subsidiaries, for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. This subsection shall not preclude the Sales Agent or any Subsidiary from contesting any taxes or other payments, if they are being diligently contested in good faith in a manner which stays enforcement thereof and if appropriate expense provisions have been recorded in conformity with GAAP. Sales Agent represents and warrants that, it (i) is in compliance and each of its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (ii) maintains and each of its Subsidiaries maintains all licenses, qualifications and permits referred to above.

                     9.2 Organizational Existence. Sales Agent will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its organizational existence and all rights and franchises material to its business.

                     9.3 Further Assurances. Sales Agent shall, from time to time, execute such financing statements, documents, security agreements and reports as Heller at any time may reasonably request to evidence, perfect or otherwise implement the security for repayment of the Obligations contemplated by the Loan Documents to which Sales Agent is a party.

              SECTION 10. Negative Covenants. Sales Agent covenants and agrees that until payment in full of all Obligations, Sales Agent shall perform and comply with all covenants in this Section:

                            (a) Indebtedness. Sales Agent will not and will not
              permit any of its Subsidiaries directly or indirectly to create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness (other than pursuant to a Contingent Obligation) except for Indebtedness, the incurrence of which shall not, on a pro-forma basis for the most recently ended month for which information is available, cause Sales Agent to fail to comply with any of the financial covenants set forth in Section 11 of this Agreement.

                     10.2 Liens and Related Matters.

                            (a) No Liens. Sales Agent will not and will not
              permit any of its Subsidiaries directly or indirectly to create, incur, assume or permit to exist any Lien on or with respect to the Series, the Related Receivables or Sales Agent's rights under the Sales Agent Agreement, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances.

              "Permitted Encumbrances" means, (a) the rights and Liens in favor of Heller, (b) the rights granted to the Borrower under the Purchase Agreement and the rights granted to licensees, sub-licensees, lessees, sub-lessees, or other transferees in connections with the exploitation of the Series, all of which shall be subject and subordinate to the Liens and rights of Heller under this Agreement and the other Loan Documents, (c) any Lien of the laboratory which maintains the original Physical Properties of the Series provided for under the Laboratory Pledgeholder Agreement, provided such Liens (i) occur in the ordinary course of distributing the Series, (ii) are for an aggregate amount which does not at any time exceed the sum of Twenty-Five Thousand Dollars ($25,000) and (iii) are security for amounts that, at the time the Lien is granted, are not yet due and payable or are being contested in good faith; and (d) the Discovery License.

                            (b) No Negative Pledges. Sales Agent will not and
              will not permit any of its Subsidiaries directly or indirectly to enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien on or with respect to the Series, Related Receivables or Sales Agent's rights under the Sales Agent Agreement, whether now owned or hereafter acquired.

                            (c) No Restrictions on Subsidiary Sales Agents to
              Sales Agent. Except as provided herein and other than in the Ordinary Course of Business, Sales Agent will not and will not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such

              Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by Sales Agent or any other Subsidiary; (2) pay any Indebtedness owed to Sales Agent or any other Subsidiary; (3) make loans or advances to Sales Agent or any other Subsidiary; or (4) transfer any of its property or assets to Sales Agent or any other Subsidiary, if and only if, such transfer or restriction would directly impede the payment or performance of Sales Agent's obligations under the Sales Agent Agreement or this Agreement.

                     10.3 Investments. Sales Agent will not and will not permit any of its Subsidiaries directly or indirectly to make or own any Investment in any Person except:

                            (a) Sales Agent and its Subsidiaries may make and
              own Investments in Cash Equivalents; provided that such Cash Equivalents are not subject to setoff rights;

                            (b) Sales Agent may make intercompany loans to its
              Subsidiaries;

                            (c) Sales Agent and its Subsidiaries may make loans
              and advances to employees for moving, entertainment, travel and other similar expenses in the Ordinary Course of Business;

                            (d) Sales Agent and its Subsidiaries may make
              capital contributions to their wholly-owned domestic or foreign Subsidiaries, or in respect of any joint venture or affiliate formed or created in the Ordinary Course of Business; and

                            (e) Sales Agent may acquire rights in films,
              recordings and other Literary Properties (and related Physical Properties) in the Ordinary Course of Business.

                     10.4 Contingent Obligations. Other than in the Ordinary Course of Business, Sales Agent will not and will not permit any of its Subsidiaries directly or indirectly to create or become or be liable with respect to any Contingent Obligation.

                     10.5 Restricted Junior Payments. Sales Agent will not and will not permit any of its Subsidiaries directly or indirectly to declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that Subsidiaries and affiliates of Sales Agent may make ratable Restricted Junior Payments to Sales Agent and any other holder of equity interests in such Subsidiary or affiliate.

                     10.6 Restriction on Fundamental Changes. Sales Agent will not and will not permit any of its Subsidiaries directly or indirectly to: (a) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (b) enter into any transaction of merger or consolidation or acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person except, upon not less than five (5) Business Days prior written notice to Heller, accompanied by a Permitted Transaction Certificate, Sales Agent or any Subsidiary of Sales Agent may engage in a Permitted Transaction. As used herein, "Permitted Transaction Certificate" shall mean a certificate of the chief executive officer of Sales Agent describing the proposed transaction and certifying that no Sales Agent Default exists or will be caused by such transaction, and that the transaction constitutes a Permitted Transaction which certificate shall have attached thereto pro forma financial statements of the Sales Agent after giving effect to such transaction and computations of compliance, on a pro forma basis for the most recently ended month for which information is available, with each of the financial covenants set forth in Section 11 of this Agreement. As used herein, a "Permitted Transaction" shall mean (a) with respect to any acquisition by Sales Agent or any of its Subsidiaries of all or substantially all of the assets or business of any Person (an "Asset Acquisition"), any Asset Acquisition in the Ordinary Course of Business if before and immediately giving effect to such acquisition the Sales Agent shall be in compliance with all financial covenants set forth in
       Section 11 of this Agreement on a pro forma basis (consolidating all financial attributes of such Asset Acquisition and related liabilities onto Sales Agent's financial statements) for the most recently ended month for which information is available and no Sales Agent Default shall then exist or result from such Asset Acquisition and (b) with respect to any merger or consolidation of Sales Agent or any Subsidiary of Sales Agent with any Person (a "Merger"), any Merger with any Person engaged in the business of purchasing, financing and/or distributing films, recordings and other Literary Properties (and related Physical Properties) in the Ordinary Course of Business if after giving effect to such Merger (x) Sales Agent is the surviving entity and (y) Sales Agent shall be in compliance with all financial covenants set forth in this Agreement on a pro forma basis (consolidating all financial attributes of such Merger onto Sales Agent's financial statements) for the most recently ended month for which information is available and no Sales Agent Default shall then exist or result from such Merger.

                     10.7 Disposal of Assets or Subsidiary Stock. Sales Agent will not and will not permit any of its Subsidiaries directly or indirectly to convey, sell, lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of related transactions, any of its property, business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired, except for (a) bona fide sales of inventory to customers in the Ordinary Course of Business and dispositions of obsolete equipment not used or useful in the business.

                     10.8 Transactions with Affiliates. Sales Agent will not and will not permit any of its Subsidiaries directly or indirectly to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any Affiliate or with any director, officer or employee of Sales Agent or any of its Subsidiaries, except (a) in the Ordinary Course of Business, and (b) payment of reasonable compensation to officers, directors and employees for services actually rendered to Sales Agent or such Subsidiary.



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

              SECTION 11. Financial Covenants. Sales Agent covenants and agrees that until payment in full of all Obligations, Sales Agent shall perform and comply with all covenants in this Section 11:

                     11.1 Maximum Leverage Ratio. Sales Agent shall maintain at all times, to be tested at the end of each calendar quarter, a Leverage Ratio of not greater than 2 to 1. For the purpose of this Agreement, "Leverage Ratio" shall mean the total GAAP liabilities divided by GAAP net worth.

                     11.2 Maximum Adjusted Leverage Ratio. Sales Agent shall maintain at all times, to be tested at the end of each calendar quarter, an Adjusted Leverage Ratio of not greater than 3 to 1. For the purposes of this Agreement, "Adjusted Leverage Ratio" shall mean the total GAAP liabilities and GAAP contingent liabilities divided by GAAP net worth.

                     11.3 Minimum Cash Requirement. Sales Agent shall maintain at all times, to be tested at the end of each calendar quarter, a minimum of cash and cash equivalents of at least $2,500,000.

                     11.4 Minimum Net Worth. Sales Agent shall maintain a net worth of not less than $50,000,000, as of the end of each calendar quarter. For the purpose of this Agreement, the term "net worth" shall have the meaning assigned to it by GAAP.

                     11.5 Minimum Quick Ratio. Sales Agent shall maintain, as of the end of each calendar quarter, a ratio of (i) cash or cash equivalents and current receivables to (ii) current liabilities, of not less than seven tenths to one (0.7 to 1). For the purposes of this Agreement, the terms "cash equivalents", "current receivables" and "current liabilities" shall have the respective meanings assigned to them by GAAP.

                     11.6 Minimum Current Ratio. Sales Agent shall maintain, as of the end of each calendar quarter, a ratio of (i) current assets to
       (ii) current liabilities, of not less than 1.25 to 1. For the purposes of this Agreement, the terms "current assets" and "current liabilities" shall have the respective meanings assigned to them by GAAP.

                     11.7 Minimum Debt Service Coverage. Sales Agent shall maintain a ratio of (i) EBITDA for the quarter to (ii) required principal and interest payments paid for on-balance sheet debt and off-balance sheet contingent liabilities during the quarter, to be tested at the end of each calendar quarter, of not less than 1.5 to 1. For the purposes of this Agreement, "EBITDA" shall have the meaning of earnings before interest, tax, depreciation, and amortization, all of which individual terms shall have the respective meanings assigned to them by GAAP.

                     11.8 Minimum Debt Service and Overhead Coverage. Sales Agent shall maintain the ratio of (i) EBITDA for the quarter to (ii) required principal and interest payments paid for on-balance sheet debt and off-balance sheet contingent liabilities during the quarter, plus all expenses set forth on the line item general and administrative expenses on Sales Agent's income statement for the quarter, to be tested at the end of each calendar quarter, of not less than 1 to 1.

              SECTION 12. Defaults, Rights and Remedies.

                     12.1 Sales Agent Default. "Sales Agent Default" shall mean the occurrence or existence of any one or more of the following:

                            (a) Payment. (1) Failure to pay any Minimum Payment
              or the Minimum Guarantee within three (3) days of receipt of written notice from Heller specifying the amount so due and owing, or (2) failure to pay, within five (5) days of receipt of written notice from Heller, any other amount due under this Agreement, any Sales Agent Document or any of the other Loan Documents to which Sales Agent is a Party; or

                            (b) Default in Other Agreements. (1) Failure of
              Sales Agent or any of its Subsidiaries to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Minimum Guarantee) or any Contingent Obligations (other than the Guaranteed Obligation) or (2) breach or default of Sales Agent or any of its Subsidiaries, or the occurrence of any condition or event, with respect to any Indebtedness (other than the Minimum Guarantee) or any Contingent Obligations (other than the Guaranteed Obligation), if the effect of such failure to pay, breach, default or occurrence is to cause the holder or holders then to cause, Indebtedness and/or Contingent Obligations having an individual principal amount in excess of $100,000 or having an aggregate principal amount in excess of $100,000 to become or be declared due prior to their stated maturity; or

                            (c) Other Defaults Under Loan Documents. Sales Agent
              breaches any representation or warranty or defaults in the performance of or compliance with any term contained in this Agreement, any Sales Agent Document or any Loan Document to which Sales Agent is a party (other than occurrences described in other provisions of this subsection 12.1 for which a different grace or cure period is specified or which constitute immediate Sales Agent Default) and such default is not remedied or waived within thirty
              (30) days after the earlier of (1) receipt by Sales Agent of notice from Heller of such default or (2) actual knowledge of Sales Agent of such default; or

                            (d) Involuntary Bankruptcy; Appointment of Receiver,
              Etc. (1) A court enters a decree or order for relief with respect to Sales Agent or any of its Subsidiaries in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for forty-five (45) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against Sales Agent or any of its Subsidiaries, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Sales Agent or any of its Subsidiaries, or over all or a substantial part of its property, is entered; or
              (c) an interim receiver, trustee or other custodian is appointed without the consent of Sales Agent or any of its Subsidiaries, for all or a substantial part of the property of Sales Agent or any such Subsidiary; or

                            (e) Voluntary Bankruptcy; Appointment of Receiver,
              Etc. (1) Sales Agent or any of its Subsidiaries commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) Sales Agent or any of its Subsidiaries makes any assignment for the benefit of creditors; or (3) the Board of Directors of Sales Agent or any of its Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection; or

                            (f) Judgment and Attachments. Any money judgment,
              writ or warrant of attachment, or similar process (other than those described elsewhere in this subsection 12.1) involving (1) an amount in any individual case in excess of $100,000 or (2) an amount in the aggregate at any time in excess of $100,000 (in either case to the extent not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against Sales Agent or any of its Subsidiaries or any of their respective assets and remains undischarged or unvacated, or remains unbonded or unstayed pending appeal for a period of sixty (60) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

                            (g) Dissolution. Any order, judgment or decree is
              entered against Sales Agent or any of its Subsidiaries decreeing the dissolution or split up of Sales Agent or that Subsidiary and such order remains undischarged or unstayed for a period in excess of fifteen (15) days; or

                            (h) Solvency. Sales Agent or any of its Subsidiaries
              ceases to be solvent (as represented in subsection [7.8] {Solvency} or admits in writing its present or prospective inability to pay its debts as they become due; or

                            (i) Injunction. Sales Agent or any of its
              Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business for more than fifteen (15) days; or

                            (j) ERISA; Pension Plans. (1) Sales Agent or any of
              its Affiliates fails to make full payment when due of all amounts which, under the provisions of any employee benefit plans or any applicable provisions of the IRC, any such Person is required to pay as contributions thereto and such failure results in or is likely to result in a Material Adverse Effect; or (2) an accumulated funding deficiency in excess of $100,000 occurs or exists, whether or not waived, with respect to any such employee benefit plans; or (3) any employee benefit plan loses its status as a qualified plan under the IRC which results in or could reasonably be expected to result in a Material Adverse Effect; or

                            (k) Invalidity of Loan Documents or Sales Agent
              Documents. This Agreement, any Sales Agent Document or any Loan Document to which Sales Agent is a party, for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or Sales Agent denies that it has any further liability under any Sales Agent Document or Loan Document to which it is party, or gives notice to such effect; or

                            (l) Licenses and Permits. The loss, suspension or
              revocation of, or failure to renew, any license or permit now held or hereafter acquired by Sales Agent or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

                            (m) Failure of Security. Heller does not have or
              ceases to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances) or any substantial portion thereof, in each case, for any reason other than the failure of Heller to take any action within its control;

                            (n) Change in Control.

                                   (1) any Person or group of Persons (within
                     the meaning of the Securities Exchange Act of 1934) other than Drew Levin shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 40% or more of the issued and outstanding shares of capital Stock of Sales Agent having the right to vote for the election of directors of Sales Agent under ordinary circumstances; or

                                   (2) during any period of twelve consecutive
                     calendar months, individuals who at the beginning of such period constituted the board of directors of Sales Agent (together with any new directors whose election by the board of directors of Sales Agent or whose nomination for election by the Stockholders of Sales Agent was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office;

                                   (3) Drew Levin ceases to be the chief
                     executive officer of Sales Agent.

                            (o) Any Event of Default shall have occurred under
              the Credit Agreement and shall have resulted in the declaration of the Obligations to become immediately due and owing.

                     12.2 Acceleration and other Remedies. Upon the occurrence of any Sales Agent Default described in subsections 12.1(e) or 12.1(f), the Guaranteed Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Sales Agent. Upon the occurrence and during the continuance of any other Sales Agent Default, Heller may by written notice to Sales Agent (a) declare all or any portion of the Guaranteed Obligations to be, and the same shall forthwith become, immediately due and payable and (b) exercise any other remedies which may be available under the Loan Documents, Sales Agent Documents or applicable law, including, without limitation, the exercise of all rights and remedies available under Section 13 {Termination} of the Sales Agent the Agreement.

                     12.3 Termination of Sales Agent.

                            (a) At any time after the occurrence of a Sales
              Agent Default of the type described in Sections 12.1(a), (e) or
              (f) hereof or all of the Guaranteed Obligations have been declared immediately due and payable under Section 12.2 hereof, Heller shall have the right, at its option and upon notice to the Borrower and Sales Agent, to terminate the Sales Agent Agreement and all rights of the Sales Agent under the Sales Agent Agreement or otherwise, and all rights of the Sales Agent to distribute or otherwise market the Series shall also be terminated. As provided in the Sales Agent Agreement, termination of the Sales Agent and/or re-licensing of the Series with third parties shall not release or discharge the obligations of the Sales Agent to satisfy the Minimum Guarantee or the Guaranteed Obligations.

                            (b) In the event that Heller elects to terminate the
              rights of the Sales Agent under the Sales Agent Agreement and/or elects to terminate the Borrower's right to distribute or otherwise market the Series, Heller shall be entitled, at any time thereafter, to exercise all rights and remedies under hereunder, and/or replace the Sales Agent with a Person selected by Heller or market the Series itself or through its designees, including the right to sell any and all rights in and to the Series which have not been sold by the Borrower (or the Sales Agent on the Borrower's behalf) on terms and conditions which Heller, in its sole and absolute discretion, deems appropriate under the circumstances. Each of Borrower and Sales Agent ratifies all acts of Heller taken pursuant to the Power of Attorney. Heller shall not be liable for any acts or omissions or for any error of judgment or mistake of law with respect to any take or not taken pursuant to the Power of Attorney. Heller's powers under the Power of Attorney, being coupled with an interest, are irrevocable until this Agreement has been terminated and the Obligations have been fully paid in cash.

                            (c) In the event that Heller elects to terminate the
              rights of the Sales Agent with respect to the Series, then payment of any and all fees, commissions, expense reimbursements, marketing costs and any other sums payable to the Sales Agent with respect to the Series, including all amounts payable to the Sales Agent under the Sales Agent Agreement shall be deferred and shall not be due and payable until all Obligations have been satisfied in full.

                     12.4 Attorney-in-Fact. Upon the occurrence of a Sales Agent Default of the type described in Sections 12.1(a), (e) or (f) hereof or the declaration of all Guaranteed Obligations have been declared immediately due and payable under Section 12.2 hereof, which occurrence is continuing, each of Borrower and Sales Agent hereby constitutes and appoints Heller as its true and lawful attorney-in-fact, in its place and stead and with full power of substitution, either in the Heller's own name or in the name of Borrower and/or Sales Agent, as applicable, to do the following (the "Power of Attorney"):

                            (a) Renegotiate the Sales Agent Agreement, the
              Distribution Agreements, or such other agreements as Heller has a Lien in pursuant to the terms of the Loan Documents as Heller in its sole and exclusive discretion deems proper;

                            (b) Require, demand, collect, receive, settle,
              adjust, compromise and to give acquittances and receipts for the payment of any and all money payable pursuant to any agreements included in the Collateral and such licenses and agreements as Heller may enter into as aforesaid; and

                            (c) Terminate the Sales Agent Agreement and/or
              replace Sales Agent with a Person selected by Heller.

                     12.5 Performance by Heller. If Sales Agent shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Heller may perform or attempt to perform such covenant, duty or agreement on behalf of Sales Agent after the expiration of any cure or grace periods set forth herein. In such event, Sales Agent shall, at the request of Heller, promptly pay any amount reasonably expended by Heller in such performance or attempted performance to Heller, together with interest thereon at the highest rate of interest in effect upon the occurrence of a Sales Agent Default as specified in subsection 1.2(E) of the Credit Agreement from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Heller shall not have any liability or responsibility for the performance of any obligation of Sales Agent under this Agreement, any Sales Agent Document or any other Loan Document.

                     12.6 Limitation After Payment of Obligations. Notwithstanding anything to the contrary contained in this Agreement, upon payment in full of the Obligations, each of the terms of Sections 2.1, 2.2, 2.3, 2.4, 2.5, 3, 6, 7, 8.2, 8.3, 9, 10, 11 and 12 of this
       Agreement shall cease to be in effect and shall no longer be enforceable by Heller; provided, that each of the terms of Sections 1, 2.6, 4, 5, 8.1 and 13 shall survive the payment in full of the Obligations and remain in full force and effect until the end of the Heller Share Term and the payment in full of the Heller Share in accordance with the terms of this Agreement.

              SECTION 13. Miscellaneous.

                     13.1 Entire Agreement. This Agreement, together with the Sales Agent Documents and other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof.

                     13.2 Headings. The headings in this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

                     13.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                     13.4 Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed to the party to be notified as follows:

                      (a)    If to Heller, at:

                             Heller EMX, Inc.
                             150 East 42nd Street
                             New York, New York  10017
                             Attention:  Ralph Willis
                             Telecopy Number:  (212) 880-7003

                             with copies to:

                             Latham & Watkins
                             885 Third Avenue, Suite 1000
                             New York, New York  10022-4802
                             Attention:  Hendrik de Jong
                             Telecopy Number:  (212) 751-4864

                     (b) If to Borrower, at the address of Borrower and its counsel specified in the Credit Agreement.

                     (c) If to Sales Agent, at:

                             Team Communications Group, Inc.
                             11818 Wilshire Blvd., 2nd Floor
                             Los Angeles, CA  90025
                             Attention:  Drew Levin
                             Telecopy Number:   (310) 312-4401

                             with copies to:

                             Kelly Lytton Mintz & Vann LLP
                             1900 Avenue of the Stars
                             Los Angeles, CA  90067
                             Attention: Bruce Vann
                             Telecopy Number:   (310) 277-5953

       or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been validly served, given or delivered
       (i) upon the earlier of actual receipt and five (5) Business Days after the same shall have been deposited with the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 13.4), (iii) one (1) Business Day after deposit with a reputable overnight carrier with all charges prepaid, or (iv) when delivered, if hand-delivered by messenger.

                     13.5 Successors and Assigns. This Agreement and all obligations of each of Sales Agent and Borrower hereunder shall be binding upon the successors and assigns of Sales Agent and Borrower, as applicable, (including a debtor-in-possession on behalf of Sales Agent and/or Borrower, as applicable) and shall, together with the rights and remedies of Heller hereunder, inure to the benefit of Heller and its respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or the Guarantee Obligations or any portion thereof shall in any manner affect the rights of Heller hereunder. Neither Sales Agent nor Borrower may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Agreement.

                     13.6 No Waiver; Cumulative Remedies; Amendments. Heller shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Heller and then only to the extent therein set forth. A waiver by Heller of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Heller would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Heller any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Agreement may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by Heller, Borrower and Sales Agent; provided that no such written approval of Borrower shall be required hereunder after the Loan Repayment Date.

                     13.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement.

                     13.8 Expenses and Attorneys Fees. At all times prior to payment in full of the Obligations, Sales Agent agrees to promptly pay all fees, costs and expenses (including without limitation reasonable attorneys' fees and expenses, appraisal fees, reasonable out of pocket expenses) incurred by Heller in connection with any matters contemplated by or arising out of this Agreement, any Sales Agent Document or Loan Document to which Sales Agent is a party, in connection with the examination, review, due diligence investigation, documentation, negotiation and closing of the transactions contemplated herein and in connection with the continued administration and/or enforcement of this Agreement, any Sales Agent Document or Loan Document to which Sales Agent is a party, including any amendments, modifications, consents and waivers. At all times after payment in full of the Obligations, Sales Agent agrees to promptly pay all fees, costs and expenses (including attorneys' fees and expenses) incurred by Heller in connection with any action to enforce this Agreement or the Sales Agency Agreement, or to collect any payments of the Heller Share due from Sales Agent.

                     13.9 Indemnities. Sales Agent agrees to indemnify, pay, and hold Heller, each other Lender party to the Credit Agreement from time to time and their respective officers, directors, employees, agents, and attorneys (the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (including all reasonable fees and expenses of counsel to such Indemnitees) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of such Indemnitees being a party to this Agreement or the transactions consummated pursuant to this Agreement or otherwise relating to any of the Related Transactions; provided that Sales Agent shall have no obligation to an Indemnitee hereunder with respect to liabilities to the extent resulting from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Sales Agent agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law. This Section shall survive the termination of this Agreement.

                     13.10 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

                     13.11 No Fiduciary Relationship; Limited Liability. No provision in the this Agreement, any Sales Agent Document or any Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to Sales Agent or Borrower by Heller. Each of Sales Agent and Borrower agrees that Heller shall have no liability to Sales Agent or Borrower (whether sounding in tort, contract or otherwise) for losses suffered by Sales Agent or Borrower in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the this Agreement, any Sales Agent Document or Loan Document, or any act, omission or event occurring in connection therewith, unless and to the extent that it is determined that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought as determined by a court of competent jurisdiction. Heller shall not have any liability with respect to, and each of Sales Agent and Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by Sales Agent or Borrower in connection with, arising out of, or in any way related to this Agreement, any Sales Agent Document or Loan Document or the transactions contemplated thereby.

                     13.12 Construction. Heller, Sales Agent and Borrower acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement, the Sales Agent Documents and the Loan Documents with its legal counsel and that such agreements and documents shall be construed as if jointly drafted by Heller, Sales Agent and Borrower.

                     13.13 CONSENT TO JURISDICTION. EACH OF SALES AGENT AND BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE CITY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO HELLER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SALES AGENT DOCUMENTS OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH OF SALES AGENT AND BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF SALES AGENT AND BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SALES AGENT AND/OR BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SALES AGENT AND/OR BORROWER, AS APPLICABLE, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT, ANY SALES AGENT DOCUMENT OR ANY OTHER LOAN DOCUMENT, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF SALES AGENT, BORROWER OR OF THEIR RESPECTIVE AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF SALES AGENT AND/OR BORROWER, AS APPLICABLE, FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION

       OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). EACH OF SALES AGENT AND BORROWER AGREES THAT HELLER'S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. EACH OF SALES AGENT AND BORROWER IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY HELLER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER ITS CONTROL AND RELATING TO THE DISPUTE.

                     13.14 WAIVER OF JURY TRIAL. SALES AGENT, BORROWER AND HELLER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SALES AGENT DOCUMENTS AND THE OTHER LOAN DOCUMENTS. SALES AGENT, BORROWER AND HELLER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE SALES AGENT DOCUMENTS AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. SALES AGENT, BORROWER AND HELLER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.



                            [Signature Page Follows]

              IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.


                                   CALL OF THE WILD DISTRIBUTION, LLC


                                   By:
                                      ------------------------------------------
                                   Its:
                                       -----------------------------------------





                                   HELLER EMX, INC., individually and as agent


                                   By:
                                      ------------------------------------------
                                   Its:
                                      ------------------------------------------



                                   TEAM COMMUNICATIONS GROUP, INC.


                                   By:
                                      ------------------------------------------
                                   Its:
                                      ------------------------------------------





                    [SIGNATURE PAGE TO INTER-PARTY AGREEMENT]

                                    Exhibit A


                             COMPLIANCE CERTIFICATE


                  For Quarterly Period Ending _________________


This certificate is given by TEAM COMMUNICATIONS GROUP, INC., a California corporation ("Sales Agent"), pursuant to subsection 8.1 of that certain Inter-Party Agreement dated as of October _____________, 2000 between Sales Agent, CALL OF THE WILD DISTRIBUTION, LLC and HELLER EMX, INC. ("Heller"), as such agreement may hereafter be amended, restated, supplemented or otherwise modified from time to time (the "Inter-Party Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Inter-Party Agreement.

The officer executing this certificate is the Chief Financial Officer [Chief Executive Officer] of Sales Agent and as such is duly authorized to execute and deliver this certificate on behalf of Sales Agent. By executing this certificate such officer hereby certifies to Heller that:

(a) The financial statements delivered with this certificate in accordance with subsections 8.2 (b) and/or (c) of the Inter-Party Agreement fairly present in all material respects the results of operations and financial condition of Sales Agent and its Subsidiaries as of the dates of such financial statements;

(b) I have reviewed the terms of the Inter-Party Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Sales Agent and its Subsidiaries during the accounting period covered by such financial statements;

(c) Such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Sales Agent Default, except as set forth in Exhibit A hereto which includes a description of the nature and period of existence of such Sales Agent Default and what action Sales Agent has taken, is undertaking and proposed to take with respect thereto; and

(d) Sales Agent is in compliance with the covenants contained in Section 11 of the Inter-Party Agreement, as demonstrated below, except as set forth below or described in Exhibit A.

IN WITNESS WHEREOF, Sales Agent has caused this Certificate to be executed by its Chief Financial Officer [Chief Executive Officer] this ____ day of ________,
_____.

                                          By:
                                             -----------------------------------
                                                   Chief Financial Officer
                                                  [Chief Executive Officer]



                                  Exhibit A-1

                             COMPLIANCE CERTIFICATE


                  FOR QUARTERLY PERIOD ENDING _________________


                      COVENANT 11.1 MAXIMUM LEVERAGE RATIO


Total Liabilities                                                    $
                                                                      ----------
Divided by:

Net Worth                                                            $
                                                                      ----------

Leverage Ratio                                                       ===========

Permitted Maximum Leverage Ratio                                     2 : 1

In Compliance                                                        Yes/No


                  COVENANT 11.2 MAXIMUM ADJUSTED LEVERAGE RATIO


Total Liabilities                                                    $
                                                                      ----------

Plus:

Contingent Liabilities                                               $
                                                                      ----------

                                                                     $
                                                                      ----------

Divided by:

Net Worth                                                            $
                                                                      ----------

Adjusted Leverage Ratio
                                                                     ===========
Permitted Maximum Adjusted Leverage Ratio                            3 : 1

In Compliance                                                        Yes/No



                                  Exhibit A-2

                             COMPLIANCE CERTIFICATE


                  FOR QUARTERLY PERIOD ENDING _________________


                     COVENANT 11.3 MINIMUM CASH REQUIREMENT


Cash                                                                 $
                                                                      ----------

Plus:

Cash Equivalents                                                     $
                                                                      ----------

                                                                     $
                                                                      ==========

Required Minimum Cash                                                $ 2,500,000

In Compliance                                                        Yes/No


                         COVENANT 11.4 MINIMUM NET WORTH


Net Worth                                                            $
                                                                      ==========

Required Minimum Net Worth                                           $50,000,000

In Compliance                                                        Yes/No


                        COVENANT 11.5 MINIMUM QUICK RATIO


Cash, Cash Equivalents and Current Receivables                       $
                                                                      ----------

Divided by:

Current Liabilities                                                  $
                                                                      ----------

Quick Ratio
                                                                     ===========

Required Minimum Quick Ratio                                         0.7 : 1

In Compliance                                                        Yes/No



                                  Exhibit A-3

                             COMPLIANCE CERTIFICATE


                  FOR QUARTERLY PERIOD ENDING _________________


                       COVENANT 11.6 MINIMUM CURRENT RATIO

Current Assets                                                       $
                                                                      ----------

Divided by:

Current Liabilities                                                  $
                                                                      ----------

Current Ratio
                                                                     ===========

Required Minimum Current Ratio                                       1.25 : 1

In Compliance                                                        Yes/No


                   COVENANT 11.7 MINIMUM DEBT SERVICE COVERAGE


EBITDA (for the quarter)                                             $
                                                                      ----------

Divided by:

Required principal and interest payments paid for on-balance sheet debt and off-balance sheet contingent liabilities
(for the quarter)                                                    $
                                                                      ----------

Debt Service Coverage
                                                                     ===========

Required Minimum Debt Service Coverage                               1.5 : 1

In Compliance                                                        Yes/No



                                  Exhibit A-4

                             COMPLIANCE CERTIFICATE

                  FOR QUARTERLY PERIOD ENDING _________________


            COVENANT 11.8 MINIMUM DEBT SERVICE AND OVERHEAD COVERAGE

EBITDA (for the quarter)                                             $
                                                                      ----------

Divided by:

Required principal and interest payments paid for on-balance sheet debt and off-balance sheet contingent liabilities
(for the quarter)                                                    $
Plus:                                                                 ----------
All expenses set forth on the line item general and
administrative expenses on Sales Agent's income statement
(for the quarter)                                                    $
                                                                      ----------

Debt Service and Overhead Coverage                                   $
                                                                      ==========

Required Minimum Debt Service and Overhead Coverage                  1 : 1

In Compliance                                                        Yes/No



                                  Exhibit A-5

                       EXHIBIT A TO COMPLIANCE CERTIFICATE

                       DESCRIPTION OF SALES AGENT DEFAULT



                                  Exhibit A-6

                                 Schedule 7.4(a)

                             Organization and Powers

Jurisdiction of Organization: California

Jurisdiction of Due Qualification: California

                                  Schedule 7.6

                              Intellectual Property

                                  Schedule 7.7

                          Investigations, Audits, Etc.

None.

                                  Schedule 7.11

                                   Litigation

================================================================================


                                CREDIT AGREEMENT

                          DATED AS OF October ___, 2000

                                  by and among

                       CALL OF THE WILD DISTRIBUTION, LLC
                                   as Borrower

                                       and

                                HELLER EMX, INC.
                              as Agent and a Lender

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO
                                   as Lenders


================================================================================

                                TABLE OF CONTENTS


SECTION 1. AMOUNTS AND TERMS OF LOANS.......................................................      1

        1.1    Term Loan Facility...........................................................      1
        1.2    Interest and Related Fees....................................................      2
        1.3    Expenses and Attorneys Fees..................................................      5
        1.4    Payments.....................................................................      5
        1.5    Prepayments..................................................................      5
        1.6    Maturity.....................................................................      6
        1.7    Loan Accounts................................................................      6
        1.8    Yield Protection.............................................................      6
        1.9    Taxes........................................................................      7
        1.10   Optional Prepayment/Replacement of Lenders...................................      8

SECTION 2. AFFIRMATIVE COVENANTS............................................................      9

        2.1    Compliance With Laws and Contractual Obligations.............................      9
        2.2    Insurance....................................................................     10
        2.3    Inspection; Lender Meeting...................................................     10
        2.4    Organizational Existence.....................................................     11
        2.5    Collection of Gross Receipts.................................................     11
        2.6    Performance and Amendment of Agreements, Etc.................................     11
        2.7    Physical Properties and Rights...............................................     11
        2.8    Further Assurances...........................................................     11
        2.9    Other Covenants..............................................................     12

SECTION 3. NEGATIVE COVENANTS...............................................................     12

        3.1    Indebtedness.................................................................     12
        3.2    Liens and Related Matters....................................................     12
        3.3    Investments..................................................................     13
        3.4    Contingent Obligations.......................................................     13
        3.5    Restricted Junior Payments...................................................     13
        3.6    Restriction on Fundamental Changes...........................................     14
        3.7    Disposal of Assets...........................................................     14
        3.8    Transactions with Affiliates.................................................     14
        3.9    Fiscal Year..................................................................     14
        3.10   Press Release, Public Offering Materials.....................................     14
        3.11   Subsidiaries.................................................................     14
        3.12   Bank Accounts................................................................     14
        3.13   Original Physical Properties.................................................     14
        3.14   Employees....................................................................     14

SECTION 4. INFORMATION AND REPORTING........................................................     15

        4.1    Financial Statements and Other Reports.......................................     15

        4.2    Accounting Terms, Utilization of GAAP for Purposes of Calculations
               Under Agreement..............................................................     16

SECTION 5. REPRESENTATIONS AND WARRANTIES...................................................     17

        5.1    Disclosure...................................................................     17
        5.2    No Material Adverse Effect...................................................     17
        5.3    No Conflict..................................................................     17
        5.4    Organization, Powers, Capitalization and Good Standing.......................     17
        5.5    Financial Statements and Projections.........................................     18
        5.6    Intellectual Property........................................................     18
        5.7    Investigations, Audits, Etc..................................................     18
        5.8    Employee Matters.............................................................     18
        5.9    Solvency.....................................................................     18
        5.10   Year 2000....................................................................     18
        5.11   Use of Proceeds, Margin Regulations..........................................     18
        5.12   Rights in the Series and Collateral..........................................     19
        5.13   Delivery.....................................................................     19
        5.14   Assets.......................................................................     19

SECTION 6. DEFAULT, RIGHTS AND REMEDIES.....................................................     19

        6.1    Event of Default.............................................................     19
        6.2    Change in Control............................................................     21
        6.3    Acceleration and Other Remedies..............................................     21
        6.4    Termination of Sales Agent and Borrower's Sales..............................     21
        6.5    Attorney-in-Fact.............................................................     22
        6.6    Performance by Agent.........................................................     22

SECTION 7. CONDITIONS TO LOANS..............................................................     23


SECTION 8. ASSIGNMENT AND PARTICIPATION.....................................................     23

        8.1    Assignments and Participations...............................................     23
        8.2    Agent........................................................................     25
        8.3    Amendments, Consents and Waivers.............................................     29
        8.4    Set Off and Sharing of Payments..............................................     29
        8.5    Disbursements of Advances; Return of Payment.................................     30

SECTION 9. MISCELLANEOUS....................................................................     31

        9.1    Indemnities..................................................................     31
        9.2    Amendments and Waivers.......................................................     32
        9.3    Notices......................................................................     32
        9.4    Failure or Indulgence Not Waiver, Remedies Cumulative........................     33
        9.5    Marshaling, Payments Set Aside...............................................     33
        9.6    Severability.................................................................     33
        9.7    Lenders' Obligations Several, Independent Nature of Lenders' Rights..........     33

        9.8    Headings.....................................................................     34
        9.9    Applicable Law...............................................................     34
        9.10   Successors and Assigns.......................................................     34
        9.11   No Fiduciary Relationship, Limited Liability.................................     34
        9.12   Construction.................................................................     34
        9.13   Confidentiality..............................................................     34
        9.14   CONSENT TO JURISDICTION......................................................     35
        9.15   WAIVER OF JURY TRIAL.........................................................     35
        9.16   Survival of Warranties and Certain Agreements................................     36
        9.17   Entire Agreement.............................................................     36
        9.18   Counterparts; Effectiveness..................................................     36

SECTION 10. DEFINITIONS.....................................................................     36

        10.1   Certain Defined Terms........................................................     36
        10.2   Other Definitional Provisions................................................     43

\                             INDEX OF DEFINED TERMS


Defined Term                                       Defined in Section
------------                                       ------------------
Accounting Changes                                 Section 4.2
Acquisition Agreement                              Section 10.1
Acquisition Documents                              Section 10.1
Acquisition Price                                  Section 10.1
Affected Lender                                    Section 1.10
Affiliate                                          Section 10.1
Agent                                              Section 10.1
Agreement                                          Section 10.1
Asset Disposition                                  Section 10.1
Assignment and Acceptance Agreement                Section 10.1
Bankruptcy Code                                    Section 10.1
Base Rate                                          Section 1.2(B)
Base Rate Loans                                    Section 10.1
Borrower                                           Preamble & Section 10.1
Business Day                                       Section 10.1
Cash Equivalents                                   Section 10.1
Certificate of Exemption                           Section 1.9(C)
Closing Date                                       Section 10.1
Closing Fee                                        Section 1.2(C)
Collateral                                         Section 10.1
Collection Account                                 Section 1.4
Contingent Obligation                              Section 3.4
Contractual Obligations                            Section 2.1
Default                                            Section 10.1
Defaulting Lender                                  Section 8.5(C)(1)
Distribution Agreement                             Section 10.1
Distributor                                        Section 10.1
Event of Default                                   Section 6.1
Federal Funds Effective Date                       Section 10.1
Foreign Lender                                     Section 1.9(C)
GAAP                                               Section 10.1
Heller                                             Preamble
Gross Receipts                                     Section 10.1
Indebtedness                                       Section 10.1
Indemnitee                                         Section 9.1
Intellectual Property                              Section 5.6
Interest Period                                    Section 1.2(A)
Interest Settlement Date                           Section 8.5(A)
Inter-Party Agreement                              Section 10.1
Investment                                         Section 3.3
IRC                                                Section 10.1

Laboratory                                         Section 10.1
Laboratory Pledgeholder Agreement                  Section 10.1
Lender(s)                                          Section 10.1
Letter of Non-Exemption                            Section 1.9(C)
LIBOR                                              Section 1.2(A)
LIBOR Loans                                        Section 1.2(A)
Lien                                               Section 10.1
Literary Property                                  Section 10.1
Loan(s)                                            Section 1.1(A)
Loan Amount                                        Section 1.1(A)
Loan Documents                                     Section 10.1
Loan Exposure                                      Section 10.1
Loan Party                                         Section 10.1
Material Adverse Effect                            Section 10.1
Minimum Guarantee                                  Section 10.1
Net Proceeds                                       Section 10.1
Note(s)                                            Section 10.1
Obligations                                        Section 10.1
Permitted Encumbrances                             Section 10.1
Person                                             Section 10.1
Physical Properties                                Section 10.1
Placement Fee                                      Section 3.5(A)
Power of Attorney                                  Section 6.4
Pro Rata Share                                     Section 10.1
Register                                           Section 8.1(B)
Related Funds                                      Section 8.1(E)
Related Transactions                               Section 10.1
Related Transactions Documents                     Section 10.1
Related Receivables                                Section 10.1
Related Receivables Collection Date                Section 1.1(A) & Section 10.1
Related Receivables Excess Payment                 Section 10.1
Related Receivables Payment                        Section 10.1
Replacement Lender                                 Section 1.10(A)
Requisite Lenders                                  Section 10.1
Restricted Junior Payment                          Section 3.5
Sales Agent                                        Section 10.1
Sales Agent Agreement                              Section 10.1
Sales Agent Documents                              Section 10.1
Scheduled Installments                             Section 1.1(A)
Security Documents                                 Section 10.1
Series                                             Section 10.1
Subsidiary                                         Section 10.1
Subtotal                                           Section 1.1
Termination Date                                   Section 10.1
Sales Agent                                        Section 10.1

Territory                                          Section 10.1
Year 2000 Compliant                                Section 5.10

                                CREDIT AGREEMENT

               This CREDIT AGREEMENT is dated as of October ___, 2000 and entered into by and among CALL OF THE WILD DISTRIBUTION, LLC, a Delaware limited liability company ("Borrower"), with its principal place of business at 3957 Maplewood Drive, Seaford, New York 11753, the financial institutions who are or hereafter become parties to this Agreement as "Lenders" (as defined in subsection 10.1 hereof), and HELLER EMX, INC., a Delaware corporation (in its individual capacity "Heller"), with its principal place of business at 150 East 42nd Street, New York, New York 10017, as "Agent" (as such term is defined in subsection 10.1 hereof).

                                R E C I T A L S:

               WHEREAS, Borrower desires that Lenders extend a term credit facility to Borrower to provide funds for financing the acquisition by Borrower of the Series and Related Receivables (as such terms are hereinafter defined in subsection 10.1).

               WHEREAS, Borrower desires to secure all of its Obligations (as hereinafter defined in subsection 10.1) under the Loan Documents (as hereinafter defined in subsection 10.1) by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of its assets; and

               WHEREAS, Team Communications Group, Inc., a California corporation ("Sales Agent") is willing to guaranty all of the Obligations of Borrower to Lenders under the Loan Documents pursuant to the Inter-Party Agreement (as hereinafter defined in subsection 10.1);

               NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Lenders and Agent agree as follows:

                                   SECTION 1.

                           AMOUNTS AND TERMS OF LOANS

               1.1 Term Loan Facility.

               (A) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower contained herein each Lender agrees, severally and not jointly, to lend to Borrower in one draw, on the Closing Date (as defined in subsection 10.1 hereof), its Pro Rata Share of the aggregate amount of $8,139,428 ("Loans", the aggregate amount of Loans:
"Loan Amount"). Borrower shall repay the Loans over a maximum of two (2) years from the Closing Date through scheduled monthly minimum amortization payments ("Scheduled Installments") of $339,143 to be made by Borrower on the day each monthly Interest Period ends commencing with the Interest Period ending in October, 2000 and ending on the Termination Date; provided that the final Scheduled Installment due in September, 2002 shall be equal to the unpaid balance of the Loans then outstanding; provided, however that such Scheduled Installment amount shall be ratably reduced for each Scheduled Installment occurring after the date the Agent receives in the Collection Account the first $2,700,000 of collections in respect of the Related Receivables (the "Related Receivables Collection Date"). In computing such ratable reduction, the following procedure shall be used: (1) subtract from the principal balance of the Loans then outstanding the amount of $2,700,000 (the difference being the "Subtotal"); (2) divide the Subtotal by the number of remaining monthly Scheduled Installments of principal due to be paid on the Loans at such time; and (3) the quotient of (2) shall be the new monthly Scheduled Installment. Because the recomputation of the Scheduled Installment on the Related Receivables Collection Date reflects all prior prepayments of principal on the Loans, only prepayments of the principal of the Loans occurring after the Related Receivables Collection Date shall be counted toward reducing any Scheduled Installments after the Related Receivables Collection Date pursuant to Section 1.5(C) hereto.

               (B) Notes. Borrower shall execute and deliver to each Lender a Note to evidence the Loans, such Note to be in the principal amount of such Lender's Pro Rata Share of the Loans. In the event of an assignment under subsection 8.1, Borrower shall, upon surrender of the assigning Lender's Note, issue a new Note to reflect the interests of the assigning Lender and the Person to which interests are to be assigned.

               (C) Funding Authorization. The proceeds of the Loans made pursuant to this Agreement are to be funded by Agent by wire transfer to the parties, in the amounts and to the accounts designated by Borrower in the Disbursement Direction Letter to be delivered by Borrower to Agent on or prior to the Closing Date.

               1.2 Interest and Related Fees.

               (A) Interest. Except as provided in subsection 1.2(B) and/or (H) hereof, from the date the Loans are made and the date the other Obligations become due, the Loans and the other Obligations shall bear interest at the rate of the sum of LIBOR plus 462.50 basis points ("LIBOR Loans").

               "LIBOR" means, for each Interest Period, a rate per annum equal to:

                      (a) the offered rate for deposits in U.S. dollars in an amount comparable to the amount of the applicable Loans in the London interbank market which is published by the British Bankers' Association, and that currently appears on Telerate Page 3750, or any other source available to Agent, as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of the relevant Interest Period for a term comparable to such Interest Period; or if, for any reason, such a rate is not published by the British Bankers' Association on Telerate or any other source available to Agent, the rate per annum equal to the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which Agent determines that U.S. dollars in an amount comparable to the amount of the applicable Loans are being offered to prime banks at approximately 11:00 a.m. (London time) on the day which is two
(2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period for settlement in immediately available funds by leading banks in the London interbank market selected by Agent; divided by

                      (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System; such rate to be rounded upward to the next whole multiple of one-sixteenth of one percent (.0625%).

               Subject to paragraphs (B) and (H) below, each LIBOR Loans may be obtained for a one month period (each being an "Interest Period"). With respect to all LIBOR Loans: (a) the Interest Period will commence on the date that the LIBOR Loan is made, or in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest period expires, (b) if the Interest Period expires on a day that is not a Business Day, then it will expire on the next Business Day (unless the result of such extension would be to extend such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day), (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month, and (d) no Interest Period shall extend beyond the Termination Date.

               (B) Illegality. Notwithstanding any other provisions hereof, if any law, rule, regulation, treaty or directive or interpretation or application thereof shall make it unlawful for any Lender to make, fund or maintain a LIBOR Loan, such Lender shall promptly give notice of such circumstances to Agent, Borrower and the other Lenders. In such an event, such Lender's outstanding Pro Rata Share of LIBOR Loans shall be converted automatically to a Loan bearing interest at the "Base Rate" (as hereinafter defined) on the last day of the Interest Period thereof or at such earlier time as may be required by law. The Loan, if converted into a Base Rate Loan, shall bear interest at the rate of the sum of the Base Rate plus a margin to be determined by Agent as soon as practicable after such event which will equate to the yield above Agent's cost of funds which Agent was receiving on the Loans immediately prior to such conversion of the Loans into the Base Rate Loans.

               "Base Rate" means a variable rate of interest per annum equal to the greater of (a) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or (b) the Federal Funds Effective Rate plus fifty (50) basis points. Base Rate also includes rates published in any successor publications of the Federal Reserve System reporting the Bank prime loan rate or its equivalent. The statistical release generally sets forth a Bank prime loan rate for each business day. The applicable Bank prime loan rate for any date not set forth shall be the rate set forth for the last preceding date. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank prime loan rate or equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate," "reference rate," "base rate" or other similar rate as determined by Agent announced from time to time by any of the three largest banks (based on combined capital and surplus) headquartered in New York, New York (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank).

               (C) Closing Fee. Borrower shall pay Agent, for the benefit of all Lenders (based upon their respective Pro Rata Shares) in connection with the extension of the Loans, a fee in the amount equal to two percent (2%) of the Loan Amount on Closing Date ("Closing Fee").

               (D) Computation of Interest and Related Fees. Interest on the Loans and all other Obligations, including any fees set forth in this subsection 1.2, shall be calculated daily on the basis of a three hundred sixty (360) day year for the actual number of days elapsed in the period during which it accrues. The date of funding a Base Rate Loans and the first day of an Interest Period with respect to a LIBOR Loan shall be included in the calculation of interest. The date of payment of a Base Rate Loan and the last day of an Interest Period with respect to a LIBOR Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) days' interest shall be charged. Interest on all Base Rate Loans is payable in arrears on the first day of each month and on the maturity of such Loans, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable on the last day of the applicable Interest Period. In addition, interest on LIBOR Loans is due on the maturity of such Loans, whether by acceleration or otherwise.

               (E) Default Rate of Interest. At the election of Agent or Requisite Lenders, after the occurrence of an Event of Default and for so long as it continues, the Loans and other Obligations shall bear interest at a rate that is 3 percent (3.0%) in excess of the rates otherwise payable under this Agreement.

               (F) Excess Interest. Under no circumstances will the rate of interest chargeable be in excess of the maximum amount permitted by law. If excess interest is charged and paid in error, then the excess amount will be promptly refunded or applied to repayment or prepayment of principal in the manner set forth in subsection 1.5(C).

               (G) LIBOR Election. The Loans will be made on the Closing Date as LIBOR Loans and, until paid in full, or except as provided in subsections 1.2(B) and (H) hereof, will be automatically continued as LIBOR Loans for a New Interest Period in an amount equal to the outstanding principal amount of the Loans after giving effect to any payments and/or prepayments of the same occurring on or before the last day of the Interest Period then ended.

               (H) Inability to Determine LIBOR. In the event, prior to commencement of any Interest Period relating to a LIBOR Loan, Agent shall determine or be notified in writing by Requisite Lenders that adequate and reasonable methods do not exist for ascertaining LIBOR, Agent shall promptly provide notice of such determination to Borrower and Lenders (which shall be conclusive and binding on Borrower and Lenders). In such event the LIBOR Loans will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan until Agent or Requisite Lenders determine that the circumstances giving rise to such conversion into Base Rate Loan no longer exist, in which event Agent upon the instructions of Requisite Lenders, shall so notify Borrower and Lenders and upon their instructions the Base Rate Loan shall be converted into LIBOR Loan on the third Business Day after such date.

               1.3 Expenses and Attorneys Fees. Borrower agrees to promptly pay all fees, costs and expenses (including without limitation reasonable attorneys' and consultants' fees and expenses and appraisal fees) incurred by Agent in connection with any matters contemplated by or arising out of the Loan Documents, in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated herein and in connection with the continued administration of the Loan Documents including any amendments, modifications, consents and waivers. Borrower agrees to promptly pay all fees, costs and expenses (including attorneys' fees and expenses) incurred by Agent and Lenders in connection with any action to enforce any Loan Document or to collect any payments due from Borrower or any other Loan Party. All fees, costs and expenses for which Borrower is responsible under this subsection 1.3(B) shall be deemed part of the Obligations when incurred, payable in accordance with the final two sentences of subsection 1.4 and secured by the Collateral.

               1.4 Payments. All payments by Borrower of the Obligations shall be made in same day funds and delivered to Agent, for the benefit of Agent and Lenders, as applicable, by wire transfer to the following account or such other place as Agent may from time to time designate in writing (the "Collection Account").

                             Bank One
                             Three Bank One Plaza
                             Chicago, Illinois 60670
                             ABA number: 071000013
                             For credit to:  Heller EMX, Inc.
                             Account Number: 104-9295

Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder. All payments received and other amounts deposited into the Collection Account during each Interest Period will be applied to the Obligations on the last day of each Interest Period (including without limitation, all payments received in the Collection Account from the licensing and exploitation of the Series).

               1.5 Prepayments.

               (A) Voluntary Prepayments of the Loans. At any time, Borrower may prepay the Loans and all other Obligations, in whole or in part, without premium or penalty. Voluntary prepayments of the Loans shall be applied in accordance with subsection 1.5(C) or as otherwise may be agreed by Requisite Lenders.

               (B) Mandatory Prepayments. The Borrower shall prepay the Loans and all other Obligations by the following amounts, as and when received by or are payable to the Borrower unless otherwise indicated: (a) all proceeds of any sale or assignment of substantially all of Borrower's rights in the Series and/or Related Receivables in any single transaction or group of related transactions other than with Sales Agent pursuant to the Sales Agent Agreement;

and (b) all proceeds of any Related Receivables received in accordance with the Sales Agent Agreement (as defined therein).

               (C) Application of Proceeds. The prepayments set forth in subsection 1.5(A) above shall be applied to reduce the next Scheduled Installments of the Loans. Except for Related Receivables Excess Payments, the prepayments set forth in Subsection 1.5(B) shall be applied to the ratable reduction of the remaining Scheduled Installments of the Loans, it being understood and agreed that with respect to the mandatory prepayments with the proceeds of the Related Receivables received on or prior to the Related Receivables Collection Date, such ratable reduction of Scheduled Installments shall occur pursuant to Section 1.1(A). Notwithstanding the foregoing, all Related Receivables Excess Payments shall be applied to the Scheduled Installments of the Loans in inverse order of maturity.

               1.6 Maturity. All of the Obligations shall become due and payable as otherwise set forth herein, but in any event all of the remaining Obligations shall become due and payable upon termination of the Credit Agreement. Until all Obligations have been fully paid and satisfied (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted), Agent shall be entitled to retain the security interests in the Collateral granted under the Security Documents and the ability to exercise all rights and remedies available to them under the Loan Documents and applicable laws.

               1.7 Loan Accounts. Agent will maintain loan account records ("Loan Account") for (a) all Loans, interest charges and payments thereof, (b) the charging and payment of all fees, costs and expenses and (c) all other debits and credits pursuant to this Agreement. The balance in the Loan Account shall be presumptive evidence of the amounts due and owing to Lenders, provided that any failure by Agent to so record shall not limit or affect the Borrower's obligation to pay. Within five (5) days of the first of each month, Agent shall provide a statement for the Loan Account setting forth the principal and interest due thereon. Borrower must deliver a written objection within sixty
(60) days after receipt of the statement or the statement will be presumptive evidence of the Obligations absent manifest error. During the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to thereafter apply payments in any manner it deems appropriate.

               1.8 Yield Protection.

               (A) Capital Adequacy and Other Adjustments. In the event that any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrower shall from time to time within fifteen


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
(15) days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower and Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

               (B) Increased LIBOR Funding Costs. If, after the date hereof, the introduction of, change in or interpretation of any law, rule, regulation, treaty or directive would impose or increase reserve requirements (other than as taken into account in the definition of LIBOR) or otherwise increase the cost to any Lender of making or maintaining a LIBOR Loan, then Borrower shall from time to time within fifteen (15) days after notice and demand from Agent (together with the certificate referred to in the next sentence) pay to Agent, for the account of all such affected Lenders, additional amounts sufficient to compensate such Lenders for such increased cost. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Agent on behalf of all such affected Lenders to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

               1.9 Taxes.

               (A) No Deductions. Any and all payments or reimbursements made hereunder or under the Note shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto of any nature whatsoever imposed by any taxing authority, excluding such taxes to the extent imposed on Agent's or a Lender's net income by the jurisdiction in which Agent or such Lender is organized. If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to any Lender or Agent, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, such Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made.

               (B) Changes in Tax Laws. In the event that, subsequent to the Closing Date, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

                      (a) does or shall subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or the Loans made hereunder, or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of Agent or such Lender); or


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
                      (b) does or shall impose on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein;

and the result of any of the foregoing is to increase the cost to Agent or any such Lender of making the Loans hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Agent or such Lender, upon its demand, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent or such Lender with respect to this Agreement or the other Loan Documents. If Agent or such Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower of the event by reason of which Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or such Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

               (C) Foreign Lenders. Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Note(s) are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to Borrower and Agent (1) a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes (a "Certificate of Exemption") or (2) a letter from any such Foreign Lender stating that it is not entitled to any such exemption or reduced rate of withholding (a "Letter of Non-Exemption"). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrower or Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrower and Agent. If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to Borrower and Agent within the time periods set forth in the preceding paragraph, Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrower shall not be required to pay any additional amounts as a result of such withholding, provided that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower and Agent.

               1.10 Optional Prepayment/Replacement of Lenders. Within fifteen
(15) days after receipt by Borrower of written notice and demand from any Lender for payment pursuant to subsection 1.8 or 1.9 or, as provided in subsection 8.3(C), in the case of certain refusals by any Lender to consent to certain proposed amendments, modifications, terminations or waivers with respect to this Agreement that have been approved by Requisite Lenders (any such Lender demanding such payment or refusing to so consent being referred to herein as an "Affected Lender"), Borrower may, at its option, notify Agent and such Affected Lender of its intention to do one of the following:

               (A) Borrower may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event Borrower obtains a Replacement Lender that will purchase all outstanding Obligations owed to such Affected Lender and assume its commitments hereunder within ninety (90) days following notice of Borrower's intention to do so, the Affected Lender shall sell and assign all of its rights and delegate all of its obligations under this Agreement to such Replacement Lender in accordance with the provisions of subsection 8.1, provided that Borrower has reimbursed such Affected Lender for any administrative fee payable pursuant to subsection 8.1 and, in any case where such replacement occurs as the result of a demand for payment pursuant to subsection 1.8 or 1.9, paid all amounts required to be paid to such Affected Lender pursuant to subsection 1.8 or 1.9 through the date of such sale and assignment; or

               (B) Borrower may prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender's Pro Rata Share of the Loans in which case the outstanding principal balance of the Loans shall be reduced by the amount of such Pro Rata Share. Borrower shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including, in any case where such prepayment occurs as the result of a demand for payment for increased costs, such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment), and terminate such Affected Lender's obligations under the Loans.

                                   SECTION 2.

                              AFFIRMATIVE COVENANTS

               Borrower covenants and agrees that until payment in full of all Obligations (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted), Borrower shall perform and comply with all covenants in this Section 2.

               2.1 Compliance With Laws and Contractual Obligations.

               Borrower will (a) comply with (i) the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which Borrower is now doing business or may hereafter be doing business and (ii) the obligations, covenants and conditions contained in all Contractual Obligations of Borrower, as applicable other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (b) maintain or obtain all licenses, qualifications and permits now held or hereafter required to be held by Borrower, for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. This subsection 2.1 shall not preclude the Borrower from contesting any taxes or other payments, if they are being diligently contested in good faith in a manner which stays enforcement thereof and if appropriate expense provisions have been recorded in conformity with GAAP. Borrower represents and warrants that, it (i) is in compliance with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (ii) maintains all licenses, qualifications and permits referred to above.

               "Contractual Obligations," as applied to any Person, means any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including, without limitation, the Related Transactions Documents.

               2.2 Insurance.

               (A) At all times, at is sole cost and expense, the Borrower shall maintain (or cause the Sales Agent to maintain) insurance against loss or damage to the Collateral with responsible and reputable insurance companies or associations reasonably satisfactory to the Agent in such amount and covering such risks as are usually carried by companies engaged in similar business and owning similar property in the same general area as the area in which such property is located, which shall be limited to errors and omissions insurance on the Series. All such insurance policies covering the Collateral shall name the Borrower as named insured or an additional insured and shall name Agent as additional insured without Agent being liable for premiums or other cost or expenses.

               (B) Borrower represents and warrants that it maintains all insurance described above and will deliver evidence thereof to Agent. In the event Borrower fails to provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrower's expense to protect Agent's interests in the Collateral. This insurance may, but need not, protect Borrower's interests. The coverage purchased by Agent may not pay any claim made by Borrower or any claim that is made against Borrower in connection with the Collateral. Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrower has obtained insurance as required by this Agreement. If Agent purchases insurance for the Collateral, Borrower will be responsible for the costs of that insurance, including interest and other charges imposed by Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance Borrower is able to obtain on its own.

               2.3 Inspection; Lender Meeting. Borrower shall permit any authorized representatives of Agent to visit and inspect any of the properties of Borrower, including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances and business with its officers and certified public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested. Representatives of each Lender will be permitted to accompany representatives of Agent during each visit, inspection and discussion referred to in the immediately preceding sentence. Without in any way limiting the foregoing, Borrower will participate and will cause its key management


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
personnel to participate in a meeting with Agent and Lenders at least once during each year, which meeting shall be held at such time and such place as may be reasonably requested by Agent.

               2.4 Organizational Existence. Borrower will at all times preserve and keep in full force and effect its organizational existence and all rights and franchises material to its business.

               2.5 Collection of Gross Receipts.

               (A) Borrower shall contractually require Sales Agent to contractually require all Distributors to pay all Gross Receipts, including all payments of the Minimum Guarantee under Sales Agent Agreement, directly to the Collection Account or to Agent for deposit into the Collection Account, for the benefit of Agent and Lenders.

               (B) Upon receipt by Borrower or the Sales Agent of any Gross Receipts or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such revenues, Borrower agrees (and shall cause the Sales Agent to agree) to hold the same in trust for the Agent and forthwith, without any notice or demand whatsoever (all such notices, demands or other actions being expressly waived), to endorse, transfer and deliver any such sums or instruments, or both, to the Collection Account, for the benefit of Agent and the Lenders.

               2.6 Performance and Amendment of Agreements, Etc.

               (A) Borrower shall supervise and monitor the performance of and payments under the Sales Agent Agreement. Borrower shall fully perform all of its obligations under the Sales Agent Agreement and the Distribution Agreements, and shall enforce all of its rights and remedies thereunder as it deems appropriate in its business judgment; provided, however, that Borrower shall not take any action or fail to take any action with respect to the Sales Agent Agreement, or a Distribution Agreement which would result in a waiver or other loss of any material right or remedy of Borrower thereunder.

               (B) Borrower shall not, without Agent's prior written approval, modify, amend, supplement, compromise, satisfy, release, terminate or discharge the Sales Agent Agreement, any Distribution Agreement, any collateral securing the same, any Person liable directly or indirectly with respect thereto, or any agreement relating to the Sales Agent Agreement or any Distribution Agreement or the collateral therefor in any way which materially adversely affects Agent's rights in and to the Collateral.

               2.7 Physical Properties and Rights. Subject to such access as shall be necessary to perform Borrower's obligations under the Sales Agent Agreement or the Distribution Agreements, with respect to all Physical Properties now or hereafter in the (actual or constructive) possession of Borrower, Borrower shall act as pledgeholder for Agent with the same effect as if Agent were a pledgee in possession of such Physical Properties and rights.

               2.8 Further Assurances.

               (A) Borrower shall from time to time execute such guaranties, financing statements, documents, security agreements and reports as Agent or Requisite Lenders at any


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
time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations contemplated by the Loan Documents.

               (B) In the event Borrower acquires an interest in real property after the Closing Date, Borrower shall deliver to Agent a fully executed mortgage or deed of trust over such real property in form and substance satisfactory to Agent, together with such title insurance policies, surveys, appraisals, evidence of insurance, legal opinions, environmental assessments and other documents and certificates as shall be required by Agent and are consistent with requirements imposed with respect to real property interests of Borrower on the Closing Date.

               2.9 Other Covenants. Borrower will (i) engage only in the business of owning the Series and Related Receivables and performing its obligations under the Loan Documents and Sales Agent Documents; (ii) conduct its affairs strictly in accordance with its operating agreement and certificate of formation and observe all necessary, appropriate, and customary corporate, limited liability company and other organizational formalities, including keeping separate and accurate minutes of meetings of its board of directors, shareholders, managers, members or partners, as the case may be, passing all resolutions or consents necessary to authorize actions to be taken, and maintaining accurate and separate books, records and accounts and in a manner permitting its assets and liabilities to be easily separated and readily ascertained; (iii) ensure that its assets are not commingled with the assets of any other Person; (iv) conduct its business solely in its own name and through its respective duly authorized managers, members, officers or agents so as not to mislead others as to the identity of such Person with which those others are concerned; and (v) conduct its operations without an intent to hinder, delay or defraud any creditors in connection with its respective assets and operations.

                                   SECTION 3.

                               NEGATIVE COVENANTS

               Borrower covenants and agrees that until payment in full of all Obligations (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted), Borrower shall perform and comply with all covenants in this Section 3.

               3.1 Indebtedness. Borrower will not create incur, assume, or otherwise become or remain directly or indirectly liable with respect to any indebtedness, obligations or other liabilities which will not be paid in full on the Closing Date, other than the Obligations.

               3.2 Liens and Related Matters.

               (A) No Liens. Borrower will not directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to the Collateral any property or asset of Borrower, whether now owned or hereafter acquired or any income or profits therefrom, other than the Permitted Encumbrances.

               (B) Negative Pledges. Borrower will not directly or indirectly enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.


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
               3.3 Investments. Borrower will not directly or indirectly make or own any Investment in any Person.

               "Investment" means (i) any direct or indirect purchase or other acquisition by Borrower of any beneficial interest in, including stock, partnership interest or other equity securities of, or ownership interest in, any other Person; and (ii) any direct or indirect loan, advance or capital contribution by Borrower to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.

               3.4 Contingent Obligations. Borrower will not directly or indirectly create or become or be liable with respect to any Contingent Obligation except those resulting from endorsement of negotiable instruments for collection in the ordinary course of business.

               "Contingent Obligation," as applied to any Person, means any direct or indirect liability of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates; (iv) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or (v) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

               3.5 Restricted Junior Payments(A) . Borrower will not directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that Borrower may distribute to its members the full amount of the "Placement Fee" (as defined in the Sales Agent Agreement) received by Borrower on the Closing Date.

               "Restricted Junior Payment" means: (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity security of, or ownership interest in, Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity security of, or ownership interest in, Borrower now or hereafter outstanding;
(iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subordinated to the Obligations; and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or other equity security of, or ownership interest in, Borrower now or hereafter outstanding.

               3.6 Restriction on Fundamental Changes. Borrower will not directly or indirectly: (a) amend, modify or waive any term or provision of its organizational documents, including without limitation its certificate of formation or certificate of organization, or operating agreement unless required by law; (b) enter into any transaction of merger or consolidation; (c) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person.

               3.7 Disposal of Assets. Borrower will not directly or indirectly convey, sell, lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of related transactions, any of its property, business or assets, whether now owned or hereafter acquired, except for the transactions contemplated by the Sales Agent Agreement and the Distribution Agreements which Sales Agent shall enter into on behalf of the Borrower for the purpose of exploiting and distributing the Series in the ordinary course of business.

               3.8 Transactions with Affiliates. Borrower will not directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any Affiliate or any director, officer or employee of Borrower.

               3.9  Fiscal Year.  Borrower will not change its fiscal year.

               3.10 Press Release, Public Offering Materials. Borrower will not disclose the name of Agent or any Lender in any press release unless Agent or the applicable Lender has approved the content of any such disclosure.

               3.11 Subsidiaries. Borrower will not directly or indirectly establish, create or acquire any Subsidiary.

               3.12 Bank Accounts. Borrower will not establish any bank accounts without prior written notice to Agent and unless Agent or Borrower and the bank at which the account is to be opened enter into a tri-party agreement regarding such bank account pursuant to which such bank acknowledges the security interest of Agent in such bank account and agrees to limit its set-off rights on terms satisfactory to Agent. As of the Closing Date Borrower has no bank accounts.

               3.13 Original Physical Properties. Borrower shall not deposit or place any original negative, sound, optical or other special effects material (including, without limitation, the final, complete, composite master negative of the Series) outside of the Laboratory.

               3.14 Employees. Borrower will not hire any employee other than Gerald A. John Kelly and/or Roy McAree and shall not pay any compensation (other than Borrower's Placement Fee) to any employee.

                                   SECTION 4.

                            INFORMATION AND REPORTING

               Borrower covenants and agrees that until payment in full of all Obligations (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted), Borrower shall perform and comply with all covenants in this Section 4.

               4.1 Financial Statements and Other Reports. Borrower will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that monthly financial statements are not required to have footnote disclosures). Borrower will deliver each of the financial statements and other reports described below to Agent.

               (A) Quarterly Financials. As soon as available and in any event within thirty (30) days after the end of each fiscal quarter (including the last fiscal quarter of Borrower's fiscal year), Borrower will deliver the consolidated balance sheet of Borrower, as at the end of such fiscal quarter, and the related consolidated statements of income, stockholders' equity and cash flow for such quarter and for the period from the beginning of the then current fiscal year of Borrower to the end of such quarter.

               (B) Year-End Financials. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, Borrower will deliver the consolidated balance sheet of Borrower, as at the end of such year, and the related consolidated statements of income, stockholders' equity and cash flow for such fiscal year.

               (C) Compliance Certificate. Together with each delivery of financial statements of Borrower pursuant to subsections 4.1(A) and 4.1(B) above, Borrower will delivery a fully and properly completed Compliance Certificate (in substantially the same form as Exhibit 4.1(C)) signed by Borrower's chief executive officer or chief financial officer.

               (D) Accountants' Reports. Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted by Borrower's firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of Borrower made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

               (E) Events of Default, Etc. Promptly upon any officer of Borrower obtaining knowledge of any of the following events or conditions, Borrower shall deliver copies of all notices given or received by Borrower with respect to any such event or condition and a certificate of Borrower's chief executive officer specifying the nature and period of existence of such event or condition and what action Borrower has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes, or which could reasonably be expected to result in the occurrence of, an Event of Default or Default; (2) any notice that any Person has given to Borrower or any other action taken with respect to a claimed default or event or condition of the type referred to in subsection 6.1(B); (3) any event or condition that could


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
reasonably be expected to result in any Material Adverse Effect; (4) any breach or default under the Sales Agent Agreement; or (5) any default or event of default with respect to any Indebtedness of Borrower.

               (F) Litigation. Promptly upon any officer of Borrower obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or any property of Borrower not previously disclosed by Borrower to Agent or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting Borrower or any property of Borrower which, in each case, could reasonably be expected to have a Material Adverse Effect, Borrower will promptly give notice thereof to Agent and provide such other information as may be reasonably available to them to enable Agent and its counsel to evaluate such matter.

               (G) Notice of Company and other Changes. Borrower shall provide prompt written notice of (1) all jurisdictions in which Borrower becomes qualified after the Closing Date to transact business, (2) any change after the Closing Date in the membership interests of Borrower or any amendment to its operating agreement, certificate of formation and/or organization, and (3) any other event that occurs after the Closing Date which would cause any of the representations and warranties in Section 5 of this Agreement or in any other Loan Document to be untrue or misleading in any material respect. The foregoing notice requirement shall not be construed to constitute Requisite Lenders' consent to any transaction referred to above which is not expressly permitted by the terms of this Agreement.

               (H) Other Information. With reasonable promptness, Borrower will deliver such other information and data with respect to Borrower as from time to time may be reasonably requested by Agent.

               4.2 Accounting Terms, Utilization of GAAP for Purposes of Calculations Under Agreement. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Agent pursuant to subsection 4.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation. No "Accounting Changes" (as defined below) shall affect financial covenants, standards or terms in this Agreement; provided that Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Borrower; (b) changes in accounting principles recommended by Borrower's certified public accountants and implemented by Borrower; and (c) changes in carrying value of Borrower's assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the Related Transactions or (ii) as the result of any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma. All such adjustments described in clause (c) above resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made.


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
                                   SECTION 5.

                         REPRESENTATIONS AND WARRANTIES

               To induce Agent and Lenders to enter into the Loan Documents, to make the Loans, Borrower represents, warrants and covenants to Agent and each Lender that the following statements are and, after giving effect to the Related Transactions, will remain true, correct and complete for until payment in full of all Obligations:

               5.1 Disclosure. No representation or warranty of the Borrower contained in this Agreement, the financial statements referred to in subsection 5.5, the other Related Transactions Documents or any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of Borrower for use in connection with the Loan Documents or the Related Transactions Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

               5.2 No Material Adverse Effect. Since July 12, 2000 there have been no events or changes in facts or circumstances affecting the Borrower which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Schedules.

               5.3 No Conflict. The consummation of the Related Transactions does not and will not violate or conflict with any laws, rules, regulations or orders of any governmental authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation of the Borrower except if such violations, conflicts, breaches or defaults have either been waived on or before the Closing Date or could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

               5.4 Organization, Powers, Capitalization and Good Standing

               (A) Organization and Powers. Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and qualified to do business in all states where such qualification is required except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. The jurisdiction of organization and all jurisdictions in which the Borrower is qualified to do business are set forth on
Schedule 5.4. Borrower has all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Related Transactions Document to which it is a party and to incur the Obligations, grant liens and security interests in the Collateral and carry out the Related Transactions.

               (B) Binding Obligation. This Agreement is, and the other Related Transactions Documents when executed and delivered will be, the legally valid and binding obligations of the applicable parties thereto, each enforceable against each of such parties, as applicable, in accordance with their respective terms.

               5.5 Financial Statements and Projections. All financial statements concerning Borrower which have been or will hereafter be furnished to Agent pursuant to this Agreement, including those listed below, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended.

               5.6 Intellectual Property. Borrower owns, is licensed to use or otherwise has the right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted that are material to the condition (financial or other), business or operations of Borrower (collectively called "Intellectual Property") and all such Intellectual Property is identified on Schedule 5.6 and fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. Except as disclosed in Schedule 5.6, the use of such Intellectual Property by Borrower does not and has not been alleged by any Person to infringe on the rights of any Person.

               5.7 Investigations, Audits, Etc. Except as set forth on Schedule 5.7, Borrower is not subject of any review or audit by the Internal Revenue Service or any governmental investigation concerning the violation or possible violation of any law.

               5.8 Employee Matters. Borrower has no employees other than Jerry Kelly.

               5.9 Solvency. Borrower: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

               5.10 Year 2000. Borrower has made an assessment of the microchip and computer-based systems and the software used in its business and has determined that such systems and software are Year 2000 Compliant. For purposes of this paragraph, "Year 2000 Compliant" means that all software, embedded microchips and other processing capabilities utilized by, and material to the business operations or financial condition of, Borrower and its Subsidiaries are able to interpret, store, transmit, receive and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates in and after the Year 2000. Borrower is not aware of any circumstances that would be reasonably likely to result in a material adverse change in the business or financial condition of Borrower as a result of the failure of Borrower to have become Year 2000 Compliant prior to January 1, 2000. Borrower will promptly notify Agent if it becomes aware of any such circumstances after the date hereof.

               5.11 Use of Proceeds, Margin Regulations. No part of the proceeds of the Loans will be used for "buying" or "carrying" "margin stock" within the respective meanings of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any other purpose that violates the provisions of the regulations of the Board of Governors of the Federal Reserve System. If requested by Agent, Borrower will furnish to Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form O-1, as applicable, referred to in Regulation U.

               5.12 Rights in the Series and Collateral. Upon payment of the Acquisition Price, Borrower will own all right, title and interest in or to the Series in the Territory and the Related Receivables (as defined in the Acquisition Agreement) subject only to Permitted Encumbrances.

               5.13 Delivery. The Borrower has accepted delivery of the Series in accordance with the Acquisition Agreement. There are no items which are necessary to effectuate delivery to any Distributor which were not included in the Physical Properties received pursuant to the Acquisition Agreement.

               5.14 Assets

               Borrower has no assets other than the Series, Related Receivables and rights under the Sales Agent Documents.

                                   SECTION 6.

                          DEFAULT, RIGHTS AND REMEDIES

               6.1 Event of Default. "Event of Default" shall mean the occurrence or existence of any one or more of the following:

               (A) Payment. Failure to pay, within three (3) days after receipt by Borrower of written notice from Agent or Requisite Lenders, any installment or other payment of principal of any Loan, any interest on any Loan or any other amount due under this Agreement or any of the other Loan Documents;

               (B) Default in Other Agreements. (1) Failure of Borrower to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligations or (2) breach or default of Borrower, or the occurrence of any condition or event, with respect to any Indebtedness (other than the Loans) or any Contingent Obligations, if the effect of such failure to pay, breach, default or occurrence is to cause or to permit the holder or holders then to cause, Indebtedness and/or Contingent Obligations to become or be declared due prior to their stated maturity; or

               (C) Other Defaults Under Loan Documents. Borrower breaches any representation or warranty or defaults in the performance of or compliance with any term contained in this Agreement, the other Loan Documents, the Sales Agent Document or the Inter-Party Agreement (other than occurrences described in other provisions of this subsection 6.1 for which a different grace or cure period is specified or which constitute immediate Events of Default) and such default is not remedied or waived within thirty (30) days after the earlier of (1)


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
receipt by Borrower of notice from Agent or Requisite Lenders of such default or
(2) actual knowledge of Borrower of such default; or

               (D) Sales Agent Default. Any Sales Agent Default (as defined in the Inter-Party Agreement) occurs; or

               (E) Involuntary Bankruptcy; Appointment of Receiver, Etc. (1) A court enters a decree or order for relief with respect to Borrower in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for forty-five (45) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against Borrower, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower, or over all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Borrower, for all or a substantial part of the property of Borrower; or

               (F) Voluntary Bankruptcy; Appointment of Receiver, Etc. (1) Borrower commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) Borrower makes any assignment for the benefit of creditors; or (3) the Board of Directors of Borrower adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 6.1 (G); or

               (G) Judgment and Attachments. Any money judgment, writ or warrant of attachment, or similar process (other than those described elsewhere in this subsection 6.1) involving (1) an amount in any individual case in excess of $100,000 or (2) an amount in the aggregate at any time in excess of $100,000 (in either case to the extent not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against Borrower or any of its respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

               (H) Dissolution. Any order, judgment or decree is entered against Borrower decreeing the dissolution or split up of Borrower and such order remains undischarged or unstayed for a period in excess of fifteen (15) days; or

               (I) Solvency. Borrower ceases to be solvent (as represented in subsection 5.9) or admits in writing its present or prospective inability to pay its debts as they become due; or

               (J) Injunction. Borrower is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business for more than fifteen
(15) days; or

               (K) Invalidity. Any of this Agreement, the Inter-Party Agreement, any other Loan Document, any Sales Agent Document for any reason, other than a partial or full release in accordance with the terms thereof , ceases to be in full force and effect, or is declared to be null and void, or any party other than Agent shall deny that it has any further obligation under this Agreement, the Inter-Party Agreement, any other Loan Document, any Sales Agent Document, or gives notice to such effect; or

               (L) Damage, Strike, Casualty. Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities of Borrower, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

               (M) Licenses and Permits. The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by Borrower, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

               (N) Failure of Security. Agent, for the benefit of Agent and Lenders, does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances) or any substantial portion thereof, in each case, for any reason other than the failure of Agent to take any action within its control; or

               6.2 Change in Control. Gerald A. John Kelly and Roy McAree cease to beneficially and of record own and control, directly or indirectly, free and clear of all liens, all of the issued and outstanding membership and other equity interests in Borrower.

               6.3 Acceleration and Other Remedies. Upon the occurrence of any Event of Default described in subsections 6.1 (E) or 6.1 (F), the unpaid principal amount of and accrued interest and fees on the Loans and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower. Upon the occurrence and during the continuance of any other Event of Default, Agent may, and at the request of the Requisite Lenders, Agent shall, by written notice to Borrower (a) declare all or any portion of the Loans and all or any portion of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, and (b) exercise any other remedies which may be available under the Loan Documents, Sales Agent Documents or applicable law.

               6.4 Termination of Sales Agent and Borrower's Sales

               (A) At any time after the occurrence of an Event of Default, Agent shall have the right, at its option and upon notice to the Borrower and Sales Agent, to terminate the Sales Agent Agreement and all rights of the Sales Agent under the Sales Agent Agreement or otherwise, and all rights of the Borrower (and the Sales Agent on behalf of Borrower) to distribute or otherwise market the Series shall also be terminated. As provided in the Sales

Agent Agreement, termination of the Sales Agent shall not release or discharge the obligations of the Sales Agent to satisfy the Minimum Guarantee or the Guaranteed Obligations (as defined in the Inter-Party Agreement).

               (B) In the event that Agent elects to terminate the rights of the Sales Agent under the Sales Agent Agreement and/or elects to terminate the Borrower's right to distribute or otherwise market the Series, Agent shall be entitled, at any time thereafter, to exercise all rights and remedies under hereunder, and/or replace the Sales Agent with a Person selected by Agent or market the Series itself or through its designees, including the right to sell any and all rights in and to the Series which have not been sold by the Borrower (or the Sales Agent on the Borrower's behalf) on terms and conditions which Agent, in its sole and absolute discretion, deems appropriate under the circumstances. The Borrower ratifies all acts of Agent taken pursuant to the Power of Attorney. Agent shall not be liable for any acts or omissions or for any error of judgment or mistake of law with respect to any take or not taken pursuant to the Power of Attorney. Agent's powers under the Power of Attorney, being coupled with an interest, are irrevocable until this Agreement has been terminated and the Obligations have been fully paid in cash.

               (C) In the event that Agent elects to terminate the rights of the Sales Agent under the Sales Agent Agreement, then payment of any and all fees, commissions, expense reimbursements, marketing costs and any other sums payable to the Sales Agent with respect to the Series, including all amounts payable to the Sales Agent under the Sales Agent Agreement shall be deferred and shall not be due and payable until all Obligations have been satisfied in full.

               6.5 Attorney-in-Fact. Upon the occurrence of an Event of Default, which occurrence is continuing, the Borrower hereby constitutes and appoints Agent as its true and lawful attorney-in-fact, in its place and stead and with full power of substitution, either in the Agent's own name or in the name of the Borrower to do the following (the "Power of Attorney"):

               (A) Renegotiate the Sales Agent Agreement, the Distribution Agreements, or such other agreements as Agent has a Lien in pursuant to the terms hereof as Agent in its sole and exclusive discretion deems proper;

               (B) Require, demand, collect, receive, settle, adjust, compromise and to give acquittances and receipts for the payment of any and all money payable pursuant to the Distribution Agreements or such other agreements included in the Collateral and such licenses and agreements as Agent may enter into as aforesaid; and

               (C) Terminate the Sales Agent Agreement and/or replace Sales Agent with a Person selected by Agent.

               6.6 Performance by Agent. If Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Agent may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower after the expiration of any cure or grace periods set forth herein. In such event, Borrower shall, at the request of Agent, promptly pay any amount reasonably expended by Agent in such performance or attempted performance to Agent, together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in subsection 1.2(E) from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Agent shall not have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document.

                                   SECTION 7.

                               CONDITIONS TO LOANS

               The obligation of Lenders to make the Loans on the Closing Date is subject to the delivery of all documents listed on, the taking of all actions set forth on and the satisfaction of all other conditions precedent listed on
Schedule 7.1, all in form and substance, or in a manner, satisfactory to the Agent and Lenders.

                                   SECTION 8.

                          ASSIGNMENT AND PARTICIPATION

               8.1 Assignments and Participations.

               (A) Assignments. Each Lender may from time to time assign, subject to the terms of an Assignment and Acceptance Agreement, its rights and delegate its obligations under this Agreement to another Person, provided that
(a) such Lender (excluding Heller) shall first obtain the written consent of Agent, which consent shall not be unreasonably withheld; (b) the Pro Rata Share of the Loans being assigned shall in no event be less than the lesser of (i) $2,000,000 and (ii) the entire amount of the Pro Rata Share of the Loans of the assigning Lender; and (c) upon the consummation of each such assignment the assigning Lender shall pay Agent an administrative fee of $3,500. The administrative fee referred to in clause (c) of the preceding sentence shall not apply to an assignment described in paragraph (E). In the case of an assignment authorized under this subsection 8.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were an initial Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Pro Rata Share of the Loans or assigned portion thereof. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a Lender hereunder.

               (B) Recording of Assignments. Agent shall maintain at its office in Chicago, Illinois a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of Lenders, and the commitments of, and principal amount of the Loans owing to each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be presumptive evidence of the amounts due and owing to Lender in the absence of manifest error. Borrower, Agent and each Lender may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice.

               (C) Acceptance of Assignment by Agent. Upon its receipt of a duly completed Assignment and Acceptance Agreement executed by an assigning Lender and its assignee (together with the Note(s) subject to such assignment) and the administrative fee referred to above, Agent shall (subject to the consent of Agent to such assignment, if required) (1) accept such Assignment and Acceptance Agreement, (2) record the information contained therein in the Register and replace Schedule 10.1(C) to reflect such Assignment and Acceptance Agreement and
(3) give prompt notice thereof to Borrower and Lenders. Upon request by Agent, Borrower shall promptly execute and deliver to Agent Note(s) evidencing the Obligations owed by Borrower to the assignee and, if applicable, the assigning Lender, after giving effect to the assignment. Agent shall cancel the Note(s) delivered to it by the assigning Lender and deliver the new Note(s) to the assignee and, unless the assigning Lender has assigned all of its interests under this Agreement, the assigning Lender.

               (D) Participations. Any Lender may sell participations in all or any part of its Pro Rata Share of the Loans to another Person provided that such Lender (excluding Heller) shall first obtain the prior written consent of Agent, which consent shall not be unreasonably withheld, and any such participation shall be in a minimum amount of $2,000,000. All amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting (i) any reduction in the principal amount or interest rate payable with respect to any Loan in which such holder participates; (ii) any extension of the Termination Date, or the date on which any Scheduled Installment is to be paid or the date fixed for any payment of interest payable with respect to any Loan in which such holder participates; or (iii) any release of all or substantially all of the Collateral (except if the sale, disposition or release of such Collateral is permitted under subsection 3.7 or 8.2 or any other Loan Document). Borrower hereby acknowledges and agrees that any participation will give rise to a direct obligation of Borrower to the participant, and the participant shall for purposes of subsections 1.8, 1.9, 8.4 and 9.1 be considered to be a Lender hereunder.

               (E) Transactions with the Federal Reserve Bank; Assignments to Affiliates. Notwithstanding any other provision of this Agreement, any Lender may at any time, following written notice to Agent, (a) create a security interest in all or any portion of its rights under this Agreement or the other Loan Documents in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System and (b) assign all or any portion of its funded loans to an Affiliate of such Lender which is at least 50% owned by such Lender or its parent company, to one or more other Lenders or to a Related Fund. For purposes of this paragraph, a "Related Fund" shall mean, with respect to any Lender, a fund or other investment vehicle that invests in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

               (F) Other Matters. Except as otherwise provided in this subsection 8.1 no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of a participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender. Each Lender may furnish any information concerning Borrower in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to the provisions of subsection 9.13. Borrower agrees that it will use its best efforts to assist and cooperate with Agent and any Lender in any manner reasonably requested by Agent or such Lender to effect the sale of a participation or an assignment described above, including without limitation assistance in the preparation of appropriate disclosure documents or placement memoranda. Notwithstanding anything contained in this Agreement to the contrary, so long as the Requisite Lenders shall remain capable of making LIBOR Loans, no Person shall become a Lender hereunder unless such Person shall also be capable of making LIBOR Loans.

               8.2 Agent

               (A) Appointment. Each Lender hereby designates and appoints Heller as its Agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes Agent to execute and deliver the Security Documents and to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders' consent be obtained in certain instances as provided in this subsection 8.2 and subsections 8.3 and 9.2. The provisions of this subsection
8.2 are solely for the benefit of Agent and Lenders and neither Borrower nor any other party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other party. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

               (B) Nature of Duties. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrower in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of Borrower, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein). If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender any time that the Requisite Lenders have instructed Agent to act or refrain from acting pursuant hereto.

               (C) Rights, Exculpation, Etc. Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or


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
distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but neither Agent nor any of its agents or representatives shall be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of Borrower or Sales Agent. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of Borrower or Sales Agent, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders and, notwithstanding the instructions of Requisite Lenders, Agent shall have no obligation to take any action if it believes, in good faith, that such action exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with subsection 8.2(E).

               (D) Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

               (E) Indemnification. Lenders will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent under this Agreement or any of the Loan Documents, in proportion to each Lender's Pro Rata Share, but only to the extent that any of the foregoing is not reimbursed by Borrower; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from Agent's gross negligence


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
or willful misconduct as determined by a court of competent jurisdiction. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Requisite Lenders until such additional indemnity is furnished. The obligations of Lenders under this subsection 8.2(E) shall survive the payment in full of the Obligations and the termination of this Agreement.

               (F) Heller Individually. With respect to its obligations under the Loans made by it, Heller shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Heller in its individual capacity as a Lender or one of the Requisite Lenders. Heller may lend money to, acquire equity or other ownership interests in, and generally engage in any kind of banking, trust or other business with Borrower or Sales Agent as if it were not acting as Agent pursuant hereto.

               (G) Successor Agent.

                      (1) Resignation. Agent may resign from the performance of all its agency functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (2) below or as otherwise provided below.

                      (2) Appointment of Successor. Upon any such notice of resignation pursuant to clause (1) above, Requisite Lenders shall appoint a successor Agent which, unless an Event of Default has occurred and is continuing, shall be reasonably acceptable to Borrower. If a successor Agent shall not have been so appointed within the thirty (30) Business Day period referred to in clause (1) above, the retiring Agent, upon notice to Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.

                      (3) Successor Agent. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent' s resignation as Agent, the provisions of this subsection 8.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

               (H) Collateral Matters.

                      (1) Release of Collateral. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon payment and satisfaction of all Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted);
(ii) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or


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
disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (iii) in accordance with the provisions of the next sentence. In addition, with the consent of Requisite Lenders, Agent may release any Lien granted to or held by Agent upon any Collateral having a book value not greater than ten percent (10%) of the total book value of all Collateral, either in a single transaction or in a series of related transactions; provided, however, that in no event will Agent, acting under the authority granted to it pursuant to this sentence, release Collateral having a total book value in excess of twenty percent (20%) of the book value of all Collateral, as determined by Agent, during any calendar year.

                      (2) Confirmation of Authority; Execution of Releases. Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by, Lenders (as set forth in subsection 8.2(H)(1)), each Lender agrees to confirm in writing, upon request by Agent or Borrower, the authority to release any Collateral conferred upon Agent under clauses (i) and (ii) of subsection 8.2(H)(1). Upon receipt by Agent of any required confirmation from the Requisite Lenders of its authority to release any particular item or types of Collateral, and upon at least ten (10) Business Days prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent upon such Collateral; provided, however, that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Borrower in respect of), all interests retained by Borrower, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                      (3) Absence of Duty. Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by the Security Documents exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this subsection 8.2(H) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by the Security Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in property covered by the Security Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders, provided that Agent shall exercise the same care which it would in dealing with loans for its own account.

               (I) Agency for Perfection. Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent's security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such assets to Agent or in accordance with Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to


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
realize upon any collateral security for the Loans unless instructed to do so by Agent, it being understood and agreed that such rights and remedies may be exercised only by Agent.

               (J) Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Agent will notify each Lender of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by Requisite Lenders in accordance with Section 6. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

               8.3 Amendments, Consents and Waivers.

               (A) Except as otherwise provided in subsection 8.2, this subsection 8.3 or in subsection 9.2 and except as to matters set forth in other subsections hereof or in any other Loan Document as requiring only Agent's consent, the consent of Requisite Lenders and Borrower will be required to amend, modify, terminate, or waive any provision of this Agreement or any of the other Loan Documents.

               (B) In the event Agent requests the consent of a Lender and does not receive a written consent or denial thereof within ten (10) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have denied the giving of such consent.

               (C) If, in connection with any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement requiring the consent or approval of all Lenders under subsection 9.2, the consent of Requisite Lenders is obtained but the consent of one or more other Lenders whose consent is required is not obtained, then Borrower shall have the right, so long as all such non-consenting Lenders are either replaced or prepaid as described in clauses JA) or (B) below, to either (A) replace the non-consenting Lenders with one or more Replacement Lenders pursuant to subsection 1.10(A) so long as each such Replacement Lender consents to the proposed amendment, modification, termination or waiver or (B) prepay in full the Obligations of the non-consenting Lenders and terminate the non-consenting Lenders' Pro Rata Shares of the Loans in accordance with subsection 1.10(B).

               8.4 Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all
(A) balances held by such Lender at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower), and (B) other property at any time held or owing by such Lender to or for the credit or for the account of Borrower, against and on account of any of the Obligations; except that no Lender shall exercise any such


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
right without the prior written consent of Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender's Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such amount so set off to the Agent for the benefit of all Lenders in accordance with their Pro Rata Shares.

               8.5 Disbursements of Advances; Return of Payment.

               (A) Interest and Fee Payments. On the first (1st) Business Day of each month or such other date that Agent may hereafter elect by notifying Lenders in writing ("Interest Settlement Date"), Agent will advise each Lender by telephone or telecopy of the amount of such Lender's Pro Rata Share of interest and fees on each of the Loans as of the end of the last day of the immediately preceding month. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on the signature page of this Agreement or the applicable Assignment and Acceptance Agreement, as amended by such Lender form time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Assignment and Acceptance Agreement) not later than 3:00 p.m. Chicago time on the next Business Day following the Interest Settlement Date, such Lender's Pro Rata Share of interest and fees on each of the Loans.

               (B) Principal Payments. Payments of principal of the Loans will be settled on the date of receipt if received by Agent on the first Business Day of a month and on the Business Day immediately following the date of receipt if received on any day other than the first Business Day of a month.

               (C) Availability of Lender's Pro Rata Share.

                      (1) Unless Agent shall have received notice from a Lender prior to a scheduled funding date that such Lender will not make available its Pro Rata Share of a Loan requested by Borrower, Agent may assume that such Lender has made such amount available to Agent on the Business Day following the next settlement date for receipt of its Pro Rata Share of the funding of any Loan. If a Lender has not in fact made its Pro Rata Share available to the Agent on such date (any such Lender a "Defaulting Lender"), then the Defaulting Lender and Borrower severally agree to pay to Agent forthwith on demand such amount without set-off, counterclaim or deduction of any kind, together with interest thereon, for each day from and including the date such amount is made available to Agent by Borrower or such Defaulting Lender to but excluding the date of payment to Agent, and (a) in the case of the Defaulting Lender, the greater of the Federal Funds Effective Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation or (b) in the case of Borrower, the interest rate applicable under this Agreement with respect to such Loan.

                      (2) Agent shall not be obligated to transfer to a Defaulting Lender any payment made by Borrower to Agent or any amount otherwise received by Agent for application


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
to the Obligations nor shall Defaulting Lender be entitled to the sharing of any interest, fees or other payments hereunder until full payment is made to Agent in the manner described above.

                      (3) For purposes of voting or consenting to matters with respect to the Loan Documents, a Defaulting Lender shall be deemed not to be a "Lender" and such Defaulting Lender's commitments and outstanding Loans shall be deemed to be zero until full payment is made to Agent in the manner described above.

               (D) Return of Payments

                      (1) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind together with interest thereon, for each day from and including the date such amount is made available by Agent to such Lender to but excluding the date of repayment to Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation.

                      (2) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other person pursuant to any requirement of law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

                                   SECTION 9.

                                  MISCELLANEOUS

               9.1 Indemnities. Borrower agrees to indemnify, pay, and hold Agent, each Lender and their respective officers, directors, employees, agents, and attorneys (the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (including all reasonable fees and expenses of counsel to such Indemnitees) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of such Indemnitees being a party to this Agreement or the transactions consummated pursuant to this Agreement or otherwise relating to any of the Related Transactions; provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to liabilities to the extent resulting from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law. This subsection and other indemnification provisions contained within the Loan Documents shall survive the termination of this Agreement.

               9.2 Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any of the other Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders (or Agent, if expressly set forth herein, in any Note or in any other Loan Document) and the applicable Loan Party; provided, that except to the extent permitted by the applicable Assignment and Acceptance Agreement, no amendment, modification, termination or waiver shall, unless in writing and signed by all Lenders, do any of the following: (a) increase any Lender's Pro Rata Share of the Loans; (b) reduce the principal of or the rate of interest on the Loans or the fees payable with respect to the Loans; (c) extend the Termination Date, the date on which any Scheduled Installment is to be paid or any date fixed for any payment of interest or fees; (d) change the definition of the term Requisite Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (e) release Collateral (except if the sale, disposition or release of such Collateral is permitted under subsection 3.7 or 8.2 or any other Loan Document); (f) amend or waive this subsection 9.2 or the definitions of the terms used in this subsection 9.2 insofar as the definitions affect the substance of this subsection 9.2; or (g) consent to the assignment, delegation or other transfer by Borrower or any other Loan Party of any of its rights and obligations under any Loan Document; and provide, further, that no amendment, modification, termination or waiver affecting the rights or duties of Agent under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to all Lenders required to take such action. Notwithstanding anything to the contrary in this subsection 9.2, Agent and Borrower may execute amendments to this Agreement and the other Loan Documents for the purpose of correcting typographical errors without the consent of Lenders. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No notice to or demand on Borrower in any case shall entitle to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.2 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes.

               9.3 Notices. Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Chicago time; (c) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four (4) Business Days after deposit with postage prepaid and properly addressed.

               Notices shall be addressed as follows:

        If to Borrower:       CALL OF THE WILD DISTRIBUTION, LLC
                              3957 Maplewood Drive
                              Seaford, NY 11753
                              ATTN: Gerald A. John Kelly
                              Telecopy: (516) 679-0045

        With a copy to:       Loeb & Loeb LLP
                              345 Park Avenue, 18th Floor
                              New York, NY 10145
                              ATTN: Roger Arar
                              Telecopy: (212) 407-4990

       If to Agent or Heller: HELLER EMX, INC.
                              150 East 42nd Street
                              New York, NY 10017
                              ATTN: Ralph Willis
                              Telecopy: (212) 880-7003

       With a copy to:        Latham & Watkins
                              53rd at Third, Suite 1000
                              885 Third Avenue
                              ATTN: Hendrik de Jong
                              Telecopy: (212) 751-4864

       If to a Lender:        To the address set forth on the signature page
                              hereto or in the applicable Assignment and Acceptance Agreement

               9.4 Failure or Indulgence Not Waiver, Remedies Cumulative. No failure or delay on the part of Agent or any Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

               9.5 Marshaling, Payments Set Aside. Neither Agent nor any
Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that Borrower makes payment(s) or Agent enforces its Liens or Agent or any Lender exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

               9.6 Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents.

               9.7 Lenders' Obligations Several, Independent Nature of
Lenders' Rights. The obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole




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

option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

               9.8 Headings. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

               9.9 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

               9.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign its rights or obligations hereunder without the written consent of all Lenders.

               9.11 No Fiduciary Relationship, Limited Liability. No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to Borrower by Agent or any Lender. Borrower agrees that neither Agent nor any Lender shall have liability to Borrower (whether sounding in tort, contract or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless and to the extent that it is determined that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought as determined by a court of competent jurisdiction. Neither Agent nor any Lender shall have any liability with respect to, and Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

               9.12 Construction. Agent, each Lender and Borrower acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity. to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by Agent, each Lender and Borrower.

               9.13 Confidentiality. Agent and each Lender agree to exercise their best efforts to keep confidential any non-public information delivered pursuant to the Loan Documents and identified as such by Borrower and not to disclose such information to Persons other than those employed by or engaged by Agent or such Lender and those employed by or engaged by Agent's or such Lender's assignees or participants, or potential assignees or participants. This subsection shall not apply to disclosures required to be made by Agent or any Lender to any regulatory or governmental agency or pursuant to legal process. The obligations of Agent and Lenders under this subsection 9.13 shall supersede and replace the obligations of Agent and Lenders under any



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

confidentiality agreement in respect of this financing executed and delivered by Agent or any Lender prior to the date hereof.

               9.14 CONSENT TO JURISDICTION. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE CITY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN-RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF BORROWER OR OF ITS AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF BORROWER FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). BORROWER AGREES THAT AGENT'S OR ANY LENDER'S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. BORROWER IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY AGENT OR ANY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER
FORM) OR OTHER THINGS UNDER ITS CONTROL AND RELATING TO THE DISPUTE.

               9.15 WAIVER OF JURY TRIAL. BORROWER, AGENT AND EACH LENDER
HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWER, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, AGENT AND EACH LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

               9.16 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 1.3, 1.8, 1.9 and 9.1 shall survive the repayment of the Obligations and the termination of this Agreement.

               9.17 Entire Agreement. This Agreement, the Notes, the Inter-Party Agreement and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether oral or written, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

               9.18 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

                                   SECTION 10.

                                   DEFINITIONS

               10.1 Certain Defined Terms. The terms defined below are used in this Agreement as so defined. Terms defined in the preamble and recitals to this Agreement are used in this Agreement as so defined.

               "Acquisition Agreement" means the Purchase Agreement, dated on or about the date hereof, between the Borrower and Sales Agent pursuant to which Borrower has acquired, in consideration for the payment of the Acquisition Price, the Series, Related Receivables (as defined in the Acquisition Agreement) and certain other rights with respect thereto.

               "Acquisition Documents" means the Acquisition Agreement, the Sales Agent Agreement and the other documents executed by Sales Agent with or in favor of Borrower in connection therewith.

               "Acquisition Price" means the sum $8,139,428.

               "Affiliate" means any Person (a) directly or indirectly controlling, controlled by, or under common control with, Borrower; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Borrower; or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, none of Agent, any Lender nor any of their respective Affiliates shall be considered an Affiliate of Borrower.

               "Agent" means Heller in its capacity as agent for the Lenders under this Agreement and each of the other Loan Documents and any successor in such capacity appointed pursuant to subsection 8.2.

               "Agreement" means this Credit Agreement (including all schedules, subschedules and exhibits hereto), as the same may from time to time be amended, supplemented or otherwise modified.

               "Asset Disposition" means the disposition whether by sale, lease, transfer, loss, damage, destruction, casualty, condemnation or otherwise of any or all of the assets of Borrower.

               "Assignment and Acceptance Agreement" means an agreement among Agent, a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans and other interests under this Agreement and the other Loan Documents, substantially in the form of Exhibit 10.1(A).

               "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and all rules and regulations promulgated thereunder.

               "Base Rate Loans" means Loans that accrue interest determined by reference to the Base Rate.

               "Borrower" shall have the meaning ascribed to that term in the preamble of this Agreement.

               "Business Day" means (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Illinois or the Commonwealth of Pennsylvania, or is a day on which banking institutions located in any such states are closed and (b) with respect to all notices, determinations, fundings and payments in connection with the Loans if bearing interest at the LIBOR, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in Dollar deposits in the applicable interbank LIBOR market.

               "Cash Equivalents" means: (i) marketable securities (A) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (B) issued by any agency of the United States government the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after acquisition thereof and having, at the time of acquisition, a rating of at least A-1 from Standard & Poor's Ratings Group ("S&P") or at least P-1 from Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that is at least (A) "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (B) has Tier I capital (as defined in such regulations) of not less than $250,000,000, in each case maturing within one year after issuance or acceptance thereof; and (v) shares of any money market mutual or similar funds that (A) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (B) has net assets of not less than $500,000,000 and
        (C) has the highest rating obtainable from either S&P or Moody's.

               "Closing Date" means___________________________, 2000.

               "Collateral" means, collectively: (a) all equity securities and other property pledged pursuant to the Security Documents; (b) all "Collateral" as defined in the Security Documents; (c) all real property mortgaged pursuant to the Security Documents; and (d) any property or interest provided in addition to or in substitution for any of the foregoing.

               "Collection Account" has the meaning set forth in Section 1.4 hereto.

               "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

               "Distribution Agreement" means an agreement between the Borrower (or the Sales Agent on behalf of the Borrower) and a Distributor, now or hereafter entered into, pursuant to which the Distributor has been granted, sold, conveyed, licensed, sub-licensed, leased, sub-leased, or otherwise transferred rights with respect to the distribution, sub-distribution, sale, rental, lease, sub-lease, licensing, sub-licensing, exhibition, telecast, broadcast, transmission (including, without limitation, by way of satellite or cable) or other use, exploitation or disposition of the Series or any elements thereof (including, but not limited to, all music and musical compositions; negatives; soundtracks; and Literary Properties) and/or the copyright in any of the foregoing or any part thereof in any media existing now or in the future and in any territory specified therein (including, without limitation, motion picture, television, "home video" and all other audio-visual device rights, merchandising and commercial tie-ups, soundtrack album, music publishing, novelization and publishing rights, trailer rights, and all other allied, incidental, ancillary, and subsidiary rights), and any permitted amendments, modifications and supplements thereto.

               "Distributor" means a Person (other than Sales Agent) regularly engaged in the business of distributing and otherwise exploiting motion pictures.

               "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100th of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100th of 1%) of the quotations for such day for such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

               "GAAP" means generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 entitled "The Meaning of `Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports'" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

               "Gross Receipts" shall have the meaning as defined in the Sales Agent Agreement.

               "Indebtedness" as applied to any Person, means: (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) any obligation under any lease (a "synthetic lease") treated as an operating lease under GAAP and as a loan or financing for United States income tax purposes or creditors rights purposes; (d) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (e) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (f) "earnouts" and similar payment obligations; and (g) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

               "Inter-Party Agreement" means the Inter-Party Agreement among the Borrower, Sales Agent and Agent dated on or about the date hereof, as the same may be amended, restated or otherwise modified from time to time.

               "IRC" means the Internal Revenue Code of 1986, as amended from time to time and all rules and regulations promulgated thereunder.

               "Laboratory" means International Image Services Corp., Broadcast Standards, Inc., Rainmaker Digital Pictures and FACS Records Centre Inc.

               "Laboratory Pledgeholder Agreement" means the Laboratory Pledgeholder Agreement among Agent, the Borrower, Sales Agent and the Laboratory, dated on or about the date hereof, as the same may be amended, restated or otherwise modified from time to time.

               "Lender" or "Lenders" means Heller in its individual capacity and each other financial institution listed on the signature pages hereof together with their successors and permitted assigns pursuant to subsection 8.1.

               "Lien" means any lien, mortgage, pledge, security interest, charge, encumbrance or governmental levy or assessment of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement and any lease in the nature thereof), and any agreement to give any lien, mortgage, pledge, security interest, charge or encumbrance.

               "Literary Property" means all of Borrower's rights, if any, in and to the rights of every kind and nature (including, without limitation, copyrights) in and to the screenplay referred to in the chain of title documents and any other literary, musical, dramatic or other literary material of any kind or nature upon which, in whole or in part, the Series is or may be based, or from which it is or may be adapted or inspired or which may be or has been used or included in the Series including, without limitation, all scripts, scenarios, screenplays, bibles, stories, treatments, novels, outlines, books, titles, concepts, manuscripts or other properties or materials of any kind or nature in whatever state of completion and all drafts, versions and variations thereof.

               "Loan Documents" means this Agreement, the Notes, the Laboratory Pledgholder Agreement, the Inter-Party Agreement, the Security Documents and all other instruments, documents and agreements executed by or on behalf of Borrower and delivered concurrently herewith or at any time hereafter to or for the benefit of Agent or any Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, supplemented or modified from time to time.

               "Loan Exposure" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Loans of such Lender, provided, however, that at any time prior to the making of the Loans, the Loan Exposure of any Lender shall be equal to the commitment amount of such Lender with respect to the Loans set forth on Schedule 10.1(C).

               "Loan Party" means, collectively, Borrower , Sales Agent and Call of the Wild Productions Inc.

               "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Borrower or (b) the impairment of the ability of Borrower to perform its obligations under any Loan Document to which it is a party or of Agent or any Lender to enforce any Loan Document or collect any of the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

               "Minimum Guarantee" shall have the same meaning as defined in the Sales Agent Agreement.

               "Net Proceeds" means cash proceeds received by Borrower from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (a) the costs of such sale, lease, transfer or other disposition (including taxes attributable to such sale, lease or transfer) and (b) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed.

               "Note" or "Notes" means one or more of the promissory notes of Borrower substantially in the form of Exhibit 10.1(B), or any combination thereof.

               "Obligations" means all obligations, liabilities and indebtedness of every nature of Borrower from time to time owed to Agent or any Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against Borrower.

               "Permitted Encumbrances" means, (a) the rights of the Agent and the Lenders under the Loan Documents, (b) the rights granted to the Sales Agent under the Sales Agent Agreement and the rights granted to Distributors under Distribution Agreements, all of which shall be subject and subordinate to the rights of the Agent and the Lenders under the Loan Documents, (c) any Lien of the Laboratory which maintains the original Physical Properties of the Series provided for under a Laboratory Pledgeholder Agreement in form and substance acceptable to Agent, provided such Liens (i) occur in the ordinary course of distributing the Series, (ii) are for an aggregate amount which does not at any time exceed the sum of Twenty-Five Thousand Dollars ($25,000) and
        (iii) are security for amounts that, at the time the Lien is granted, are not yet due and payable or are being contested in good faith; (d) the Discovery License (as defined in the Sales Agent Agreement).

               "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental. person, the successor functional equivalent of such Person).

               "Physical Properties" means, to the extent of Borrower's interest therein, all physical properties of every kind or nature of or relating to the Series and all versions thereof, including, without limitation, all physical properties relating to the development, production, completion, delivery, exhibition, distribution or other exploitation of the Series, and all versions thereof or any part thereof, including, without limitation, the Literary Property, exposed film, developed film, positives, negatives, prints, answer prints, special effects, pre-print materials (including interpositives, negatives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices and all other forms of pre-print elements which may be necessary or useful to produce prints or other copies or additional pre-print elements, whether now known or hereafter devised) soundtracks, recordings, audio and video tapes and discs of all types and gauges, cutouts, trims and any and all other physical properties of every kind and nature relating to the Series in whatever state of completion, and all duplicates, drafts, versions, variations and copies of each thereof.

               "Pro Rata Share" means (a) with respect to a Lender's obligation to lend a portion of the Loans and such Lender's right to receive payments of interest and principal with respect thereto, the percentage obtained by dividing (i) the Loan Exposure of such Lender by (ii) the aggregate Loan Exposure of all Lenders.

               "Related Transactions" means the execution and delivery of the Related Transactions Documents, the funding of the Loans on the Closing Date, the consummation of the transactions contemplated under the Acquisition Documents, and the payment of all fees, costs and expenses associated with all of the foregoing.

               "Related Transactions Documents" means the Loan Documents, the Acquisition Documents and all other agreements, instruments and documents executed or delivered in connection with the Related Transactions.

               "Related Receivables" means all CAVCO, GST or other similar grants, subsidies and reimbursements related to the Series whether received prior to, on or after the date of this Agreement.

               "Related Receivables Collection Date" has the meaning set forth in Section 1.1(A) hereof. "Related Receivables Excess Payments" shall mean all amounts in excess of $2,700,000 received by Agent after the Related Receivables Collection Date derived from the collection of the Related Receivables.

               "Requisite Lenders" means Lenders (other than Defaulting Lenders) having sixty-six and two-thirds percent (66-2/3%) or more of the aggregate outstanding principal balance of the Loans.

               "Sales Agent" means Team Communications Group, Inc.

               "Sales Agent Agreement" means that certain Sales Agent and Minimum Guarantee Agreement dated on or about the date hereof between the Borrower and the Sales Agent with respect to the exploitation of the Series by the Sales Agent on behalf of

        Borrower, as modified, supplemented and amended by any amendments thereto permitted under the terms hereof.

               "Sales Agent Documents" means, collectively, the Sales Agent Agreement, the Acquisition Documents and each of the other documents executed by Sales Agent with or in favor of Borrower in connection therewith.

               "Security Documents" means all instruments, documents and agreements executed by or on behalf of any Person to guaranty or provide collateral security with respect to the Obligations including, without limitation, any security agreement or pledge agreement, any guaranty of the Obligations, any mortgage or deed of trust, and all instruments, documents and agreements executed pursuant to the terms of the foregoing.

               "Series" means the color, full-length, television series, cinematographic film and photoplay, for the first thirteen episodes entitled "CALL OF THE WILD," as more fully described in the Acquisition Agreement, including the sound records thereof, as well as trailers and clips thereof, produced by means of any photographic, electronic, mechanical or other processes or devices now or hereafter known, invented, used or contemplated, by which photographs, films, drawings, images or other visual reproductions or representations are or may be printed, imprinted, recorded or otherwise preserved on film, tape or any other material of any description (whether translucent or not) for later projection, exhibition or transmission by any means or media now known or hereafter devised, in such manner that the same are or appear to be in motion or in sequence on a screen, mirror, tube or other medium or device, whether or not accompanied by sound record.

               "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

               "Termination Date" means the earliest to occur of (a) _____________, 2002 or (b) the Loans provided hereunder are terminated by Agent pursuant to Section 6.2.

               "Territory" shall have the meaning as defined in the Sales Agent Agreement.

               10.2 Other Definitional Provisions. References to "Sections", "subsections", "Exhibits," "Schedules" and "subschedules" shall be to Sections, subsections, Exhibits, Schedules and subschedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 10.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. References to an agreement shall include all amendments, restatements, modifications and supplements to such agreement, subject to such consents or approvals of Agent or any Lenders as may be required by the terms of this Agreement. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.



                            [Signature Page Follows]

               Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                       CALL OF THE WILD DISTRIBUTION, LLC,
                                       as Borrower


                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------

                                       HELLER EMX, INC., as
                                       Agent and a Lender

                                       By:
                                          --------------------------------------
                                          Title: Vice President




                      [Signature Page to Credit Agreement]

                         LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit 4.1(C)   --  Compliance Certificate
Exhibit 10.1(A)  --  Assignment and Acceptance Agreement
Exhibit 10.1(B)  --  Notes


Schedules

Schedule 5.4(A)  --  Jurisdictions of Organization and Qualifications
Schedule 5.6     --  Intellectual Property
Schedule 5.7     --  Investigations and Audits
Schedule 7.1     --  Conditions to Loans
Schedule 10.1(C) --  Pro Rata Shares and Commitment Amounts

                                 Exhibit 4.1(C)
                             Compliance Certificate

To:     Heller EMX, Inc., as Agent

               Please refer to the Credit Agreement dated as of October ___, 2000 (as amended or otherwise modified from time to time, the "Credit Agreement") and entered into by and among CALL OF THE WILD DISTRIBUTION, LLC, ("Borrower"), the financial institutions who are or hereafter become parties thereto as "Lenders" (as defined in subsection 10.1 thereof), and HELLER EMX, INC., as "Agent".

               Borrower hereby certifies to you that no Default or Event of Default has occurred and is continuing.

               Witness the due execution hereof by the respective duly authorized officers of the undersigned on ___________ ______, ________.


                                      CALL OF THE WILD DISTRIBUTION, LLC,
                                      as Borrower


                                      By:
                                         ---------------------------------------
                                         Title:
                                               ---------------------------------



                                  Exh. 4.1(C)-1

                                 Exhibit 10.1(A)
                       Assignment and Acceptance Agreement


                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

         This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Agreement") is entered into by and between the parties designated as Assignor ("Assignor") and Assignee ("Assignee") above the signatures of such parties on the Schedule of Terms attached hereto and hereby made an integral part hereof (the "Schedule of Terms") and relates to the Credit Agreement described in the Schedule of Terms (as the same has been amended, supplemented or otherwise modified to the date hereof and as it may hereafter be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined).

         IN CONSIDERATION of the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

         SECTION 1.  Assignment and Assumption.

         (a) Effective as of the Settlement Date specified in Item 5 of the Schedule of Terms (the "Settlement Date"), Assignor hereby sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee hereby purchases and assumes from Assignor, that percentage interest in all of Assignor's rights and obligations as a Lender arising under the Credit Agreement and the other Loan Documents which represents, as of the Settlement Date, the percentage interest specified in Item 3 of the Schedule of Terms of all rights and obligations of Lenders arising under the Credit Agreement and the other Loan Documents with respect to any outstanding Loans (the "Assigned Share").

         (b) In consideration of the assignment described above, Assignee hereby agrees to pay to Assignor, on the Settlement Date, the principal amount of any outstanding Loans included within the Assigned Share, such payment to be made by wire transfer of immediately available funds in accordance with the applicable payment instructions set forth in Item 6 of the Schedule of Terms.

        (c) Assignor agrees to pay to Assignee a closing fee in the amount specified in Item 4 of the Schedule of Terms.

         (d) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described above, (i) Assignee shall be a party to the Credit Agreement and shall have all of the rights and obligations under the Loan Documents, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents, arising out of or otherwise related to the Assigned Share, and (ii) Assignor shall be absolutely released from any of such obligations, covenants and agreements assumed or made by Assignee in respect of the Assigned Share. Assignee hereby acknowledges and agrees that the agreement set forth in this



                                 Exh. 10.1(A)-1

Section 1(d) is expressly made for the benefit of Borrower, Agent, Assignor and the other Lenders and their respective successors and permitted assigns.

         (e) Assignor and Assignee hereby acknowledge and confirm their understanding and intent that (i) this Agreement shall effect the sale and assignment by Assignor and the purchase and assumption by Assignee of Assignor's rights and obligations with respect to the Assigned Share, (ii) any other assignments by Assignor of a portion of its rights and obligations with respect to any outstanding Loans shall have no effect on the Pro Rata Share of Assignee set forth in Item 3 of the Schedule of Terms or on the interest of Assignee in any outstanding Loans corresponding thereto, and (iii) from and after the Settlement Date, Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (including without limitation all payments of principal and accrued but unpaid interest (1)[and Closing Fees] with respect thereto) (A) in the case of any such interest {and fees that shall have accrued prior to the Settlement Date, to Assignor, and (B) in all other cases, to Assignee; provided that Assignor and Assignee shall make payments directly to each other in accordance with the payment instructions set forth in Item 6 of the Schedule of Terms to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Agent under the Loan Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by Section 1(b) occurs on a date other than the Settlement Date.

         SECTION 2. Certain Representations, Warranties and Agreements.

         (a) Assignor represents and warrants that it is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim.

         (b) Assignor hereby represents and warrants that Item 3 of the Schedule of Terms correctly sets forth the aggregate amount of the Loans and the Assigned Share being transferred to Assignee pursuant to this Agreement as described above.

         (c) Assignor represents and warrants that it has delivered to Agent the Notes delivered to Assignor by Borrower pursuant to the Credit Agreement and requests that Agent exchange such Notes for new Notes executed by Borrower payable to Assignor and Assignee in the amounts necessary to reflect the transaction contemplated by this Agreement.

         (d) Assignor makes no representation and warranty to Assignee with respect to, and shall not be responsible to Assignee for, the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by or on behalf of Borrower in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrower, nor shall Assignor be required to ascertain or inquire as to (i) the performance or observance of any of the terms, conditions, provisions, covenants or agreements


--------

(1) INSERT FEE PROVISION ONLY IF APPLICABLE.



                                 Exh. 10.1(A)-2
contained in any of the Loan Documents, (ii) the use of the proceeds of the Loans, (iii the existence or possible existence of any Event of Default or Default.

         (e) Assignee represents and warrants that it satisfies any eligibility requirements to be a Lender under the Credit Agreement; that it is not a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) or, if it is a foreign person, that it has delivered to Agent the documentation required by paragraph 3(h)(iv) below; that it has experience and expertise in the making or the purchasing of loans such as the Loans; that it has acquired the Assigned Share for its own account and without any present intention of selling all or any portion of such interest; and that it has received, reviewed and approved a copy of the Credit Agreement (including all Exhibits and Schedules thereto) and copies of all other Loan Documents which it has requested.

         (f) Assignee represents and warrants that it has received from Assignor such financial information regarding Borrower and the other Loan Parties as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of Borrower and the other Loan Parties in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower and the other Loan Parties. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the Settlement Date or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

         (g) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

         SECTION 3. Miscellaneous.

         (a) Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

         (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.



                                 Exh. 10.1(A)-3

         (c) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telecopy or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the notice address of each of Assignor and Assignee shall be as set forth on the Schedule of Terms or, as to either such party, such other address as shall be designated by such party in a written notice delivered to the other such party. In addition, the notice address of Assignee set forth on the Schedule of Terms shall serve as the initial notice address of Assignee for purposes of the Credit Agreement.

         (d) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         (e) THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         (f) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

         (g) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         (h) This Agreement shall become effective upon the date (the "Effective Date") upon which all of the following conditions are satisfied: (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the execution of a counterpart hereof by as evidence of its consent hereto to the extent required under subsection 8.1 of the Credit Agreement, (iii) the receipt by Agent of the administrative fee referred to in subsection 8.1 of the Credit Agreement, (iv) in the event Assignee is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes), the receipt by Agent of Internal Revenue Service Form W-8ECI or Form W-8BEN or such other forms, certificates or other evidence with respect to United States Federal income tax withholding matters that are required under the Internal Revenue Code to establish that Assignee shall be entitled to receive payments of principal, interest and fees under the Credit Agreement free from or at a reduced rate of withholding of United States Federal income tax properly completed and executed by Assignee, and (v) the receipt by Agent of originals or telecopies of the counterparts described above.



                                 Exh. 10.1(A)-4

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, such execution being made as of the Effective Date in the applicable spaces provided on the Schedule of Terms.



                  [Remainder of page intentionally left blank]



                                 Exh. 10.1(A)-5

                                SCHEDULE OF TERMS

1.      Borrower: Call of the Wild Distribution, LLC

2. Name and Date of Credit Agreement: Credit Agreement dated as of October__________, 2000 by and among Call of the Wild Distribution, LLC, the financial institutions listed therein as Lenders, and Heller EMX, Inc., as Agent for Lenders.

3.      Amounts/Pro Rata Share:

                                               Amount         Pro Rata Share
                                               ------         --------------
        Aggregate Outstanding Balance of       $____________       N/A
        Loans for all Lenders:

        Assigned Share of Loans:               $____________      _____%


[4.     Closing Fee:  $_________, which is _____% of the Assigned Share]

5.      Settlement Date:___________________, _________

6.      Payment Instructions:

        ASSIGNOR:                              ASSIGNEE:


        -----------------------                --------------------------

        ABA No.:                               ABA No.:
                 ----------------                       -----------------
        Account No.:                           Account No.:
                    -------------                          --------------
        Name:  Heller EMX, Inc.                Name:
                                                    ---------------------
        Reference:                             Reference:
                  ---------------                        -----------------

7.      Notice Addresses:

        ASSIGNOR:                              ASSIGNEE:
        Heller EMX, Inc.
        150 East 42nd Street                   --------------------------
        New York, NY 10017                     --------------------------
        Attention:  Ralph Willis               --------------------------
                                               Attention:
                                                         ----------------

8.      Signatures:

HELLER EMX, INC.,                              [NAME OF ASSIGNEE], a [TYPE OF
a Delaware corporation, as Assignor            ENTITY AND JURISDICTION OF



                                 Exh. 10.1(A)-6

                                               ORGANIZATION], as Assignee


By:                                            By:
   ---------------------------                   -------------------------------
Title:                                         Title:
      ------------------------                       ---------------------------




                                 Exh. 10.1(A)-7

                                 Exhibit 10.1(B)
                                      Notes



                                      NOTE

$8,139,428.00                                                 New York, New York


                                                              __________, ______

               FOR VALUE RECEIVED, the undersigned, CALL OF THE WILD DISTRIBUTION, LLC, a Delaware limited liability company ("Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of HELLER EMX, INC, a Delaware corporation, acting in its capacity as agent for Lenders ("Agent"), at the offices of Agent, at its address at 150 East 42nd Street, New York, New York, 10017, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, in the principal sum of EIGHT MILLION ONE HUNDRED THIRTY-NINE THOUSAND FOUR HUNDRED TWENTY-EIGHT DOLLARS AND ZERO CENTS ($8,139,428.00).

               This Note was executed and delivered pursuant to, and evidences indebtedness of Borrower incurred under, that certain Credit Agreement dated as of October ___, 2000 by and among Borrower, each of the Lenders party thereto from time to time, and Agent (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"), to which reference is hereby made for a statement of the terms and conditions under which the Loan evidenced hereby was made and is to be repaid and for a statement of Agent's and Lender's remedies upon the occurrence of an Event of Default. Capitalized terms used herein but not otherwise specifically defined shall have the meanings ascribed to such terms in the Credit Agreement.

               Borrower hereby unconditionally promises to pay interest on the outstanding unpaid principal amount hereof, at the rates and times provided in the Credit Agreement. Interest shall be calculated daily on the basis of a three hundred sixty (360) day year for the actual number of days elapsed in the period during which it accrues.

               If a payment becomes due and payable hereunder other than on a Business Day, the due date of such payment shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the rate specified above. Under no circumstances will the rate of interest chargeable hereunder be in excess of the maximum amount permitted by law. If excess interest is charged and paid in error, then the excess amount will be promptly refunded.

                      Borrower hereby waives demand, presentment, protest demand, presentment, protest and nonpayment.


                                 Exh. 10.1(B)-1

                      THIS NOTE HAS BEEN DELIVERED AT NEW YORK, NEW YORK AND SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. WHENEVER IN THIS NOTE REFERENCE IS MADE TO THE AGENT, THE LENDER OR A BORROWER, SUCH REFERENCE SHALL BE DEEMED TO INCLUDE, AS APPLICABLE, A REFERENCE TO THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. THE PROVISIONS OF THIS NOTE SHALL BE BINDING UPON AND SHALL INURE TO THE BENEFIT OF SUCH SUCCESSORS AND ASSIGNS. EACH BORROWER'S SUCCESSORS AND ASSIGNS SHALL INCLUDE, WITHOUT LIMITATION, A RECEIVER, TRUSTEE OR DEBTOR IN POSSESSION OF OR FOR SUCH BORROWER.


                                       CALL OF THE WILD DISTRIBUTION, LLC, a
                                       Delaware limited liability company


                                       By:
                                           -------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------



                                 Exh. 10.1(B)-2

                                 Schedule 5.4(A)
                Jurisdictions of Organization and Qualifications


Jurisdiction of Organization:  Delaware

Jurisdiction of Due Qualification:  Delaware and New York



                                  Sch. 5.4(A)-1

                                  Schedule 5.6
                              Intellectual Property


All rights with respect to the Series acquired pursuant to the Acquisition Agreement.



                                   Sch. 5.6-1

                                  Schedule 5.7
                            Investigations and Audits

None.



                                   Sch. 5.7-1

                                  Schedule 7.1
                               Conditions to Loans

               (A) Fully executed copies of the Acquisition Documents, including the chain-of-title documents evidencing that the Borrower has been assigned, pursuant to and in accordance with the terms of the Acquisition Agreement, all of the rights in and to the Related Receivables and the Series as well as in the underlying and included Literary Properties and Physical Properties necessary for Borrower and Sales Agent to exploit the Series as contemplated by the Sales Agent Agreement and the Distribution Agreements, and that all payments for such rights have been paid, together with a protective UCC-1 Financing Statements with respect to the Related Receivables, the Series and related rights naming Sales Agent as debtor, Borrower as secured party and Agent as assignee of secured party;

               (B) An examination of the relevant UCC and PPSA Filing Offices and records of the United States and Canadian Copyright Office (including, without limitation, a copyright and title search report on the Series) acceptable to Agent and its counsel, reveals no interest of any third party which is contrary to the rights granted to Borrower under the Acquisition Documents or the Agent under the Loan Documents;

               (C) Except for the payment of the Acquisition Price, all conditions precedent to the consummation of the Acquisition Agreement shall have been met and Borrower shall have accepted delivery of the Series from Sales Agent;

               (D) Agent shall have received this Agreement and all of the following items, together with all exhibits, attachments and supplementary documents which are not elsewhere identified in this Schedule 7.1, such items to be in form and substance satisfactory to the Agent, and to be executed by all parties thereto when the nature of such items so requires:

                      (1) Note of Borrower;

                      (2) Security Agreement of Borrower;

                      (3) Security Agreement of Sales Agent;

                      (4) Copyright Mortgage and Security Agreement of Call of the Wild Productions Inc. ("CTWP");

                      (5) Inter-Party Agreement of each of Borrower and Sales Agent;

                      (6) Acknowledgment copies of proper financing statements and PPSA filings, duly filed on or before the Closing Date under the UCC and PPSA of all jurisdictions that Agent may deem necessary or desirable in order to perfect the Agent's Liens with respect to each of Borrower, CTWP and Sales Agent;

                                   Sch. 7.1-1

                      (7) Payoff of Obligations and Release of Liens Letter duly executed by Imperial Bank ("Imperial"), under which Imperial undertook to deliver to Agent's counsel such UCC-3 and PPSA Termination Statements and copyright mortgage releases and other instruments, in form and substance satisfactory to Agent, as shall be necessary to terminate all financing statements and copyright mortgage in favor of Imperial;

                      (8) Intercreditor Agreement duly executed by Discovery Communications, Inc. ("DCI") and Agent under which DCI agreed to subordinate the DCI Security Interest related to the Series (other than the DCI Rights) to Agent's security interest granted by Borrower, CTWP and Sales Agent under the Security Documents;

                      (9) UCC-3 Partial Release Statement duly executed by Mercantile National Bank, releasing all Liens in and to the Series and the Related Receivables, in a form and substance satisfactory to Agent;

                      (10) Collateral Assignment of CTWP Agreements (as defined below) executed by Sales Agent and acknowledged by CTWP;

                      (11) Certificate of the Managers/Members of the Borrower certifying to the following: (1) a certified copy of the operating agreement of the Borrower authorizing the execution, delivery and performance of this Agreement, the other Loan Documents, the Sales Agent Documents, and the transactions contemplated thereby, and such other documents relating thereto as Agent reasonably may request; (2) a copy of the articles of formation or articles of organization of the Borrower, certified by the Secretary of State of Delaware; and (3) signature and incumbency certificates of the Borrower's officers and/or managers who are authorized to execute this Agreement, the other Loan Documents and the Sales Agent Documents;

                      (12) Certificate of Good Standing from the Secretary of State of Delaware, the Secretary of State of New York and the Secretary of State of each jurisdiction in which the Borrower is qualified to do business, each dated a recent date prior to the Closing Date;

                      (13) Such opinions of counsel for the Borrower as Agent shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent and its counsel;

                      (14) Certificate of the Secretary of the Sales Agent certifying to the following: (1) a copy of resolutions of the directors of the Sales Agent authorizing the execution, delivery and performance of the Loan Documents and the Sales Agent Documents to which Sales Agent is a party, and the transactions contemplated thereby, and such other documents relating thereto as Agent reasonably may request; (2) a copy of the articles of incorporation of the Sales Agent, certified by the Secretary of State of California; and (3) a certified copy of the bylaws of the Sales Agent;

                      (15) Certificate of Good Standing from the Secretary of State of California, the Secretary of State of each jurisdiction in which the Sales Agent is qualified to do business, each dated a recent date prior to the Closing Date;


                                   Sch. 7.1-2

                      (16) Such opinions of counsel for the Sales Agent as Agent shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent and its counsel;

                      (17) Certificate of the Secretary of CTWP certifying to the following: (1) a copy of resolutions of the directors of CTWP authorizing the execution, delivery and performance of the Loan Documents to which CTWP is a party, and the transactions contemplated thereby, and such other documents relating thereto as Agent reasonably may request; (2) a copy of the memorandum and articles of incorporation of CTWP, certified by the Secretary of State or equivalent of British Columbia; and (3) signature and incumbency certificates of CTWP's officers who are authorized to execute the Loan Documents to which it is a party;

                      (18) Certificate of Good Standing from the Secretary of State or equivalent of British Columbia, dated a recent date prior to the Closing Date;

                      (19) Laboratory Pledgeholder Agreement of each Laboratory, Borrower and Sales Agent;

                      (20) Laboratory Access Letter (as defined in the Acquisition Agreement);

                      (21) Certificates and other evidence, in form, scope, and substance, reasonably satisfactory to Agent, of all insurance coverage as required pursuant to Section 2.3 which shall note Agent as an additional insured and/or loss payee, as applicable;

                      (22) Closing Certificate of each of Borrower and Sales Agent;

                      (23) Disbursement Direction Letter of Borrower.

               (E) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans on the Closing Date;

               (F) The representations and warranties contained in Section 5 of this Agreement and elsewhere herein and in the Loan Documents shall be true, correct and complete in all material respects on the Closing Date to the same extent as though made on and as of that date, except for any representation or warranty expressly limited by its terms to a specific date;

               (G) No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Loans to be made on such date;

               (H) The Borrower and/or Sales Agent shall have paid all attorney costs, the Closing Fee and all other fees and expenses of Agent incurred in connection with any of the Loan Documents due hereunder to Agent and to other Persons on or prior to the Closing Date;



                                   Sch. 7.1-3

               (I) All proceedings taken in connection with the execution of this Agreement and all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to Agent;

               (J) Borrower shall have delivered such other documents as Lender may reasonably request in order to effect fully the purposes of this Agreement, the other Loan Documents and the Sales Agent Documents;

               (K) Agent shall have received an appraisal from an appraiser satisfactory to Agent confirming the minimum projections of the international distribution rights set forth in the projections provided by Sales Agent to Agent prior to the Closing Date;

               (L) Agent shall have received the transfer documents related to assignment of CAVCO and GST proceeds (i) from CTWP to Sales Agent, (ii) from Sales Agent to Borrower, and (iii) from Borrower to Agent;

               (M) Agent shall have received a legal opinion of the counsel for CTWP which confirms that the assignments of the CAVCO and GST proceeds are valid, enforceable, do not require any consent or approval from any governmental authority or any other third party and directly enforceable against the obligor, in a form, scope, and substance satisfactory to the Agent and its counsel;

               (N) Agent shall have received copies of all agreements relating to the financing between Sales Agent and Abracadabra Entertainment, LLC;

               (O) Agent shall have received the duly executed amended and restated Sales Agency Agreement and Distribution Agreement between CTWP and Sales Agent (together, the "CTWP Agreements") which reflect Agent as the lender entitled to priority repayment of the Loans and the Heller Share (as defined in the Inter-Party Agreement) prior to payment of any amount to CTWP;

               (P) Agent shall have completed to its satisfaction the due diligence of Borrower and Sales Agent and their business, management, operations and any other areas that Agent deemed necessary, including, without limitation, the due diligence of Frankfurter Film Productions litigation in which Sales Agent is currently involved;

               (Q) Agent shall have been provided with a draft of Sales Agent's financial statements for all United States subsidiaries and affiliates for the period ended June 30, 2000 and a draft of its corporate consolidated financial statements for all subsidiaries, (including foreign subsidiaries, as applicable) and the content of such financial statements shall have been deemed acceptable by Agent;

               (R) Agent shall have been provided with a draft of Sales Agent's financial statements for all United States subsidiaries and affiliates for the period ended August 31, 2000;

               (S) The Agent shall have received, in a form and substance satisfactory to Agent, evidence that on or prior to the Closing Date Mr. Nick Kahla has not perfected the security interest held by him in respect of the Collateral;



                                   Sch. 7.1-4

               (T) Sales Agent' counsel shall have issued a letter to Agent which discusses the status of Sales Agent's legal proceedings with Beyond Entertainment and confirms that the likely outcome will not impose any material liability on Sales Agent;

               (U) Agent shall have received in the Collection Account all Pre-Closing Proceeds specified on Schedule 4 of the Purchase Agreement; and

               (V) No material adverse change in the property, business, operations or condition (financial or otherwise) or prospects of the Borrower or Sales Agent shall have occurred since the completion of the due diligence.



                                   Sch. 7.1-5

                                Schedule 10.1(C)
                     Pro Rata Shares and Commitment Amounts


Heller EMX, Inc. - 100% of all Commitments.



                                  Sch. 10.1(C)

                               SECURITY AGREEMENT
                       {TEAM COMMUNICATIONS GROUP, INC.}


        THIS SECURITY AGREEMENT is dated as of October __, 2000 between TEAM COMMUNICATIONS GROUP, INC., a California corporation ("Debtor"), and HELLER EMX, INC., a Delaware corporation, in its capacity as agent ("Agent") for the Lenders party to the Credit Agreement described below.



                              W I T N E S S E T H :


        WHEREAS, Call of the Wild Distribution, LLC, a Delaware limited liability company ("Borrower"), Agent and Lenders are parties to a Credit Agreement dated on or about the date hereof (as the same may be amended and in effect from time to time, the "Credit Agreement"), pursuant to which Lenders have agreed to make loans and other financial accommodations available to Borrower;

        WHEREAS, Debtor has executed an Inter-Party Agreement (the "Inter-Party Agreement") and a Sales Agency and Minimum Guarantee Agreement dated on or about the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Sales Agent Agreement").

        WHEREAS, in order to secure the payment and performance of Debtor's obligations under the Inter-Party Agreement and Sales Agent Agreement, Debtor has agreed to grant to Agent, for the benefit of Agent and Lenders, the security interests contemplated by this Agreement;

        NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make the loans and other financial accommodations available to Borrower under the Credit Agreement, Debtor hereby agrees with Agent, for the benefit of Agent and Lenders, as follows:

SECTION 1. Definitions

        1.1 Certain Defined Terms. Terms defined in the Credit Agreement and not otherwise defined herein shall have the respective meanings provided for in the Credit Agreement. The following terms, as used herein, have the meanings set forth below:

        "Accounts" means all "accounts" (as defined in the UCC) now owned or hereafter created or acquired by Debtor and all of the following now owned or hereafter created or acquired by Debtor: (a) accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to Debtor arising from the sale, lease or exchange of goods or other property and/or the performance of services; (b) Debtor's rights in, to and under all purchase orders for goods, services or other property; (c) Debtor's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit); (d) monies due to or to become due to Debtor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges with respect thereto (whether or not yet earned by performance on the part of Debtor); and (e) all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing.

        "Collateral" has the meaning assigned to that term in Section 2.

        "Copyrights" means collectively all of the following now owned or hereafter created or acquired by Debtor: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

        "CTWP Agreements" mean the Sales Agency Agreement and Distribution Agreement between Debtor and Producer (as defined below) dated as of October 15, 1999, as the same may be amended, restated or otherwise modified from time to time.

        "Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods now owned or hereafter acquired by Debtor including, without limitation, all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

        "Equipment" means all "equipment" (as defined in the UCC) now owned or hereafter acquired by Debtor including, without limitation, all machinery, motor vehicles, trucks, trailers, vessels, aircraft, rolling stock and all other tangible personal property (other than Inventory) and all parts thereof and all additions and accessions thereto and replacements therefor.

        "Fixtures" means all "fixtures" (as defined in the UCC) now owned or hereafter acquired by Debtor including, without limitation, plant fixtures, trade fixtures and business fixtures, wherever located, and all additions and accessions thereto and replacements therefor.

        "General Intangibles" means all "general intangibles" (as defined in the UCC) now owned or hereafter created or acquired by Debtor including, without limitation, (a) all agreements, leases, licenses and contracts to which Debtor is or may become a party; (b) all obligations or indebtedness owing to Debtor (other than Accounts) or other rights to receive payments of money from whatever source arising and all collateral security therefor; (c) all tax


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

refunds and tax refund claims; (d) all Patents, Trademarks and Copyrights; (e) all choses in action and causes of action; and (f) all trade secrets and other confidential information relating to the business of Debtor including, without limitation: the names and addresses of, and credit and other business information concerning, Debtor's past, present or future customers; the prices which Debtor obtains for its services or at which it sells merchandise; policies and procedures pertaining to the sale and design of equipment, components, devices and services furnished by Debtor; information concerning suppliers of Debtor; and information concerning the manner of operation, business plans, projections, and all other information of any kind or character, whether or not reduced to writing, with respect to the conduct by Debtor of its business not generally known by the public.

        "Instruments" means all "instruments", "chattel paper" and "letters of credit" (each as defined in the UCC) in which Debtor now has or hereafter acquires any rights including, without limitation, all checks, drafts, notes, bonds, debentures and certificates of deposit.

        "Inventory" means all "inventory" (as defined in the UCC) now owned or hereafter acquired by Debtor, wherever located, including, without limitation, finished goods, raw materials, work in process and other materials and supplies (including packaging and shipping materials) used or consumed in the manufacture or production thereof and goods which are returned to or repossessed by Debtor.

        "Investment Property" means all "investment property" (as defined in the UCC) now owned or hereafter acquired by Debtor including, without limitation, all securities (certificated and uncertificated), securities accounts, securities entitlements, commodity contracts and commodity accounts (as each such term is defined in the UCC).

        "Literary Properties" has the meaning assigned to that term in Section
2.

        "Patents" means collectively all of the following now owned or hereafter created or acquired by Debtor: (a) all patents and patent applications and the inventions and improvements described and claimed therein, and patentable inventions; (b) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

        "Permitted Encumbrances" means, (a) the rights and Liens in favor of the Agent, (b) the rights granted to the Borrower under the Purchase Agreement (as defined in the Inter-Party Agreement) and the rights granted to licensees, sub-licensees, lessees, sub-lessees, or other transferrees in connections with the exploitation of the Series, all of which shall be subject and subordinate to the Liens and rights of the Agent under this Agreement and the other Loan Documents, (c) any Lien of the laboratory which maintains the original Physical Properties of the Series provided for under a Laboratory Pledgeholder Agreement in form and substance


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

acceptable to Agent, provided such Liens (i) occur in the ordinary course of distributing the Series, (ii) are for an aggregate amount which does not at any time exceed the sum of Twenty-Five Thousand Dollars ($25,000) and (iii) are security for amounts that, at the time the Lien is granted, are not yet due and payable or are being contested in good faith; (d) the Discovery License (as defined in the Sales Agent Agreement).

        "Physical Properties" has the meaning assigned to that term in Section
2.

        "Proceeds" means all "proceeds" (as defined in the UCC) of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral including, without limitation, all claims of Debtor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

        "Producer" means Call of the Wild Productions Inc., a British Columbia corporation.

        "Related Receivables" means the right to receive (as assignee of Producer) CAVCO, GST or other similar grants, subsidies and reimbursements related to the Series whether received prior to, on or after the date of this Agreement.

        "Sales Agent Agreement" has the meaning set forth in the Recitals.

        "Secured Obligations" has the meaning assigned to that term in Section
3.

        "Security Interests" means the security interests granted pursuant to
Section 2 hereof, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement and the other Loan Documents.

        "Series" means the first thirteen (13) one-hour episodes of the television series entitled "Jack London's Call of the Wild" and comprises a connected and continuous series of scenes telling or presenting a complete story and is suitable for public exhibition in any and all media including by means of videograms and television exhibition. The Series is produced by Producer. The Series includes, without limitation, the cinematographic film photoplay and sound records thereof, as well as trailers and clips thereof, produced by means of any photographic, electronic, mechanical or other processes or devises now or hereafter known, invented, used or contemplated, by which photographs, films, drawings, images or other visual reproductions or representations are or may be printed, imprinted, recorded or otherwise preserved on film, tape or any other material of any description (whether translucent or not) for later projection, exhibition or transmission by any means or media now known or hereafter devised, in such manner that the same are or appear to be in motion or in sequence on a screen, mirror, tube or other medium or device, whether or not accompanied by sound record.

        "Territory" shall mean the universe excluding Canada.


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

        "Trademarks" means, as it relates to the Series, collectively all of the following now owned or hereafter created or acquired by Debtor: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith; (b) all renewals thereof; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing including, without limitation, damages and payments for past, present and future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing.

        "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

        1.2 Other Definition Provisions. References to "Sections," "subsections," "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of same and any successor statutes and regulations.

SECTION 2. Grant of Security Interests

        To secure the payment, performance and observance of the Secured Obligations, Debtor hereby grants to Agent, for the benefit of Agent and Lenders, a continuing security interest in, right of setoff against, and an assignment to Agent of, all right, title and interest of Debtor in all of the following personal property, whether now owned or existing or hereafter acquired or arising and regardless of where located including, without limitation, the following (all being collectively referred to herein as the "Collateral"):

        All of Debtor's right, title, and interest in and to the Series, the Related Receivables, the Sales Agent Agreement and the CTWP Agreements, together with all products and Proceeds thereof in whatever form, including, without limitation, all Inventory, Accounts, General Intangibles (including copyrights, patents and trademarks), Documents, Instruments, Investment Property, Equipment which arise from the Series, the Related Receivables, the Sales Agent Agreement and/or the CTWP Agreements but excluding, in any event, the pre-existing license agreement between Producer and Discovery Communications Inc. dated as of January 7, 1999 (and any amounts payable thereunder). Subject to such exclusion, the Collateral shall include, to


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

the extent they are owned by Debtor (it being understood that this definition does not constitute a representation that each and all the various rights listed are owned by Debtor), without limitation, the following particular rights and properties:

               (i) all scenarios, screenplays and/or scripts at every stage of the development of the Series;

               (ii) all common law and statutory copyright and other rights in all literary and other properties with respect to the Series ("Literary Properties") that form the basis of the Series or which are or will be incorporated into the Series, all component parts of the same Series consisting of the Literary Properties and other properties, all motion picture rights in and to the story, all treatments of said story and other literary material, together with all preliminary and final screenplays (including the screenplay (the "Screenplay"), and all drafts prior thereto) used and to be used in connection with the Series, and all other literary material upon which the Series is based or from which it is adapted;

               (iii) all motion picture rights in and to all music and musical compositions connected with the Series, including, without limitation, all rights to record, re-record, produce, reproduce, or synchronize all of said music and musical compositions in and in connection with motion pictures;

               (iv) all exposed and/or delivered negative film, sound tracks, positive prints, cutouts and trims connected with the Series, whether or not in completed form or in some state of completion;

               (v) all collateral, allied, subsidiary and merchandising rights appurtenant or related to the Series now or hereafter owned or controlled by Debtor, including, without limitation, the following rights: Literary Properties, or the text or any part of the Literary Properties; all rights throughout the world to broadcast, transmit and/or reproduce by means of television (including, without limitation, free, commercially sponsored, sustaining, subscription, cable and pay television) or by any process analogous thereto, now known or hereafter devised, the Series; all rights to produce primarily for television or similar use, by use of film or any other medium now known or hereafter devised, a motion picture or series of motion pictures based upon the Series, the Literary Properties, or any part thereof, including, without limitation, any script, scenario or the like used in the Series; all merchandising rights including, without limitation, all rights to use, exploit, and license others to use and exploit any commercial tie-ups of any kind arising out of or connected with the Literary Properties, the Series, the title or titles of the Series, the characters of the Series or the Literary Properties, or the names or characteristics of such characters and including further, without limitation, any commercial exploitation in connection with or related to the Series or the Literary Properties;

               (vi) all statutory copyrights, domestic and foreign, obtained or to be obtained on the Series, together with any and all copyrights obtained or to be obtained in connection with the Series or any underlying or component elements of the Series, including, without limitation, all copyrights on the property described in subparagraphs (i) through (v) of this definition,


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

together with the right to register for copyright, and all rights to renew or extend such registration and the right to sue in the name of Debtor for past, present, or future infringements of copyrights;

               (vii) all insurance policies connected with the Series and all proceeds which may be derived therefrom;

               (viii) all rights to distribute, sell, rent, license the exhibition of, and otherwise exploit and turn to account the Series, the negatives, sound tracks, prints, and motion picture rights in and to the Literary Properties, other literary material upon which the Series is based or from which it is adapted, and such music and musical compositions used or to be used in the Series;

               (ix) any and all sums, proceeds, money, products, profits, or increases and any other money profits or increases (as those terms are used in the Uniform Commercial Code or otherwise) or other property obtained or to be obtained from the distribution, exhibition, sale, or other uses or dispositions of the Series or any part of the Series in the Territory, including, without limitation, all proceeds, profits, products, and increases, whether in money or otherwise, from the sale, rental, or licensing of the Series and/or any of the elements of the Series, whether pursuant to the any agreements for sale, rental, licensing or other distribution of the Series ("Distribution Agreements") or otherwise, in any and all media, including collateral, allied, subsidiary, and merchandising rights, and amounts recovered as damages by reason of unfair competition, copyright infringement, breach of any contract or infringement of any rights, or derived therefrom in any manner whatsoever;

               (x) the dramatic, non-dramatic, stage, television, radio, and publishing rights, title and interests in and to the Series, to the extent owned by Debtor, and the rights to register for copyrights and renewals of same therein, and the right to sue in Debtor's name or in the Purchaser's name for past, present, and future infringements of copyright;

               (xi) the title of the Series and all rights of Debtor to the use thereof, including, without limitation, rights protected pursuant to any trademark, service mark, or unfair competition law, and/or the rules and principles of law related to any other applicable statute, common law decision, or other rule or principle of law;

               (xii) all contract rights and general intangibles which grant to any person any right to acquire, produce, develop, reacquire, finance, release, sell, distribute, lease, sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize or otherwise exploit the Series or any rights in the Series, including any and all Distribution Agreements;

               (xiii) with respect to the Series, all Accounts and/or other rights to payment which Debtor presently owns or which may arise in favor of Debtor in the future, including, without limitation, any refund under a completion guarantee, all Accounts and/or rights to payment due from exhibitors in connection with the distribution of the Series (including all Distribution Agreements), and all Accounts and/or rights to payment arising from exploitation of


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

any and all of the collateral, allied, subsidiary, merchandising, and other rights in connection with the Series.

               (xiv) any and all General Intangibles in connection with the Series not elsewhere included in this definition, including, without limitation, any and all General Intangibles consisting of any right to payment which may arise in the distribution or exploitation of any of the rights set out herein, and any and all General Intangible rights in favor of Debtor in connection with the Series for services or other performances by any third parties, including actors, writers, directors, individual producers, and/or any and all other performing or non-performing parties or artists in any way connected with the Series, any and all General Intangible rights in favor of Debtor relating to licenses of sound or other equipment in connection with the Series, and licenses for photographic or other processes, and any and all General Intangibles related to the exhibition, distribution or exploitation of the Series including General Intangibles related to or which grow out of the exhibition of the Series and the exploitation of any and all other rights in the Series set out in this definition;

               (xv) any and all "goods" (as that term is defined in the UCC) including Inventory which may arise in connection with the creation, production, or delivery of the Series and which goods, pursuant to any production or distribution agreement or otherwise, are owned by Debtor;

               (xvi) each and all of the rights, regardless of denomination, which arise in connection with the creation, production, completion of production, delivery, distribution, or other exploitation of the Series, including, without limitation, any and all rights in favor of Debtor, the ownership or control of which are or may become necessary or desirable, in the opinion of Agent, in order to complete production of the Series in the event that Agent exercises any rights it may have to take over and complete production of the Series;

               (xvii) any and all documents issued by any pledgeholder or bailee with respect to the Series or with respect to any negatives, sound tracks or prints (whether or not in completed form) connected therewith;

               (xviii)any and all rights of Debtor under contracts relating to the production of the Series, which have been delivered to Agent pursuant to this Agreement;

               (xix) all of the Debtor's right, title and interest in, to and under the Sales Agent Agreement, including Debtor's rights to receive payments thereunder, and all other rights to receive film rentals, license fees, distribution fees, producer's shares, royalties and other amounts of every description including, without limitation, from (1) theatrical exhibitors, non-theatrical exhibitors, television networks and stations and airlines, cable television systems, pay television operators, whether on a subscription, per program charge basis or otherwise, and other exhibitors, (2) distributors, subdistributors, lessees, sublessees, licensees and sublicensees (including any subsidiary) and (3) any other Person that distributes, exhibits or exploits the Series or the Literary Property or elements or components of the Series or the Literary Property or rights relating thereto;

               (xx) all title or titles of the Series and all of the Debtor's rights to the exclusive use thereof including rights protected pursuant to trademark, service mark, unfair competition and/or other laws, rules or principles of law or equity;

               (xxi) with respect to the Series, all inventions, processes, formulae, licenses, patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, logos, indicia, corporate and Debtor names, business source or business identifiers and renewals and extensions thereof, domestic and foreign, whether now owned or hereafter acquired, and the accompanying good will and other like business property rights relating to the Series, and the right (but not the obligation) to register claim under trademark or patent and to renew and extend such trademarks or patents and the right (but not the obligation) to sue in the name of Debtor or in the name of Agent for past, present or future infringement of trademark or patent; and

               (xxii) All accessions to, substitution for, and replacements, proceeds, and proceeds of proceeds of any of the foregoing, including, without limitation, proceeds of any insurance policies, claims against third parties, with respect to the foregoing.

SECTION 3. Security for Obligations

        This Agreement secures the payment and performance of Debtor's indebtedness and obligations under the Inter-Party Agreement and the Sales Agent Agreement and all indebtedness, liabilities and obligations of Debtor now existing or hereafter created or arising under this Agreement and all renewals, extensions, restructurings and refinancings of any of the above (all such indebtedness, liabilities and obligations of Debtor being collectively referred to herein as the "Secured Obligations").

SECTION 4. Debtor Remains Liable

        Anything herein to the contrary notwithstanding: (a) Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Agent of any of the rights hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral; and (c) neither Agent nor any Lender shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Agent nor any Lender be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 5. Representations and Warranties

        In order to induce Agent and each Lender to enter into this Agreement, Debtor represents and warrants to Agent and to each Lender as follows:


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

        5.1 Binding Obligation. This Agreement is the legally valid and binding obligation of Debtor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor's rights generally.

        5.2 Office and Collateral Locations. The Debtor represents and warrants to the Agent that the Debtor's chief executive office, its books and records, and copies of the Physical Properties of the Series are located at the Debtor's address(es) and laboratories described on Schedule I.

        5.3 Ownership of Collateral; Bailees. Except for matters disclosed on
Schedule III, other Permitted Encumbrances and the Security Interests, Debtor owns the Collateral which it acquired from Producer pursuant to the CTWP Agreements, and will own such after-acquired Collateral, free and clear of any Lien. No effective financing statement or other form of lien notice covering all or any part of the Collateral is on file in any recording office, except for those in favor of Agent and as disclosed on Schedule III. Except as disclosed on
Schedule III, none of the Collateral is in the possession of any consignee, bailee, warehouseman, laboratory, agent or processor.

        5.4 Fictitious Names. Debtor has no other places of business except those separately specified on Schedule I. Debtor does not do business and has not done business during the past five years under any tradename or fictitious business name except as disclosed on Schedule II. Except as disclosed on
Schedule II, Debtor has not acquired assets from any Person, other than assets acquired in the ordinary course of Borrower's business, during the past five years.

        5.5 Perfection. Agent has a valid, perfected and, except for the Permitted Encumbrances, first priority security interest in the Collateral, securing the payment of the Secured Obligations, and such Security Interests are entitled to all of the rights, priorities and benefits afforded by the UCC or other applicable law as enacted in any relevant jurisdiction which relates to perfected security interests.

        5.6 Governmental Authorizations; Consents. No authorization, approval or other action by, and no notice to or filing with, any domestic or foreign governmental authority or regulatory body or consent of any other Person is required either (a) for the grant by Debtor of the Security Interests granted hereby or for the execution, delivery or performance of this Agreement by Debtor or (b) for the perfection of or the exercise by Agent of its rights and remedies hereunder (except as may have been taken by or at the direction of Debtor or Agent).

        5.7 Accurate Information. All information heretofore, herein or hereafter supplied to Agent by or on behalf of Debtor with respect to the Collateral is and will be accurate and complete in all material respects.


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

SECTION 6. Further Assurances; Covenants

        6.1 Other Documents and Actions. Debtor will, from time to time, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that Agent may request, in order to create, perfect and protect any security interests granted or purported to be granted hereby or pursuant to any other Loan Document or to enable Agent to exercise and enforce its rights and remedies hereunder, or under any other Loan Document with respect to any Collateral. Without limiting the generality of the foregoing, Debtor will: (a) execute and file such financing or continuation statements, or amendments thereto and such other instruments, documents or notices, as may be necessary or desirable, or as Agent may request, in order to create, perfect and preserve the security interests granted or purported to be granted hereby or pursuant to any other Loan Document; (b) at any reasonable time, upon demand by Agent, exhibit the Collateral to allow inspection of the Collateral by Agent or Persons designated by Agent and to examine and make copies of the records of Debtor related thereto, and to discuss the Collateral and the records of Debtor with respect thereto with, and to be advised as to the same by, Debtor's officers and employees and, after the occurrence and during the continuance of an Event of Default, in the case of the Accounts, Documents, General Intangibles, Instruments and Investment Property with any Person which is or may be obligated thereon; and (c) upon Agent's request, appear in and defend any action or proceeding that may affect Debtor's title to or Agent's security interest in the Collateral.

        6.2 Agent Authorized. Debtor hereby authorizes Agent to file one or more financing or continuation statements, and amendments thereto (or similar documents required by any laws of any applicable jurisdiction), relating to all or any part of the Collateral without the signature of Debtor where permitted by law.

        6.3 Corporate or Name Change. Debtor will give Agent at least thirty
(30) days prior written notice of any change in Debtor's name, identity, mailing address or corporate structure. With respect to any such change, Debtor will promptly execute and deliver such documents and take such actions as Agent deems necessary or desirable to create, perfect and preserve the security interests of Agent in the Collateral.

        6.4 Business Locations. Subject to the next sentence, Debtor will keep the Collateral at the locations specified on Schedule I. Debtor covenants and agrees that in the event (a) the title or titles of the Series or the name or any trade name of Debtor is to be changed or modified in any manner, (b) Debtor proposes to acquire or use a new trade name, (c) the chief executive office of Debtor is to be relocated to a place other than its present address as stated in
Schedule I hereof, or (d) there is proposed to be a change in location or name of any laboratory which holds, or which is expected to process, any original negative, sound, optical or other special effects material including, without limitation, the final, complete composite master negative of the Series, then Debtor shall provide thirty (30) days prior written notice to Agent and, prior to making any such change or modification, shall execute and deliver to Agent such further documents and do such other acts and things as Agent may request in order to carry out the


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

purposes of this Agreement including, without limitation, the execution and delivery of financing statements, amendments, copyright assignments and mortgages, and laboratory pledgeholder agreements, necessary or desirable to continue and/or perfect Agent's Lien in the Collateral.

        6.5 Account Covenants. Except as otherwise provided in this subsection 6.5, Debtor shall continue to collect, at its own expense, all amounts due or to become due Debtor under the Accounts arising from the Collateral (the "Series Accounts") and apply such amounts as are so collected to the outstanding balances thereof. In connection with such collections, Debtor may take (and, at Agent's direction, shall take) such action as Debtor or Agent may deem necessary or advisable to enforce collection of the Series Accounts; provided, that Agent shall have the right at any time after the occurrence and during the continuance of a Default or an Event of Default to: (a) notify the customers or obligors under any Series Accounts of the assignment of such Series Accounts to Agent and to direct such customers or obligors to make payment of all amounts due or to become due directly to Agent; (b) enforce collection of any such Series Accounts; and (c) adjust, settle or compromise the amount or payment of such Series Accounts. After the occurrence and during the continuance of a Default or an Event of Default (i) all amounts and Proceeds received by Debtor with respect to the Series Accounts shall be received in trust for the benefit of Agent (on behalf of Lenders), shall be segregated from other funds of Debtor and shall be forthwith paid over to Agent in the same form as so received (with any necessary endorsement) to be deposited in the Collection Account. Debtor shall not adjust, settle or compromise the amount or payment of any Series Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon (other than credits and discounts in the ordinary course of business and in amounts which are not material to Debtor) without the prior consent of Agent.

        6.6 Intellectual Property Covenants. Debtor shall preserve and maintain all copyrights related to the Series and use its best efforts to obtain any consents, waivers or agreements necessary to enable Agent to exercise its remedies with respect to the copyrights related to the Series. Debtor shall not abandon any material right to file a copyright application with respect to the Series nor shall Debtor abandon any material pending copyright application or copyright with respect to the Series without the prior written consent of Agent. Debtor represents and warrants to Agent that the execution, delivery and performance of this Agreement by Debtor will not violate or cause a default under any of the copyrights relating to the Series or any agreement in connection therewith.

        6.7 Protection of Collateral; Insurance. Debtor will do nothing to impair the rights of Agent in the Collateral. Debtor shall at all times maintain insurance with respect to the Collateral in compliance with the requirements of the Purchase Agreement. Debtor assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of Debtor to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, stolen, damaged, or for any reason whatsoever unavailable to Debtor.

        6.8 Taxes and Claims. Debtor will pay when due all property and other taxes, assessments and governmental charges imposed upon, and all claims against, the Collateral (including claims for labor, materials and supplies); provided that no such tax, assessment or charge need be paid if Debtor is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if Debtor has established such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP; and provided further that the same can be contested without risk of loss or forfeiture or material impairment of the Collateral or the use thereof.

        6.9 Collateral Description. Debtor will furnish to Agent, from time to time upon request, statements and schedules further identifying and describing the Collateral and such other information, reports and evidence concerning the Collateral (and in particular the Series Accounts) as Agent may reasonably request, all in reasonable detail.

        6.10 Use of Collateral. Debtor will not use or permit any Collateral to be used unlawfully or in violation of any provision of applicable law, or any policy of insurance covering any of the Collateral.

        6.11 Records of Collateral. Debtor shall keep full and accurate books and records relating to the Collateral and shall stamp or otherwise mark such books and records in such manner as Agent may reasonably request indicating that the Collateral is subject to the Security Interests.

        6.12 Federal Claims. Debtor shall notify Agent of any Collateral which constitutes a claim against the United States government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal law. Upon the request of Agent, Debtor shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws and other comparable laws.

SECTION 7. Agent Appointed Attorney-in-Fact

        7.1 Debtor hereby irrevocably appoints Agent as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, Agent or otherwise, from time to time in Agent's discretion, at any time an Event of Default or Sales Agent Default has occurred and remains continuing, to take any action (other than those described in Section 7.2 below) and to execute any instrument that Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

               (a) to obtain and adjust insurance required to be paid to Agent;

               (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

               (c) to receive, endorse, and collect any drafts or other Instruments, Documents and chattel paper, in connection with clauses (a) and (b) above;

               (d) to file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agent with respect to any of the Collateral;

               (e) to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Agent in its sole discretion, and such payments made by Agent to become obligations of Debtor to Agent, due and payable immediately without demand;

               (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Series Accounts and other documents relating to the Collateral;

               (g) to lease, license, sell or otherwise dispose of the Series and/or such distribution rights in and to the Series and such rights therein as have not been disposed of on the date of such default by Debtor as permitted hereunder (or to engage others to do so with the costs and expenses thereof to be recoupable by Agent as provided herein);

               (h) to negotiate such lease, license, sale or other agreements and to enter into such agreements on behalf of Debtor on such terms and conditions (not in conflict with the terms and conditions of such agreements) consistent with this Agreement as have theretofore been entered into by Debtor and which Agent has been made aware of, as Agent deems appropriate; and

               (i) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent's option and Debtor's expense, at any time or from time to time, all acts and things that Agent deems necessary to protect, preserve or realize upon the Collateral; provided, however, that nothing herein contained shall be construed as requiring or obligating Agent to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action with respect to any of the Collateral or the money due or to become due thereunder or the property covered thereby, and no action taken or omitted to be taken by Agent with respect to any of the Collateral shall give rise to any defense, counterclaim or setoff in favor of Debtor or to any claim or action against Agent.

        7.2 Debtor hereby further irrevocably appoints Agent as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, Agent or otherwise, from time to time in Agent's discretion, at any time a Sales Agent Default under Section 12.1 (a), (e), or (f) of the Inter-Party Agreement has occurred and remains continuing, or all Guaranteed Obligations (as defined in the Inter-Party Agreement) have been declared immediately due and payable under Section 12.2 of the Inter-Party Agreement, to take any action and to execute any instrument that Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

               (a) to renegotiate the Sales Agent Agreement, the Distribution Agreements, or such other agreements as Agent has a Lien in pursuant to the terms hereof as Agent in its sole and exclusive discretion deems proper;

               (b) to require, demand, collect, receive, settle, adjust, compromise and to give acquittances and receipts for the payment of any and all money payable pursuant to the Distribution Agreements or such other agreements included in the Collateral and such licenses and agreements as Agent may enter into as aforesaid; and

               (c) to terminate the Sales Agent Agreement and/or replace the Sales Agent thereunder with a Person selected by Agent.

        7.3 Neither Agent nor its attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law arising pursuant to this Section 7. Debtor ratifies and confirms all acts taken by Agent as such attorney-in-fact or its substitutes by virtue of the power of attorney contained in this Section 7. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

SECTION 8. Transfers and Other Liens

        Except as otherwise permitted herein or by the Inter-Party Agreement, Debtor shall not:

               (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except pursuant to the terms of the Sales Agent Agreement, the Series in the ordinary course of business; or

               (b) create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral except for Permitted Encumbrances.

SECTION 9. Remedies

               (a) If any Event of Default shall have occurred and be continuing, Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require Debtor to, and Debtor hereby agrees that it will, at its expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at any reasonable place or places designated by Agent in which event Debtor shall at its own expense (A) forthwith cause the same to be moved to the place or places so designated by Agent and thereby delivered to Agent, (B) store and keep any Collateral so delivered to Agent at such place or places pending further action by Agent, and (C) while Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the Collateral in good condition; (ii) withdraw all cash in the Collection Account and apply such monies in payment of the Secured Obligations; and (iii) without notice except as specified below, sell, lease or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, and without the necessity of gathering at the place of sale of the property to be sold, at any of the Agent's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Agent may deem commercially reasonable. Debtor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Agent (on behalf of Lenders). Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Debtor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted.

               (b) Upon the occurrence and during the continuance of an Event of Default, Agent or its agents or attorneys shall have the right without notice or demand or legal process (unless the same shall be required by applicable law), personally, or by agents or attorneys, (i) to enter upon, occupy and use any premises owned or leased by Debtor or where the Collateral is located (or is believed to be located) until the Secured Obligations are paid in full without any obligation to pay rent to Debtor, to render the Collateral useable or saleable and to remove the Collateral or any part thereof therefrom to the premises of Agent or any agent of Agent for such time as Agent may desire in order to effectively collect or liquidate the Collateral and use in connection with such removal any and all services, supplies and other facilities of Debtor;
        (ii) to take possession of Debtor's original books and records, to obtain access to Debtor's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Agent deems appropriate; and (iii) to notify postal authorities to change the address for delivery of Debtor's mail to an address designated by Agent and to receive, open and dispose of all mail addressed to Debtor.

               (c) Debtor acknowledges and agrees that a breach of any of the covenants contained in Sections 5, 6 and 8 hereof will cause irreparable injury to Agent and that Agent has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Agent to seek and obtain specific performance of other obligations of Debtor contained in this Agreement, that the covenants of Debtor contained in the Sections referred to in this Section shall be specifically enforceable against Debtor.

SECTION 10. Assigned Agreements

        If an Event of Default has occurred and is continuing, Debtor hereby irrevocably authorizes and empowers Agent, without limiting any other authorizations or empowerments contained in any of the other Loan Documents, to assert, either directly or on behalf of Debtor, any claims Debtor may have, from time to time, against any other party to any of the agreements to which Debtor is a party or to otherwise exercise any right or remedy of Debtor under any such agreements (including, without limitation, the right to enforce directly against any party to any such agreement all of Debtor's rights thereunder, to make all demands and give all notices and to make all requests required or permitted to be made by Debtor thereunder).

SECTION 11. Limitation on Duty of Agent with Respect to Collateral

        Beyond the safe custody thereof, Agent shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Agent in good faith.

SECTION 12. Application of Proceeds

        Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Collection Account shall be applied in accordance with the terms of the Inter-Party Agreement.

SECTION 13. Expenses

        Debtor shall pay all costs, fees and expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, all costs, fees and expenses of creating, perfecting, maintaining and enforcing the Security Interests, and any and all excise, property, sales and use taxes imposed by any federal, state, local or foreign authority on any of the Collateral, or with respect to periodic appraisals and inspections of the Collateral, or with respect to the sale or other disposition thereof. If Debtor fails to promptly pay any portion of the above costs, fees and expenses when due or to perform any other obligation of Debtor under this Agreement, Agent or any other Lender may, at its option, but shall not be required to, pay or perform the same and charge Debtor's account for all fees, costs and expenses incurred therefor, and Debtor agrees to reimburse Agent or such Lender therefor on demand. All sums so paid or incurred by Agent or any other Lender for any of the foregoing, any and all other sums for which Debtor may become liable hereunder and all fees, costs and expenses (including attorneys' fees, legal expenses and court costs) incurred by Agent or any other Lender in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement shall be payable on demand, shall constitute Secured Obligations, shall bear interest until paid at the highest rate provided in the Credit Agreement and shall be secured by the Collateral.

SECTION 14. Termination of Security Interests; Release of Collateral

        Upon payment in full of all Secured Obligations, the Security Interests shall terminate. Upon such termination of the Security Interests, Agent will, at the expense of Debtor, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence the termination of the Security Interests.

SECTION 15. Notices

        All notices, approvals, requests, demands and other communications hereunder shall be given (i) if to Debtor, to Debtor's address set forth in the Inter-Party Agreement and (ii) if to Agent, to Agent's address set forth in the Inter-Party Agreement, in each case in accordance with the notice provisions of the Credit Agreement.

SECTION 16. Successors and Assigns

        This Agreement is for the benefit of Agent and Lenders and their respective successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the Secured Obligations so assigned, may be transferred with such Secured Obligations. This Agreement shall be binding on Debtor and its successors and assigns; provided that Debtor may not delegate its obligations under this Agreement without Agent's prior written consent.

SECTION 17. Changes in Writing

        No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing signed by Agent.

SECTION 18. Applicable Law

        THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

SECTION 19. Failure or Indulgence Not Waiver; Remedies Cumulative

        No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 20. Headings

        Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 21. Counterparts

        This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 22. Survival

        All representations and warranties of Debtor contained in this Agreement shall survive the execution and delivery of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

        Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                      TEAM COMMUNICATIONS GROUP, INC.,
                                      as Debtor


                                      By:______________________________________
                                      Title:___________________________________


                                      HELLER EMX, INC., as Agent


                                      By:______________________________________
                                      Title:___________________________________






                  [Signature Page to Team Security Agreement]

                                   SCHEDULE I


                 Chief Executive Office; Locations of Books and
                         Records and Physical Properties

1.     Chief Executive Office and Location   11818 Wilshire Blvd., 2nd Floor
       of Books and Records:                 Los Angeles, CA 90025

2.     Locations of Physical Properties of   International Image Services
       Series:                               Corp.: 1704 Stewart Street, Santa
                                             Monica, CA 90404

                                             Broadcast Standards, Inc.: 2044
                                             Cotner Avenue, Los Angels, CA 90025

                                             Rainmaker Digital Pictures: 50
                                             West 2nd Avenue, Vancouver, BC,
                                             V5Y 1B3

                                             FACS Records Centre Inc.: 8825
                                             North Brook Court, Burnaby, BC,
                                             V5J 5J1

3.     Laboratory Locations:                 International Image Services
                                             Corp.: 1704 Stewart Street, Santa
                                             Monica, CA 90404

                                             Broadcast Standards, Inc.: 2044
                                             Cotner Avenue, Los Angels, CA 90025

                                             Rainmaker Digital Pictures: 50
                                             West 2nd Avenue, Vancouver, BC,
                                             V5Y 1B3

                                             FACS Records Centre Inc.: 8825
                                             North Brook Court, Burnaby, BC,
                                             V5J 5J1

                                   SCHEDULE II

                         Tradenames and Fictitious Names
                          (Present and Past Five Years)

Fictitious Names:     None.

Tradenames:           Team Entertainment Group

                                  SCHEDULE III

                Liens; Financing Statements; Goods in Possession
           of Consignees, Laboratories, Bailees, Warehousemen, Agents
                                 and Processors

Liens: No Liens except for Permitted Encumbrances.

Physical Properties of Series
are held at the following
Laboratories:                    International Image Services Corp.:
                                 1704 Stewart Street, Santa Monica, CA 90404


                                 Broadcast Standards, Inc.: 2044 Cotner Avenue, Los Angels, CA 90025

                                 Rainmaker Digital Pictures: 50 West 2nd Avenue, Vancouver, BC, V5Y 1B3

                                 FACS Records Centre Inc.: 8825 North Brook
                                 Court, Burnaby, BC, V5J 5J1




                                     III-1